Exhibit 4.4

NOTE PURCHASE AGREEMENT

Dated as of June 20, 2023

Among

UNITED AIRLINES, INC.,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Pass Through Trustee under the

Pass Through Trust Agreement

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Subordination Agent

Note Purchase Agreement 2023-1

Schedules

Schedule I	Aircraft
Schedule II	Trust Supplement

Annex

Annex A	Definitions

Exhibits

Exhibit A	[Intentionally Omitted]
Exhibit B	Form of Participation Agreement
Exhibit C	Form of Indenture

Note Purchase Agreement 2023-1

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT, dated as of June 20, 2023 (this “Agreement”), is among (i) UNITED AIRLINES, INC., a Delaware corporation (the “Company”), (ii) WILMINGTON TRUST, NATIONAL ASSOCIATION (“WTNA”), a national banking association, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity together with its successors in such capacity, the “Pass Through Trustee”) under the Pass Through Trust Agreement (as defined below), and (iii) WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as subordination agent and trustee (in such capacity together with its successors in such capacity, the “Subordination Agent”) under the Intercreditor Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Annex A hereto;

WHEREAS, the Company owns the twenty-two Boeing 737 MAX 8 aircraft and seventeen Boeing 737 MAX 9 aircraft listed in Schedule I hereto (the “Aircraft”);

WHEREAS, pursuant to this Agreement the Company wishes to finance each of the Aircraft hereunder;

WHEREAS, pursuant to the Basic Pass Through Trust Agreement and the Trust Supplement set forth in Schedule II hereto, and concurrently with the execution and delivery of this Agreement, a grantor trust (the “Pass Through Trust”) has been created to facilitate the transactions contemplated hereby, including, without limitation, the issuance and sale of pass through certificates pursuant thereto (collectively, the “Class A Certificates”) to provide for a portion of the financing of the Aircraft contemplated hereby;

WHEREAS, the Company has entered into the Underwriting Agreement, dated as of June 12, 2023 (the “Underwriting Agreement”) with the Underwriters named therein (the “Underwriters”), which provides that the Company will cause the Pass Through Trustee to issue and sell the Class A Certificates to the Underwriters on the Issuance Date;

WHEREAS, subject to the terms and conditions of this Agreement, on the Issuance Date, the Pass Through Trustee will enter into the applicable Financing Agreements relating to each Aircraft, and, with the proceeds from the offering of the Certificates, will purchase the Equipment Notes; and

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Natixis S.A., acting through its New York Branch (the “Liquidity Provider”), has entered into a revolving credit agreement for the benefit of the Certificateholders with the Subordination Agent, as agent for the Pass Through Trustee on behalf of the Pass Through Trust (such revolving credit agreement with the Liquidity Provider, a “Liquidity Facility”) and (ii) the Pass Through Trustee, the Liquidity Provider and the Subordination Agent have entered into the Intercreditor Agreement, dated as of the date hereof (the “Intercreditor Agreement”).

Note Purchase Agreement 2023-1

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Financing of Aircraft. (a)  The Company confirms that it currently owns the Aircraft. The Company agrees to finance the Aircraft in the manner provided herein, all on and subject to the terms and conditions hereof and of the relevant Financing Agreements.

(b)           [Intentionally Omitted].

(c)           On the Issuance Date, the Pass Through Trustee shall, and shall cause the Subordination Agent to, enter into and perform their respective obligations under the Participation Agreement with respect to each Aircraft, provided that each such Participation Agreement and the Indenture to be entered into pursuant to such Participation Agreement shall be in the forms thereof annexed hereto in all material respects. Notwithstanding the foregoing, an Indenture may be modified to the extent required for the issuance of Equipment Notes pursuant to Section 4(a)(vi) of this Agreement, subject to the terms of such Section and Section 9.1(c) or 9.1(d) of the Intercreditor Agreement, whichever may be applicable. With respect to each Aircraft, the Company shall cause WTNA (or such other person that meets the eligibility requirements to act as loan trustee under the Indenture) to execute as Loan Trustee the Financing Agreements relating to such Aircraft to which such Loan Trustee is intended to be a party, and shall concurrently therewith execute such Financing Agreements to which the Company is intended to be a party and perform its respective obligations thereunder. Upon the request of any Rating Agency, the Company shall deliver or cause to be delivered to such Rating Agency a true and complete copy of each Financing Agreement relating to the financing of each Aircraft together with a true and complete set of the closing documentation (including legal opinions) delivered to the related Loan Trustee, Subordination Agent and Pass Through Trustee under the related Participation Agreement.

(d)           The Company agrees that all Equipment Notes issued pursuant to any Indenture shall initially be registered in the name of the Subordination Agent on behalf of the Pass Through Trustee (or, in the case of any Additional Series Equipment Notes, on behalf of the Additional Series Pass Through Trustee with respect to the corresponding Additional Series Pass Through Certificates).

(e)            [Intentionally Omitted].

(f)            [Intentionally Omitted].

(g)           [Intentionally Omitted].

(h)           The Company shall have no liability for the failure of the Pass Through Trustee to purchase Equipment Notes with respect to any Aircraft.

(i)            [Intentionally Omitted].

SECTION 2. [Intentionally Omitted].

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SECTION 3. Representations and Warranties. (a)  The Company represents and warrants that:

(i)  the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a “citizen of the United States” as defined in Section 40102(a)(15) of the Act, and has the full corporate power, authority and legal right under the laws of the State of Delaware to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of the Company under this Agreement and each Financing Agreement to which it will be a party;

(ii)  the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations under this Agreement have been duly authorized by the Company and will not violate its Certificate of Incorporation or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii)  this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

(b)           WTNA represents and warrants that:

(i)            WTNA is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States and is a “citizen of the United States” as defined in Section 40102(a)(15) of the Act, and has the full corporate power, authority and legal right under the laws of the United States and of the state of the United States in which it is located pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of WTNA, in its capacity as Subordination Agent or Pass Through Trustee, as the case may be, under this Agreement and each Financing Agreement to which it will be a party;

(ii)            the execution and delivery by WTNA, in its capacity as Subordination Agent or Pass Through Trustee, as the case may be, of this Agreement and the performance by WTNA, in its capacity as Subordination Agent or Pass Through Trustee, as the case may be, of its obligations under this Agreement have been duly authorized by WTNA, in its capacity as Subordination Agent or Pass Through Trustee, as the case may be, and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

Note Purchase Agreement 2023-1	3

(iii)           this Agreement constitutes the legal, valid and binding obligations of WTNA, in its capacity as Subordination Agent or Pass Through Trustee, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

(c)           The Pass Through Trustee hereby confirms to each of the other parties hereto that its representations and warranties set forth in Section 7.15 of the Basic Pass Through Trust Agreement and Section 5.04 of the Trust Supplement relating to the Pass Through Trust Agreement are true and correct as of the date hereof.

(d)           The Subordination Agent represents and warrants that:

(i)  the Subordination Agent is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States, and has the full corporate power, authority and legal right under the laws of the United States and of the state of the United States in which it is located pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it is or will be a party and to perform its obligations under this Agreement and each Financing Agreement to which it is or will be a party;

(ii)  this Agreement has been duly authorized, executed and delivered by the Subordination Agent; this Agreement constitutes the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

(iii)  none of the execution, delivery and performance by the Subordination Agent of this Agreement contravenes any law, rule or regulation of the state of the United States in which it is located or any United States governmental authority or agency regulating the Subordination Agent’s banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene the Subordination Agent’s articles of association or by-laws or result in any breach of, or constitute a default under, any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

(iv)  neither the execution and delivery by the Subordination Agent of this Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency of the state of the United States in which it

Note Purchase Agreement 2023-1	4

is located or any federal governmental authority or agency regulating the Subordination Agent’s banking, trust or fiduciary powers;

(v)  there are no Taxes payable by the Subordination Agent imposed by any state of the United States in which it is located or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by any state of the United States in which it is located or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities); and

(vi)  there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement.

SECTION 4. Covenants. (a)  The Company covenants with each of the other parties hereto that:

(i)            [intentionally omitted];

(ii)           subject to Section 4(a)(iv) of this Agreement, the Company shall at all times maintain its corporate existence and shall not wind up, liquidate or dissolve or take any action, or fail to take any action, that would have the effect of any of the foregoing;

(iii)          the Company shall at all times remain a U.S. Air Carrier (as defined in the Financing Agreements) and shall at all times be otherwise certificated and registered to the extent necessary to entitle the Loan Trustee to the rights afforded to secured parties of aircraft equipment under Section 1110;

(iv)          Section 4.07 of each Indenture is hereby incorporated by reference herein;

(v)           [intentionally omitted];

(vi)          the Company shall not issue (or repay and reissue) any Additional Series Equipment Notes pursuant to any Indenture, unless it shall have obtained written confirmation from each Rating Agency that the reissuance or issuance of such Additional Series Equipment Notes, as the case may be, will not result in (1) a reduction of the rating for any Certificates then rated by such Rating Agency that will remain outstanding below the then current rating for such Certificates or (2) a withdrawal or suspension of the rating of any

Note Purchase Agreement 2023-1	5

Certificates then rated by such Rating Agency that will remain outstanding. Any issuance (or repayment and reissuance) of Additional Series Equipment Notes shall be subject to the terms of Section 9.1(c) and 9.1(d), respectively, of the Intercreditor Agreement; and

(vii)         [intentionally omitted];

(viii)        Promptly after the occurrence of a Triggering Event or an Indenture Default resulting from the failure of the Company to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Default shall be continuing, the Company will, at the Subordination Agent’s request from time to time but in any event no more frequently than once every three months, provide to the Subordination Agent a statement setting forth the following information with respect to each Aircraft then subject to the lien of an Indenture: (A) whether the Aircraft are currently in service or parked in storage, (B) the maintenance status of the Aircraft and (C) the location of the Engines (as defined in the respective Indentures to which such Aircraft are subject). As used in this sentence, the terms “Triggering Event”, “Indenture Default”, “Regular Distribution Date” shall have the respective meanings set forth in the Intercreditor Agreement as originally executed.

(b)           WTNA, in its individual capacity, covenants with each of the other parties to this Agreement that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a “citizen of the United States” as defined in Section 40102(a)(15) of the Act and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith. Upon WTNA giving any such notice, WTNA shall, subject to Section 9.01 of any Indenture then entered into, resign as Loan Trustee in respect of such Indenture.

SECTION 5. Notices. Unless otherwise specifically provided herein, all notices required or permitted by the terms of this Agreement shall be in English and in writing, and any such notice shall become effective upon being delivered personally or, if promptly confirmed by mail, when dispatched by facsimile or other written telecommunication, addressed to such party hereto at its address or facsimile number set forth below the signature of such party at the foot of this Agreement or to such other address or facsimile number as such party may hereafter specify by notice to the other parties.

SECTION 6. [Intentionally Omitted].

SECTION 7. Further Assurances. Each party hereto shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with its administration of, or to carry out more effectually the purposes of, or to better assure and confirm unto it the rights and benefits to be provided under, this Agreement.

SECTION 8. Miscellaneous. (a)  Provided that the transactions contemplated hereby have been consummated, in whole or in part, and except as otherwise provided for herein, the representations, warranties and agreements herein of the Company, the Subordination Agent

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and the Pass Through Trustee, and the Company’s, the Subordination Agent’s and the Pass Through Trustee’s obligations under any and all thereof, shall survive the expiration or other termination of this Agreement and the other agreements referred to herein.

(b)           This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The index preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under the Pass Through Trust Agreement and the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement.

(c)           This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Underwriters) with any rights of any nature whatsoever against any of the parties hereto, and no person not a party hereto (other than the Underwriters) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement.

SECTION 9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

UNITED AIRLINES, INC.

By	/s/ Pamela S. Hendry
Name:	Pamela S. Hendry
Title:	Vice President & Treasurer
Address:	233 S. Wacker Drive Chicago, IL 60606 Attention: Treasurer Facsimile: (872) 825-0316 Email:pam.hendry@united.com

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as otherwise provided herein, but solely as Pass Through Trustee

By	/s/ Chad May
Name:	Chad May
Title:	Vice President
Address:	1100 North Market Street Wilmington, Delaware 19890-1605 Attention: Corporate Trust Administration Facsimile: (302) 636-4140 Email: cmay@wilmingtontrust.com

Note Purchase Agreement 2023-1

WILMINGTON TRUST, NATIONAL ASSOCIATION,

not in its individual capacity, except as otherwise provided herein, but solely as Subordination Agent

By	/s/ Chad May
Name:	Chad May
Title:	Vice President
Address:	1100 North Market Street Wilmington, Delaware 19890-1605 Attention: Corporate Trust Administration Facsimile: (302) 636-4140 Email: cmay@wilmingtontrust.com

Note Purchase Agreement 2023-1

SCHEDULE I to
Note Purchase Agreement

AIRCRAFT

Aircraft Type	Registration Number	Manufacturer’s Serial Number
Boeing 737 MAX 8	67523	N27268
Boeing 737 MAX 8	67526	N27271
Boeing 737 MAX 8	67524	N27269
Boeing 737 MAX 8	64610	N47275
Boeing 737 MAX 8	67525	N27270
Boeing 737 MAX 8	67522	N27267
Boeing 737 MAX 8	67527	N17272
Boeing 737 MAX 8	67528	N27273
Boeing 737 MAX 8	62535	N47281
Boeing 737 MAX 8	64612	N27277
Boeing 737 MAX 8	61861	N47282
Boeing 737 MAX 8	61863	N47284
Boeing 737 MAX 8	64613	N17279
Boeing 737 MAX 8	64611	N27276
Boeing 737 MAX 8	61853	N17285
Boeing 737 MAX 8	61854	N57286
Boeing 737 MAX 8	64614	N47280
Boeing 737 MAX 8	61859	N37278
Boeing 737 MAX 8	61856	N47288
Boeing 737 MAX 8	60709	N27287
Boeing 737 MAX 8	61857	N27283
Boeing 737 MAX 8	60712	N17289
Boeing 737 MAX 9	64468	N27539
Boeing 737 MAX 9	64470	N37542
Boeing 737 MAX 9	64469	N37541
Boeing 737 MAX 9	64467	N37538
Boeing 737 MAX 9	64474	N77543
Boeing 737 MAX 9	64473	N77544
Boeing 737 MAX 9	64472	N37545
Boeing 737 MAX 9	64478	N27546
Boeing 737 MAX 9	64477	N37547
Boeing 737 MAX 9	64476	N37548
Boeing 737 MAX 9	67578	N37554
Boeing 737 MAX 9	67181	N37551
Boeing 737 MAX 9	67180	N37553
Boeing 737 MAX 9	67179	N77552
Boeing 737 MAX 9	67182	N37555
Boeing 737 MAX 9	67579	N37556
Boeing 737 MAX 9	67584	N17557

Note Purchase Agreement 2023-1

SCHEDULE II to
Note Purchase Agreement

TRUST SUPPLEMENT

Trust Supplement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of United Airlines Pass Through Trust, Series 2023-1A.

Note Purchase Agreement 2023-1

ANNEX A to

Note Purchase Agreement

DEFINITIONS

“Act” means 49 U.S.C. §§ 40101-46507.

“Additional Series Equipment Notes” means Equipment Notes of each series issued under an Indenture and designated other than as “Series A” issued thereunder, if any.

“Additional Series Pass Through Certificates” means the pass through certificates issued pursuant to any Additional Series Pass Through Trust Agreement.

“Additional Series Pass Through Trust” means a grantor trust created to facilitate the issuance and sale of pass through certificates in connection with the issuance of any Additional Series Equipment Notes.

“Additional Series Pass Through Trust Agreement” means a Trust Supplement entered into in connection with the creation of an Additional Series Pass Through Trust, together with the Basic Pass Through Trust Agreement.

“Additional Series Pass Through Trustee” means the trustee under an Additional Series Pass Through Trust Agreement.

“Aircraft” has the meaning set forth in the second recital to the Note Purchase Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq.

“Basic Pass Through Trust Agreement” means the Pass Through Trust Agreement, dated October 3, 2012, between the Company and Pass Through Trustee, as such agreement may be supplemented, amended or modified, but does not include any Trust Supplement.

“Business Day” means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Chicago, Illinois, or Wilmington, Delaware.

“Certificateholder” means the Person in whose name a Certificate is registered in the Register.

“Certificates” means all outstanding pass through certificates issued by the Pass Through Trust.

“Class” means each class of Certificates issued by the Pass Through Trust.

“Class A Certificates” has the meaning set forth in the fourth recital to the Note Purchase Agreement.

“Company” means United Airlines, Inc., a Delaware corporation.

“Equipment Notes” means and includes any equipment notes issued under any Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of such

Annex A (Note Purchase Agreement 2023-1)

2

Indenture) and any Equipment Note issued under any Indenture in exchange for or replacement of any other Equipment Note.

“FAA” means the Federal Aviation Administration of the United States.

“Financing Agreements” means, collectively, the Participation Agreement, the Indenture and the Equipment Notes issued thereunder.

“Government Entity” means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

“Indenture” means the Trust Indenture and Mortgage substantially in the form of Exhibit C to the Note Purchase Agreement.

“Intercreditor Agreement” has the meaning set forth in the seventh recital to the Note Purchase Agreement.

“Issuance Date” means the date of the original issuance of the Class A Certificates.

“Law” means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

“Liquidity Facility” has the meaning set forth in the seventh recital to the Note Purchase Agreement.

“Liquidity Provider” has the meaning set forth in the seventh recital to the Note Purchase Agreement.

“Loan Trustee” means the “Mortgagee” as defined in the Financing Agreements.

“Manufacturer” means The Boeing Company, a Delaware corporation, solely in its capacity as manufacturer or seller of the Aircraft under the applicable Aircraft Purchase Agreement to which it is a party.

“Note Purchase Agreement” means the Note Purchase Agreement to which this Annex A is attached.

“Operative Agreements” means, collectively, the Pass Through Trust Agreement, the Liquidity Facility, the Intercreditor Agreement, the Equipment Notes, the Certificates and the Financing Agreements.

“Participation Agreement” means the Participation Agreement substantially in the form of Exhibit B to the Note Purchase Agreement.

Annex A (Note Purchase Agreement 2023-1)

3

“Pass Through Trust” has the meaning set forth in the fourth recital to the Note Purchase Agreement.

“Pass Through Trust Agreement” means the Trust Supplement referred to in the fourth recital to the Note Purchase Agreement, together with the Basic Pass Through Trust Agreement, dated as of the Issuance Date, by and between the Company and Pass Through Trustee.

“Pass Through Trustee” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Person” means any individual, firm, partnership, joint venture, trust, trustee, Government Entity, organization, association, corporation, limited liability company, government agency, committee, department, authority and other body, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

“Rating Agencies” means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates. The initial Rating Agencies will be S&P Global Ratings and Moody’s Investors Service, Inc.

“Register” means the register maintained pursuant to Sections 3.04 and 7.12 of the Basic Pass Through Trust Agreement with respect to each Pass Through Trust.

“Section 1110” means 11 U.S.C. § 1110 of the Bankruptcy Code or any successor or analogous Section of the federal bankruptcy Law in effect from time to time.

“Series A Equipment Notes” means the “Series A Equipment Notes” as defined in each Indenture entered into pursuant to the Note Purchase Agreement.

“Subordination Agent” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Taxes” means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

“Taxing Authority” means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

“Triggering Event” has the meaning assigned to such term in the Intercreditor Agreement.

“Trust Supplement” means an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (i) a separate trust is created for the benefit of the holders of the pass through certificates of a class, (ii) the issuance of the pass through certificates of such class

Annex A (Note Purchase Agreement 2023-1)

4

representing fractional undivided interests in such trust is authorized and (iii) the terms of the pass through certificates of such class are established.

“Underwriters” has the meaning set forth in the fifth recital to the Note Purchase Agreement.

“Underwriting Agreement” has the meaning set forth in the fifth recital to the Note Purchase Agreement.

“WTNA” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

Annex A (Note Purchase Agreement 2023-1)

EXHIBIT A to
Note Purchase Agreement

[INTENTIONALLY OMITTED]

Note Purchase Agreement 2023-1

EXHIBIT B TO NOTE PURCHASE AGREEMENT

CONFIDENTIAL: Subject to Restrictions on Dissemination Set Forth in Section 7 of this Agreement

PARTICIPATION AGREEMENT [___]

Dated as of [______]

Among

UNITED AIRLINES, INC.,

Owner,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

Not in its individual capacity

except as expressly provided herein,

but solely as Mortgagee, Subordination Agent

under the Intercreditor Agreement and Pass Through Trustee

under the Pass Through Trust Agreement

____________________________

One Boeing Model [_________] Aircraft

Bearing Manufacturer’s Serial No.[______]

and U.S. Registration No. N[_______]

PARTICIPATION AGREEMENT 2023-1

CONTENTS

SECTION 1. DEFINITIONS AND CONSTRUCTION	1

SECTION 2. SECURED LOANS; CLOSING	2
2.1 Making of Loans and Issuance of Equipment Notes	2
2.2 Closing	2

SECTION 3. [Intentionally omitted]	2

SECTION 4. CONDITIONS PRECEDENT	2
4.1 Conditions Precedent to the Obligations of the Pass Through Trustee	2
4.2 Conditions Precedent to Obligations of Mortgagee	6
4.3 Conditions Precedent to Obligations of Owner	6
4.4 Post-Registration Opinion	7

SECTION 5. REPRESENTATIONS AND WARRANTIES	7
5.1 Owner’s Representations and Warranties	7
5.2 WTNA’s Representations and Warranties	10

SECTION 6. COVENANTS, UNDERTAKINGS AND AGREEMENTS	13
6.1 Covenants of Owner	13
6.2 Covenants of WTNA	14
6.3 Covenants of Note Holders	15
6.4 Agreements	16

SECTION 7. CONFIDENTIALITY	19

SECTION 8. INDEMNIFICATION AND EXPENSES	19
8.1 General Indemnity	19
8.2 Expenses	24
8.3 General Tax Indemnity	24
8.4 Payments	32
8.5 Interest	32
8.6 Benefit of Indemnities	32

SECTION 9. ASSIGNMENT OR TRANSFER OF INTEREST	32
9.1 Note Holders	32
9.2 Effect of Transfer	33

SECTION 10. SECTION 1110	33

SECTION 11. CHANGE OF CITIZENSHIP	33
11.1 Generally	33
11.2 Mortgagee	33

PARTICIPATION AGREEMENT 2023-1	PAGE i

SECTION 12. MISCELLANEOUS	33
12.1 Amendments	33
12.2 Severability	34
12.3 Survival	34
12.4 Reproduction of Documents	34
12.5 Counterparts	34
12.6 No Waiver	35
12.7 Notices	35
12.8 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE	35
12.9 Third-Party Beneficiary	36
12.10 Entire Agreement	36
12.11 Further Assurances	37

SCHEDULES AND EXHIBITS

SCHEDULE 1 - Accounts; Addresses
SCHEDULE 2 - Commitments
SCHEDULE 3 - Certain Terms
SCHEDULE 4 - Permitted Countries

EXHIBIT A - Opinion of special counsel to Owner
EXHIBIT B - Opinion of corporate counsel to Owner
EXHIBIT C - Opinion of special counsel to Mortgagee and to the Pass Through Trustee
EXHIBIT D - Opinion of special counsel in Oklahoma City, Oklahoma

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PARTICIPATION AGREEMENT [___]

PARTICIPATION AGREEMENT [____], dated as of [______] (this “Agreement”), among (a) UNITED AIRLINES, INC., a Delaware corporation (“Owner”), (b) WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Mortgagee (in its capacity as Mortgagee, “Mortgagee” and in its individual capacity, “WTNA”), (c) WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Pass Through Trustee under the Pass Through Trust Agreement (the “ Pass Through Trustee”) and (d) WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Subordination Agent under the Intercreditor Agreement (“Subordination Agent”).

RECITALS

A.            The Aircraft is currently owned by the Owner.

B.            Pursuant to the Pass Through Trust Agreement, the Pass Through Trust was created and the Pass Through Certificates were issued and sold.

C.            The Pass Through Trustee has agreed to use a portion of the proceeds from the issuance and sale of the Pass Through Certificates issued by the Pass Through Trust to purchase from Owner, on behalf of the Pass Through Trust, the Series A Equipment Notes.

D.            Owner and Mortgagee, concurrently with the execution and delivery hereof, have entered into the Trust Indenture for the benefit of the Note Holders, pursuant to which, among other things, Owner agrees (1) to issue Equipment Notes, in the amounts and otherwise as provided in the Trust Indenture, and (2) to mortgage, pledge and assign to Mortgagee all of Owner’s right, title and interest in the Collateral pursuant to the terms and conditions of the Indenture to secure the Secured Obligations, including, without limitation, Owner’s obligations under the Equipment Notes.

E.            The parties hereto wish to set forth in this Agreement the terms and conditions upon and subject to which the aforesaid transactions shall be effected.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND CONSTRUCTION

Capitalized terms used but not defined herein (including in the initial paragraph and Recitals above) shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A to the Trust Indenture.

PARTICIPATION AGREEMENT 2023-1	PAGE 1

SECTION 2.	SECURED LOANS; CLOSING

2.1	Making of Loans and Issuance of Equipment Notes

Subject to the terms and conditions of this Agreement, on the date hereof or on such other date agreed to by the parties hereto (the “Closing Date”):

(a)	The Pass Through Trustee listed on Schedule 2 shall make a secured loan to the Owner in the amount in Dollars opposite such Trustee’s name on Schedule 2; and

(b)	The Owner shall issue, pursuant to and in accordance with the provisions of Article II of the Trust Indenture, to the Subordination Agent as the registered holder on behalf of the Pass Through Trustee, one or more Series A Equipment Notes, dated the Closing Date, in an aggregate principal amount equal to the amount of the secured loan made by the Pass Through Trustee.

In addition, the Owner shall have the option after the Closing Date to issue (and repay and reissue) from time to time Additional Series Equipment Notes, subject to the terms of the Note Purchase Agreement and the Intercreditor Agreement. If Additional Series Equipment Notes are so reissued or issued after the Closing Date, the Note Holder of such Equipment Notes shall be entitled to execute a counterpart to this Agreement and become a party hereto.

2.2	Closing

(a)            The Closing of the transactions contemplated hereby shall take place at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004, or at such other place as the parties shall agree.

(b)            All payments pursuant to this Section 2 shall be made in immediately available funds to such accounts set forth in Schedule 1 hereto.

SECTION 3.	[Intentionally omitted]

SECTION 4.	CONDITIONS PRECEDENT

4.1	Conditions Precedent to the Obligations of the Pass Through Trustee

The obligation of the Pass Through Trustee to make the secured loan described in Section 2.1(a) and to participate in the transactions contemplated by this Agreement on the Closing Date is subject to the fulfillment, prior to or on the Closing Date, of the following conditions precedent:

4.1.1	Equipment Notes

The Owner shall have tendered the Equipment Notes to be issued to the Pass Through Trustee to the Mortgagee for authentication and the Mortgagee shall have authenticated such Equipment Notes to be issued to the Pass Through Trustee and shall have tendered the

PARTICIPATION AGREEMENT 2023-1	PAGE 2

Equipment Notes to the Subordination Agent on behalf of the Pass Through Trustee, against receipt of the loan proceeds, in accordance with Section 2.1.

4.1.2	Delivery of Documents

The Subordination Agent on behalf of the Pass Through Trustee shall have received executed counterparts or conformed copies of the following documents:

(i)            this Agreement;

(ii)           the Trust Indenture;

(iii)          the initial Trust Indenture Supplement;

(iv)         the broker’s report and insurance certificates required by Section 4.06 of the Trust Indenture;

(v)          the Consent and Agreement and the Engine Consent and Agreement;

(vi)          the Bills of Sale;

(vii)        (A) a copy of the Certificate of Incorporation and By-Laws of Owner and resolutions of the board of directors of Owner and/or the executive committee thereof, in each case certified as of the Closing Date, by the Secretary or an Assistant Secretary of Owner, duly authorizing the execution, delivery and performance by Owner of the Operative Agreements to which it is party required to be executed and delivered by Owner on or prior to the Closing Date in accordance with the provisions hereof and thereof; and (B) an incumbency certificate of Owner as to the person or persons authorized to execute and deliver the Operative Agreements on behalf of Owner;

(viii)       an Officer’s Certificate of Owner, dated as of the Closing Date, stating that its representations and warranties set forth in this Agreement are true and correct as of the Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

(ix)          the Financing Statements;

(x)           the following opinions of counsel, in each case dated the Closing Date:

(A)            an opinion of Hughes Hubbard & Reed LLP, special counsel to Owner, substantially in the form of Exhibit A;

(B)            an opinion of Owner’s Legal Department, substantially in the form of Exhibit B;

(C)            an opinion of Morris James LLP, special counsel to Mortgagee and to the Pass Through Trustee, substantially in the form of Exhibit C;

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(D)            an opinion of Lytle Soulé & Felty, special counsel in Oklahoma City, Oklahoma, substantially in the form of Exhibit D; and

(xi)            a copy of a current, valid Standard Certificate of Airworthiness for the Aircraft duly issued by the FAA together with a copy of a duly executed application for registration (or of a certificate of aircraft registration) of the Aircraft with the FAA in the name of the Owner.

4.1.3	Perfected Security Interest

On the Closing Date, after giving effect to the filing of the FAA Filed Documents, the filing of the Financing Statements and the registration of the International Interest (or Prospective International Interest) of the Mortgagee in the Airframe and each Engine with the International Registry, Mortgagee shall have received a duly perfected first priority security interest in all of Owner’s right, title and interest in the Aircraft, subject only to Permitted Liens.

4.1.4	Violation of Law

No change shall have occurred after the date of this Agreement in any applicable Law that makes it a violation of Law for (a) Owner, the Pass Through Trustee, Subordination Agent or Mortgagee to execute, deliver and perform the Operative Agreements to which any of them is a party or (b) the Pass Through Trustee to make the loan contemplated by Section 2.1, to acquire an Equipment Note or to realize the benefits of the security afforded by the Trust Indenture.

4.1.5	Representations, Warranties and Covenants

The representations and warranties of each other party to this Agreement made, in each case, in this Agreement and in any other Operative Agreement to which it is a party, shall be true and accurate in all material respects as of the Closing Date (unless any such representation and warranty shall have been made with reference to a specified date, in which case such representation and warranty shall be true and accurate as of such specified date) and each other party to this Agreement shall have performed and observed, in all material respects, all of its covenants, obligations and agreements in this Agreement and in any other Operative Agreement to which it is a party to be observed or performed by it as of the Closing Date.

4.1.6	No Event of Default

On the Closing Date, no event shall have occurred and be continuing, or would result from the mortgage of the Aircraft, which constitutes a Default or an Event of Default.

4.1.7	No Event of Loss

No Event of Loss with respect to the Airframe or any Engine shall have occurred and no circumstance, condition, act or event that, with the giving of notice or lapse of time or both, would give rise to or constitute an Event of Loss with respect to the Airframe or any Engine shall have occurred.

PARTICIPATION AGREEMENT 2023-1	PAGE 4

4.1.8	Title

Owner shall have good title (subject to filing and recordation of the FAA Bill of Sale with the FAA) to the Aircraft, free and clear of all Liens, except Permitted Liens.

4.1.9	Certification

The Aircraft shall have been duly certificated by the FAA as to type and airworthiness.

4.1.10	Section 1110

Mortgagee shall be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines and to enforce any of its other rights or remedies as provided in the Trust Indenture in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor.

4.1.11	Filing

On the Closing Date (a) the FAA Filed Documents shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA in accordance with the Act, (b) the sale of the Airframe and Engines to the Owner and the International Interest (or Prospective International Interest) of the Mortgagee in the Airframe and Engines granted (or to be granted) under the Trust Indenture shall have been registered with the International Registry and there shall exist no registered International Interest with respect to the Airframe or either Engine on the International Registry with a priority over the International Interest of the Mortgagee therein, (c) each Financing Statement shall have been duly filed (or shall be in the process of being so duly filed) in the appropriate jurisdiction and (d) the Subordination Agent, on behalf of the Pass Through Trustee, shall have received a printout of the “priority search certificate” from the International Registry relating to the Airframe and each Engine showing no International Interest with a priority over the International Interest of the Mortgagee therein.

4.1.12	No Proceedings

No action or proceeding shall have been instituted, nor shall any action be threatened in writing, before any Government Entity, nor shall any order, judgment or decree have been issued or proposed to be issued by any Government Entity, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Operative Agreement or the transactions contemplated hereby or thereby.

4.1.13	Governmental Action

All appropriate action required to have been taken prior to the Closing Date by the FAA, or any governmental or political agency, subdivision or instrumentality of the United States, in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Closing Date in connection with the transactions contemplated by this Agreement shall have been issued.

PARTICIPATION AGREEMENT 2023-1	PAGE 5

4.1.14	Note Purchase Agreement

The conditions precedent to the obligations of the Pass Through Trustee and the other requirements relating to the Aircraft and the Equipment Notes set forth in the Note Purchase Agreement shall have been satisfied.

4.2	Conditions Precedent to Obligations of Mortgagee

The obligation of Mortgagee to authenticate the Equipment Notes on the Closing Date is subject to the satisfaction or waiver by Mortgagee, on or prior to the Closing Date, of the conditions precedent set forth below in this Section 4.2.

4.2.1	Documents

Executed originals of the agreements, instruments, certificates or documents described in Section 4.1.2 shall have been received by Mortgagee, except as specifically provided therein, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Mortgagee.

4.2.2	Other Conditions Precedent

Each of the conditions set forth in Sections 4.1.4, 4.1.5, 4.1.6 and 4.1.10 shall have been satisfied unless the failure of any such condition to be satisfied is the result of any action or inaction by Mortgagee.

4.3	Conditions Precedent to Obligations of Owner

The obligation of Owner to participate in the transaction contemplated hereby on the Closing Date is subject to the satisfaction or waiver by Owner, on or prior to the Closing Date, of the conditions precedent set forth below in this Section 4.3.

4.3.1	Documents

Executed originals of the agreements, instruments, certificates or documents described in Section 4.1.2 shall have been received by Owner, except as specifically provided therein, and shall be satisfactory to Owner, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Owner. In addition, the Owner shall have received the following:

(i)            (A) an incumbency certificate of WTNA as to the person or persons authorized to execute and deliver the Operative Agreements on behalf of WTNA and (B) a copy of the Certificate of Incorporation and By-Laws and general authorizing resolution of the board of directors (or executive committee) or other satisfactory evidence of authorization of WTNA, certified as of the Closing Date by the Secretary or Assistant or Attesting Secretary of WTNA, which authorize the execution, delivery and performance by WTNA of the Operative Agreements to which it is a party; and

PARTICIPATION AGREEMENT 2023-1	PAGE 6

(ii)            an Officer’s Certificate of WTNA, dated as of the Closing Date, stating that its representations and warranties in its individual capacity or as Mortgagee, the Pass Through Trustee or Subordination Agent, as the case may be, set forth in this Agreement are true and correct as of the Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date).

4.3.2	Other Conditions Precedent

Each of the conditions set forth in Sections 4.1.4, 4.1.5, 4.1.6, 4.1.7, 4.1.8, 4.1.9, 4.1.10, 4.1.11, 4.1.12 and 4.1.13 shall have been satisfied or waived by Owner, unless the failure of any such condition to be satisfied is the result of any action or inaction by Owner.

4.4	Post-Registration Opinion

Promptly upon the registration of the Aircraft and the recordation of the FAA Filed Documents pursuant to the Act, Owner will cause Lytle Soulé & Felty, special counsel in Oklahoma City, Oklahoma, to deliver to Owner, the Pass Through Trustee and Mortgagee a favorable opinion or opinions addressed to each of them with respect to such registration and recordation.

SECTION 5.	REPRESENTATIONS AND WARRANTIES

5.1	Owner’s Representations and Warranties

Owner represents and warrants to the Pass Through Trustee, Subordination Agent and Mortgagee that:

5.1.1	Organization; Qualification

Owner is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under the Operative Agreements to which it is party. Owner is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership of its properties, requires such qualification, except where the failure to be so qualified would not give rise to a Material Adverse Change to Owner.

5.1.2	Corporate Authorization

Owner has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery of each of the Operative Agreements to which it is party, and the performance of its obligations thereunder.

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5.1.3	No Violation

The execution and delivery by Owner of the Operative Agreements to which it is party, the performance by Owner of its obligations thereunder and the consummation by Owner on the Closing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of Owner, (b) violate any Law applicable to or binding on Owner or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to Owner), or result in the creation of any Lien (other than as permitted under the Trust Indenture) upon the Aircraft under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Owner is a party or by which Owner or any of its properties is bound.

5.1.4	Approvals

The execution and delivery by Owner of the Operative Agreements to which Owner is a party, the performance by Owner of its obligations thereunder and the consummation by Owner on the Closing Date of the transactions contemplated thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of Owner and (b) any Government Entity, other than (x) the filings, registrations and recordations referred to in Section 5.1.6 and (y) filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it.

5.1.5	Valid and Binding Agreements

The Operative Agreements to which Owner is a party have been duly authorized, executed and delivered by Owner and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, constitute the legal, valid and binding obligations of Owner and are enforceable against Owner in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

5.1.6	Registration and Recordation

Except for (a) the registration of the Aircraft with the FAA pursuant to the Act in the name of Owner (and the periodic renewal of such registration with the FAA prior to its expiration), (b) the filing with the FAA of the AC Forms 8050-135 with respect to the sale of the Airframe and Engines to Owner and the International Interests (or Prospective International Interests) granted under the Trust Indenture thereon and the filing with the FAA for recordation (and recordation) of the FAA Filed Documents, (c) the registration of the International Interest (or Prospective International Interest) in, and the sale to the Owner of, the Airframe and Engines with the International Registry, (d) the filing of the Financing Statements (and continuation statements relating thereto at periodic intervals), and (e) the affixation of the nameplates referred to in Section 4.02(f) of the Trust Indenture, no further action, including any filing or recording of

PARTICIPATION AGREEMENT 2023-1	PAGE 8

any document (including any financing statement in respect thereof under Article 9 of the UCC) is necessary in order to establish and perfect Mortgagee’s security interest in the Aircraft as against Owner and any other Person, in each case, in any applicable jurisdictions in the United States.

5.1.7	Owner’s Location

The Owner’s location (as such term is used in Section 9-307 of the UCC) is Delaware. The full and correct legal name and mailing address of Owner are correctly set forth in Schedule 1 hereto in the column “Address for Notices”.

5.1.8	No Event of Loss

No Event of Loss has occurred with respect to the Airframe or any Engine, and, to the Actual Knowledge of Owner, no circumstance, condition, act or event has occurred that, with the giving of notice or lapse of time or both gives rise to or constitutes an Event of Loss with respect to the Airframe or any Engine.

5.1.9	Compliance With Laws

(a)            Owner is a Citizen of the United States and a U.S. Air Carrier.

(b)            Owner holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize Owner to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change to Owner.

(c)            Owner is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.1.10	Securities Laws

Neither Owner nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft, or any of the Equipment Notes or any other interest in or security under the Trust Indenture, for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any person in violation of the Securities Act.

5.1.11	Broker’s Fees

No Person acting on behalf of Owner is or will be entitled to any broker’s fee, commission or finder’s fee in connection with the Transactions, other than the fees and expenses payable by Owner in connection with the sale of the Pass Through Certificates.

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5.1.12	Section 1110

Mortgagee is entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines and to enforce any of its other rights or remedies as provided in the Trust Indenture in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor.

5.1.13	Cape Town

The Owner is a Transacting User Entity (as defined in the regulations of the International Registry); is “situated”, for the purposes of the Cape Town Treaty, in the United States; and has the power to “dispose” (as such term is used in the Cape Town Treaty) of the Airframe and each Engine. The Bills of Sale for the Airframe and Engines constitute a “contract of sale” (as defined in the Cape Town Treaty), and the Trust Indenture, as supplemented by the Trust Indenture Supplement in which such Airframe and Engines are listed, creates an International Interest in such Airframe and Engines. The Airframe and each Engine are “aircraft objects” (as defined in the Cape Town Treaty); and the United States is a Contracting State under the Cape Town Treaty.

5.2	WTNA’s Representations and Warranties

WTNA represents and warrants (with respect to Section 5.2.10, solely in its capacity as Subordination Agent) to Owner that:

5.2.1	Organization, Etc.

WTNA is a national banking association duly organized, validly existing and in good standing under the Laws of the United States of America, holding a valid certificate to do business as a national banking association with corporate and banking authority to execute and deliver, and perform its obligations under, the Pass Through Trustee Agreements and the Operative Agreements to which it is a party.

5.2.2	Corporate Authorization

WTNA has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by Law or by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery by WTNA, in its individual capacity or as Mortgagee, the Pass Through Trustee or Subordination Agent, as the case may be, of the Pass Through Trustee Agreements and the Operative Agreements to which it is a party and the performance of its obligations thereunder.

5.2.3	No Violation

The execution and delivery by WTNA, in its individual capacity or as Mortgagee, the Pass Through Trustee or Subordination Agent, as the case may be, of the Pass Through Trustee Agreements and the Operative Agreements to which it is a party, the performance by WTNA, in its individual capacity or as Mortgagee, the Pass Through Trustee or Subordination Agent, as the case may be, of its obligations thereunder and the consummation on the Closing Date of the

PARTICIPATION AGREEMENT 2023-1	PAGE 10

transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of WTNA, (b) violate any Law applicable to or binding on WTNA, in its individual capacity or (except in the case of any Law relating to any Plan) as Mortgagee, the Pass Through Trustee or Subordination Agent, or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to WTNA, in its individual capacity or Mortgagee, the Pass Through Trustee or Subordination Agent), or result in the creation of any Lien (other than the Lien of the Trust Indenture) upon any property of WTNA, in its individual capacity or as Mortgagee, the Pass Through Trustee or Subordination Agent, or any of WTNA’s subsidiaries under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other agreement, instrument or document to which WTNA, in its individual capacity or as Mortgagee, the Pass Through Trustee or Subordination Agent, is a party or by which WTNA, in its individual capacity or as Mortgagee, the Pass Through Trustee or Subordination Agent, or any of their respective properties is bound.

5.2.4	Approvals

The execution and delivery by WTNA, in its individual capacity or as Mortgagee, the Pass Through Trustee or Subordination Agent, as the case may be, of the Pass Through Trustee Agreements and the Operative Agreements to which it is a party, the performance by WTNA, in its individual capacity or as Mortgagee, the Pass Through Trustee or Subordination Agent, as the case may be, of its obligations thereunder and the consummation on the Closing Date by WTNA, in its individual capacity or as Mortgagee, the Pass Through Trustee or Subordination Agent, as the case may be, of the transactions contemplated thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of WTNA or (b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statements.

5.2.5	Valid and Binding Agreements

The Pass Through Trustee Agreements and the Operative Agreements to which it is a party have been duly authorized, executed and delivered by WTNA and, assuming the due authorization, execution and delivery by the other party or parties thereto, constitute the legal, valid and binding obligations of WTNA, in its individual capacity or as Mortgagee, the Pass Through Trustee or Subordination Agent, as the case may be, and are enforceable against WTNA, in its individual capacity or as Mortgagee, the Pass Through Trustee or Subordination Agent, as the case may be, in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

5.2.6	Citizenship

WTNA is a Citizen of the United States.

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5.2.7	No Liens

On the Closing Date, there are no Liens attributable to WTNA in respect of all or any part of the Collateral.

5.2.8	Litigation

There are no pending or, to the Actual Knowledge of WTNA, threatened actions or proceedings against WTNA, in its individual capacity or as Mortgagee, the Pass Through Trustee or Subordination Agent, before any court, administrative agency or tribunal which, if determined adversely to WTNA, in its individual capacity or as Mortgagee, the Pass Through Trustee or Subordination Agent, as the case may be, would materially adversely affect the ability of WTNA, in its individual capacity or as Mortgagee, the Pass Through Trustee or Subordination Agent, as the case may be, to perform its obligations under any of the Operative Agreements or Pass Through Trustee Agreements.

5.2.9	Securities Laws

Neither WTNA nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Collateral or any of the Equipment Notes or any other interest in or security under the Collateral for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person other than the Subordination Agent and the Pass Through Trustee, except for the offering and sale of the Pass Through Certificates.

5.2.10	Investment

The Series A Equipment Notes to be acquired by the Subordination Agent are being acquired by it for the account of the Pass Through Trustee, for investment and not with a view to any resale or distribution thereof, except that, subject to the restrictions on transfer set forth in Section 9, the disposition by it of its Equipment Notes shall at all times be within its control.

5.2.11	Taxes

There are no Taxes payable by the Pass Through Trustee or WTNA, as the case may be, imposed by the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Pass Through Trustee or WTNA, as the case may be, of this Agreement or any of the Pass Through Trustee Agreements (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee or WTNA, as the case may be, for services rendered in connection with the transactions contemplated by any of the Pass Through Trustee Agreements), and there are no Taxes payable by the Pass Through Trustee or WTNA, as the case may be, imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by the Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee or WTNA, as the case may be, for services rendered in connection with the transactions contemplated by any of the Pass Through Trustee Agreements), and, assuming that the trust created by the Pass Through Trust Agreement will not be taxable as a corporation, but,

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rather, will be characterized as a grantor trust under subpart E, Part I of Subchapter J of the Code or as a partnership under Subchapter K of the Code, such trust will not be subject to any Taxes imposed by the State of Delaware or any political subdivision thereof.

5.2.12	Broker’s Fees

No Person acting on behalf of WTNA, in its individual capacity or as Mortgagee, the Pass Through Trustee or Subordination Agent, is or will be entitled to any broker’s fee, commission or finder’s fee in connection with the Transactions.

SECTION 6.	COVENANTS, UNDERTAKINGS AND AGREEMENTS

6.1	Covenants of Owner

Owner covenants and agrees, at its own cost and expense, with Note Holder and Mortgagee as follows:

6.1.1	Corporate Existence; U.S. Air Carrier

Owner shall at all times maintain its corporate existence, except as permitted by Section 4.07 of the Trust Indenture, and shall at all times remain a U.S. Air Carrier.

6.1.2	Notice of Change of Location

Owner will give Mortgagee timely written notice (but in any event within 30 days prior to the expiration of the period of time specified under applicable Law to prevent lapse of perfection) of any change in its location (as such term is used in Section 9-307 of the UCC) or legal name and will promptly take any action required by Section 6.1.3(c) as a result of such relocation.

6.1.3	Certain Assurances

(a)            Owner shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as Mortgagee shall reasonably request for accomplishing the purposes of this Agreement and the other Operative Agreements, provided that any instrument or other document so executed by Owner will not expand any obligations or limit any rights of Owner in respect of the transactions contemplated by any Operative Agreement.

(b)            Owner shall promptly take such action with respect to the recording, filing, re-recording and refiling of the Trust Indenture and any supplements thereto, including, without limitation, the initial Trust Indenture Supplement, as shall be necessary to continue the perfection and priority of the Lien created by the Trust Indenture.

(c)            Owner, at its sole cost and expense, will cause the FAA Filed Documents, the Financing Statements and all continuation statements (and any amendments necessitated by any combination, consolidation or merger of the Owner, or any relocation of its chief executive

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office) in respect of the Financing Statements to be prepared and, subject only to the execution and delivery thereof by Mortgagee, duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Act (with respect to the FAA Filed Documents) or the UCC or similar law of any other applicable jurisdiction (with respect to such other documents). Mortgagee, and not Owner, shall be responsible for any amendments to the foregoing documents and filings, recordings and registrations thereof necessitated in any such case by any combination, consolidation or merger of Mortgagee or change in the Mortgagee’s name, status, jurisdiction of organization or address.

(d)            If the Aircraft has been registered in a country other than the United States pursuant to Section 4.02(e) of the Trust Indenture, Owner will furnish to Mortgagee annually after such registration, commencing with the calendar year after such registration is effected, an opinion of special counsel reasonably satisfactory to Mortgagee stating that, in the opinion of such counsel, either that (i) such action has been taken with respect to the recording, filing, rerecording and refiling of the Operative Agreements and any supplements and amendments thereto as is necessary to establish, perfect and protect the Lien created by the Trust Indenture, reciting the details of such actions, or (ii) no such action is necessary to maintain the perfection of such Lien.

6.1.4	Securities Laws

Neither Owner nor any person authorized to act on its behalf will directly or indirectly offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in any of the Equipment Notes or any other interest in or security under the Trust Indenture, for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any person in violation of the Securities Act or applicable state or foreign securities Laws.

6.2	Covenants of WTNA

WTNA in its individual capacity or as Mortgagee, the Pass Through Trustee or Subordination Agent, as the case may be, covenants and agrees with Owner as follows:

6.2.1	Liens

WTNA (a) will not directly or indirectly create, incur, assume or suffer to exist any Lien attributable to it on or with respect to all or any part of the Collateral or the Aircraft, (b) will, at its own cost and expense, promptly take such action as may be necessary to discharge any Lien attributable to WTNA on all or any part of the Collateral or the Aircraft and (c) will personally hold harmless and indemnify Owner, each Note Holder, each of their respective Affiliates, successors and permitted assigns, and the Collateral from and against (i) any and all Expenses, (ii) any reduction in the amount payable out of the Collateral, and (iii) any interference with the possession, operation or other use of all or any part of the Aircraft, imposed on, incurred by or asserted against any of the foregoing as a consequence of any such Lien.

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6.2.2	Securities Act

WTNA in its individual capacity or as Mortgagee, the Pass Through Trustee or Subordination Agent, will not offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Collateral, or any of the Equipment Notes or any other interest in or security under the Trust Indenture for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws, provided that the foregoing shall not be deemed to impose on WTNA any responsibility with respect to any such offer, sale or solicitation by any other party hereto.

6.2.3	Performance of Agreements

WTNA, in its individual capacity and as Mortgagee, the Pass Through Trustee or Subordination Agent, as the case may be, shall perform its obligations under the Pass Through Trustee Agreements and the Operative Agreements in accordance with the terms thereof.

6.2.4	Withholding Taxes

WTNA shall indemnify (on an after-tax basis) and hold harmless Owner against any United States withholding taxes (and related interest, penalties and additions to tax) as a result of the failure by WTNA to withhold on payments to any Note Holder if such Note Holder failed to provide to Mortgagee necessary certificates or forms to substantiate the right to exemption from such withholding tax.

6.3	Covenants of Note Holders

Each Note Holder (including Subordination Agent) as to itself only covenants and agrees with Owner and Mortgagee as follows:

6.3.1	Withholding Taxes

Such Note Holder (if it is a Non-U.S. Person) agrees to indemnify (on an after-tax basis) and hold harmless Owner and Mortgagee against any United States withholding taxes (and related interest, penalties and additions to tax) as a result of the inaccuracy or invalidity of any certificate or form provided by such Note Holder to Mortgagee in connection with such withholding taxes. Any amount payable hereunder shall be paid within 30 days after receipt by a Note Holder of a written demand therefor.

6.3.2	Transfer; Compliance

(a)            Such Note Holder will (i) not transfer any Equipment Note or interest therein in violation of the Securities Act or applicable state or foreign securities Law; provided, that the foregoing provisions of this section shall not be deemed to impose on such Note Holder any responsibility with respect to any such offer, sale or solicitation by any other party hereto, and (ii) perform and comply with the obligations specified to be imposed on it (as a Note Holder) under each of the Trust Indenture and the form of Equipment Note set forth in the Trust Indenture.

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(b)            Except for the transfer of the interests of the Pass Through Trustee in the Equipment Notes to the trustee of the Related Trust (as defined in the Pass Through Trust Agreement) in accordance with the Pass Through Trust Agreement, each Note Holder will not sell, assign, convey, exchange or otherwise transfer any Equipment Note or any interest in, or represented by, any Equipment Note (it being understood that this provision is not applicable to the Pass Through Certificates) unless the proposed transferee thereof first provides Owner with both of the following:

(i)            a written representation and covenant that either (a) no portion of the funds it uses to purchase, acquire and hold such Equipment Note or interest directly or indirectly constitutes, or may be deemed under the Code or ERISA or any rulings, regulations or court decisions thereunder to constitute, the assets of any Plan or (b) the transfer, and subsequent holding, of such Equipment Note or interest shall not involve or give rise to a transaction that constitutes a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code involving Owner, the Pass Through Trustee, the Subordination Agent or the proposed transferee (other than a transaction that is exempted from the prohibitions of such sections by applicable provisions of ERISA or the Code or administrative exemptions or regulations issued thereunder); and

(ii)           a written covenant that it will not transfer any Equipment Note or any interest in, or represented by, any Equipment Note unless the subsequent transferee also makes the representation described in clause (i) above and agrees to comply with this clause (ii).

6.4	Agreements

6.4.1	Quiet Enjoyment

The Pass Through Trustee, Subordination Agent, each Note Holder and Mortgagee each agrees as to itself with Owner that, so long as no Event of Default shall have occurred and be continuing, such Person shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) interfere with Owner’s rights in accordance with the Indenture to the quiet enjoyment, possession and use of the Aircraft.

6.4.2	Consents

The Pass Through Trustee, Subordination Agent and Mortgagee each covenants and agrees, for the benefit of Owner, that it shall not unreasonably withhold its consent to any consent or approval requested of it under the terms of any of the Operative Agreements which by its terms is not to be unreasonably withheld.

6.4.3	Insurance

The Pass Through Trustee, Subordination Agent, Mortgagee and each Note Holder each agrees not to obtain or maintain insurance for its own account as permitted by Section 4.06 of the Trust Indenture if such insurance would limit or otherwise adversely affect the coverage of any

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insurance required to be obtained or maintained by Owner pursuant to Section 4.06 of the Trust Indenture.

6.4.4	Extent of Interest of Note Holders

A Note Holder shall not, as such, have any further interest in, or other right with respect to, the Collateral when and if the principal and Make-Whole Amount, if any, of and interest on the Equipment Note held by such Holder, and all other sums, then due and payable to such Holder hereunder and under any other Operative Agreement, shall have been paid in full. The preceding sentence shall not limit the rights of the Related Note Holders with respect to Related Secured Obligations under the Trust Indenture, provided that a Related Note Holder shall not, as such, have any further interest in, or other right with respect to, the Collateral when and if the Related Secured Obligations attributable to the Related Equipment Note held by such Holder shall have been paid in full.

6.4.5	Foreign Registration

Each Note Holder and Mortgagee hereby agree, for the benefit of Owner but subject to the provisions of Section 4.02(b) of the Trust Indenture:

(a)            that Owner shall be entitled to register the Aircraft or cause the Aircraft to be registered in a country other than the United States subject to compliance with the following:

(i)            each of the following requirements is satisfied:

(A)	no Special Default or Event of Default shall have occurred and be continuing at the time of such registration;

(B)	such proposed change of registration is made in connection with a Permitted Lease to a Permitted Air Carrier; and

(C)	such country is a country with which the United States then maintains normal diplomatic relations or, if such country is Taiwan, the United States then maintains diplomatic relations at least as good as those in effect on the Closing Date; and

(ii)           the Mortgagee shall have received an opinion of counsel (subject to customary exceptions) reasonably satisfactory to the Mortgagee addressed to Mortgagee to the effect that:

(A)            such country would recognize the Owner’s ownership interest in the Aircraft;

(B)            after giving effect to such change in registration, the Lien of the Trust Indenture on the Owner’s right, title and interest in and to the Aircraft shall continue as a valid and duly perfected first priority security interest and International Interest and all filing, recording or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the

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time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Mortgagee shall have received a certificate from Owner that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Mortgagee on or prior to the effective date of such change in registration);

(C)            unless Owner or the Permitted Air Carrier shall have agreed to provide insurance covering the risk of requisition of use of the Aircraft by the government of such country (so long as the Aircraft is registered under the laws of such country), the laws of such country require fair compensation by the government of such country payable in currency freely convertible into Dollars and freely removable from such country (without license or permit, unless Owner prior to such proposed reregistration has obtained such license or permit) for the taking or requisition by such government of such use; and

(D)            it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Mortgagee (or any Affiliate of the Mortgagee), for the Mortgagee to qualify to do business in such jurisdiction as a result of such reregistration in order to exercise any rights or remedies with respect to the Aircraft.

(b)            In addition, as a condition precedent to any change in registration Owner shall have given to Mortgagee assurances reasonably satisfactory to Mortgagee:

(i)	to the effect that the provisions of Section 4.06 of the Trust Indenture have been complied with after giving effect to such change of registration;

(ii)	of the payment by Owner of all reasonable out-of-pocket expenses of each Note Holder and Mortgagee in connection with such change of registry, including, without limitation (1) the reasonable fees and disbursements of counsel to Mortgagee, (2) any filing or recording fees, Taxes or similar payments incurred in connection with the change of registration of the Aircraft and the creation and perfection of the security interest therein in favor of Mortgagee for the benefit of Note Holders, and (3) all costs and expenses incurred in connection with any filings necessary to continue in the United States the perfection of the security interest in the Aircraft in favor of Mortgagee for the benefit of Note Holders; and

(iii)	to the effect that the tax and other indemnities in favor of each person named as an indemnitee under any other Operative Agreement afford each such person substantially the same protection as provided prior to such change of registration (or Owner shall have agreed upon additional

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indemnities that, together with such original indemnities, in the reasonable judgment of Mortgagee, afford such protection).

6.4.6	Interest in Certain Engines

Each Note Holder and Mortgagee agree, for the benefit of each of the lessor, conditional seller, mortgagee or secured party of any airframe or engine leased to, or purchased by, Owner or any Permitted Lessee subject to a lease, conditional sale, trust indenture or other security agreement that it will not acquire or claim, as against such lessor, conditional seller, mortgagee or secured party, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such mortgagee or secured party.

SECTION 7.	CONFIDENTIALITY

Owner, Note Holders and Mortgagee shall keep the Participation Agreement and Annex B to the Trust Indenture confidential and shall not disclose, or cause to be disclosed, the same to any Person, except (A) to prospective and permitted transferees of Owner’s, a Note Holder’s, the Liquidity Provider’s, Mortgagee’s or other Indenture Indemnitee’s interest or their respective counsel or special counsel, independent insurance brokers, auditors, or other agents who agree to hold such information confidential, (B) to Owner’s, a Note Holder’s, the Liquidity Provider’s, the Pass Through Trustee’s, Mortgagee’s or other Indenture Indemnitee’s counsel or special counsel, independent insurance brokers, auditors, or other agents, Affiliates or investors who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree, legal process or governmental ruling or regulation, including those of any applicable insurance regulatory bodies (including, without limitation, the National Association of Insurance Commissioners), federal or state banking examiners, Internal Revenue Service auditors or any stock exchange, (D) with respect to a Note Holder or the Pass Through Trustee, to a nationally recognized rating agency for the purpose of obtaining a rating on the Equipment Notes or the Pass Through Certificates or to support an NAIC rating for the Equipment Notes or (E) such other Persons as are reasonably deemed necessary by the disclosing party in order to protect the interests of such party or for the purposes of enforcing such documents by such party; provided, that any and all disclosures permitted by clauses (C), (D), or (E) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons making such disclosures.

SECTION 8.	INDEMNIFICATION AND EXPENSES

8.1	General Indemnity

8.1.1	Indemnity

Whether or not any of the transactions contemplated hereby are consummated, Owner shall indemnify, protect, defend and hold harmless each Indemnitee from, against and in respect of, and shall pay on a net after-tax basis, any and all Expenses of any kind or nature whatsoever that may be imposed on, incurred by or asserted against any Indemnitee, relating to, resulting from, or arising out of or in connection with, any one or more of the following:

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(a)            The Operative Agreements, the Pass Through Agreements, or the enforcement of any of the terms of any of the Operative Agreements or the Pass Through Agreements;

(b)            The Aircraft, the Airframe, any Engine or any Part, including, without limitation, with respect thereto, (i) the manufacture, design, purchase, acceptance, nonacceptance or rejection, ownership, registration, reregistration, deregistration, delivery, nondelivery, lease, sublease, assignment, possession, use or non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, airworthiness, replacement, repair, sale, substitution, return, abandonment, redelivery or other disposition of the Aircraft, any Engine or any Part, (ii) any claim or penalty arising out of violations of applicable Laws by Owner (or any Permitted Lessee), (iii) tort liability, whether or not arising out of the negligence of any Indemnitee (whether active, passive or imputed), (iv) death or property damage of passengers, shippers or others, (v) environmental control, noise or pollution and (vi) any Liens in respect of the Aircraft, any Engine or any Part;

(c)            The offer, sale, or delivery of any Equipment Notes, Pass Through Certificates or any interest therein or represented thereby; and

(d)            Any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Owner under any Operative Agreement to which it is party or any Pass Through Agreement or the falsity of any representation or warranty of Owner in any Operative Agreement to which it is party or any Pass Through Agreement.

8.1.2	Exceptions

Notwithstanding anything contained in Section 8.1.1, Owner shall not be required to indemnify, protect, defend and hold harmless any Indemnitee pursuant to Section 8.1.1 in respect of any Expense of such Indemnitee:

(a)            For any Taxes or a loss of Tax benefit, whether or not Owner is required to indemnify therefor pursuant to Section 8.3;

(b)            Except to the extent attributable to acts or events occurring prior thereto, acts or events (other than acts or events related to the performance by Owner of its obligations pursuant to the terms of the Operative Agreements) that occur after the Trust Indenture is required to be terminated in accordance with Section 11.01 of the Trust Indenture; provided, that nothing in this clause (b) shall be deemed to exclude or limit any claim that any Indemnitee may have under applicable Law by reason of an Event of Default or for damages from Owner for breach of Owner’s covenants contained in the Operative Agreements or to release Owner from any of its obligations under the Operative Agreements that expressly provide for performance after termination of the Trust Indenture;

(c)            To the extent attributable to any Transfer (voluntary or involuntary) by or on behalf of such Indemnitee of any Equipment Note or interest therein, except for out-of-pocket costs and expenses incurred as a result of any such Transfer pursuant to the exercise of remedies under any Operative Agreement;

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(d)            [Intentionally Omitted];

(e)            To the extent attributable to the gross negligence or willful misconduct of such Indemnitee or any related Indemnitee (as defined below) (other than gross negligence or willful misconduct imputed to such person by reason of its interest in the Aircraft or any Operative Agreement);

(f)            [Intentionally Omitted];

(g)            To the extent attributable to the incorrectness or breach of any representation or warranty of such Indemnitee or any related Indemnitee contained in or made pursuant to any Operative Agreement or any Pass Through Agreement;

(h)            To the extent attributable to the failure by such Indemnitee or any related Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in any Operative Agreement or any Pass Through Agreement;

(i)             To the extent attributable to the offer or sale by such Indemnitee or any related Indemnitee of any interest in the Aircraft, the Equipment Notes, the Pass Through Certificates, or any similar interest, in violation of the Securities Act or other applicable federal, state or foreign securities Laws (other than any thereof caused by acts or omissions of Owner);

(j)             (i) With respect to any Indemnitee (other than Mortgagee), to the extent attributable to the failure of the Mortgagee to distribute funds received and distributable by it in accordance with the Trust Indenture, (ii) with respect to any Indemnitee (other than the Subordination Agent), to the extent attributable to the failure of the Subordination Agent to distribute funds received and distributable by it in accordance with the Intercreditor Agreement, (iii) with respect to any Indemnitee (other than the Pass Through Trustee), to the extent attributable to the failure of the Pass Through Trustee to distribute funds received and distributable by it in accordance with the Pass Through Trust Agreement, (iv) with respect to Mortgagee, to the extent attributable to the negligence or willful misconduct of Mortgagee in the distribution of funds received and distributable by it in accordance with the Trust Indenture, (v) with respect to the Subordination Agent, to the extent attributable to the negligence or willful misconduct of the Subordination Agent in the distribution of funds received and distributable by it in accordance with the Intercreditor Agreement, and (vi) with respect to the Pass Through Trustee, to the extent attributable to the negligence or willful misconduct of the Pass Through Trustee in the distribution of funds received and distributable by it in accordance with the Pass Through Trust Agreement,;

(k)            Other than during the continuation of an Event of Default, to the extent attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Operative Agreement or Pass Through Agreement other than such as have been requested by Owner or as are required by or made pursuant to the terms of the Operative Agreements or Pass Through Agreements (unless such requirement results from the actions of an Indemnitee not required by or made pursuant to the Operative Agreements or the Pass Through Agreements);

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(l)             To the extent attributable to any amount which any Indemnitee expressly agrees to pay or such Indemnitee expressly agrees shall not be paid by or be reimbursed by Owner;

(m)           To the extent that it is an ordinary and usual operating or overhead expense;

(n)            [Intentionally Omitted];

(o)            For any Lien attributable to such Indemnitee or any related Indemnitee;

(p)            If another provision of an Operative Agreement or a Pass Through Agreement specifies the extent of Owner’s responsibility or obligation with respect to such Expense, to the extent arising from other than failure of Owner to comply with such specified responsibility or obligation; or

(q)            To the extent incurred by or asserted against an Indemnitee as a result of any “prohibited transaction”, within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code.

For purposes of this Section 8.1, a Person shall be considered a “related” Indemnitee with respect to an Indemnitee if such Person is an Affiliate or employer of such Indemnitee, a director, officer, employee, agent, or servant of such Indemnitee or any such Affiliate or a successor or permitted assignee of any of the foregoing.

8.1.3	Separate Agreement

This Agreement constitutes a separate agreement with respect to each Indemnitee and is enforceable directly by each such Indemnitee.

8.1.4	Notice

If a claim for any Expense that an Indemnitee shall be indemnified against under this Section 8.1 is made, such Indemnitee shall give prompt written notice thereof to Owner. Notwithstanding the foregoing, the failure of any Indemnitee to notify Owner as provided in this Section 8.1.4, or in Section 8.1.5, shall not release Owner from any of its obligations to indemnify such Indemnitee hereunder, except to the extent that such failure results in an additional Expense to Owner (in which event Owner shall not be responsible for such additional expense) or materially impairs Owner’s ability to contest such claim.

8.1.5	Notice of Proceedings; Defense of Claims; Limitations

(a)            In case any action, suit or proceeding shall be brought against any Indemnitee for which Owner is responsible under this Section 8.1, such Indemnitee shall notify Owner of the commencement thereof and Owner may, at its expense, participate in and to the extent that it shall wish (subject to the provisions of the following paragraph), assume and control the defense thereof and, subject to Section 8.1.5(c), settle or compromise the same.

(b)           Owner or its insurer(s) shall have the right, at its or their expense, to investigate or, if Owner or its insurer(s) shall agree not to dispute liability to the Indemnitee giving notice of

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such action, suit or proceeding under this Section 8.1.5 for indemnification hereunder or under any insurance policies pursuant to which coverage is sought, control the defense of, any action, suit or proceeding, relating to any Expense for which indemnification is sought pursuant to this Section 8.1, and each Indemnitee shall cooperate with Owner or its insurer(s) with respect thereto; provided, that Owner shall not be entitled to control the defense of any such action, suit, proceeding or compromise any such Expense during the continuance of any Event of Default. In connection with any such action, suit or proceeding being controlled by Owner, such Indemnitee shall have the right to participate therein, at its sole cost and expense, with counsel reasonably satisfactory to Owner; provided, that such Indemnitee’s participation does not, in the reasonable opinion of the independent counsel appointed by the Owner or its insurers to conduct such proceedings, interfere with the defense of such case.

(c)            In no event shall any Indemnitee enter into a settlement or other compromise with respect to any Expense without the prior written consent of Owner, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 8.1.

(d)            In the case of any Expense indemnified by the Owner hereunder which is covered by a policy of insurance maintained by Owner pursuant to Section 4.06 of the Indenture, at Owner’s expense, each Indemnitee agrees to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense.

(e)            If an Indemnitee is not a party to this Agreement, Owner may require such Indemnitee to agree in writing to the terms of this Section 8 and Section 12.8 prior to making any payment to such Indemnitee under this Section 8.

(f)            Nothing contained in this Section 8.1.5 shall be deemed to require an Indemnitee to contest any Expense or to assume responsibility for or control of any judicial proceeding with respect thereto.

8.1.6	Information

Owner will provide the relevant Indemnitee with such information not within the control of such Indemnitee, as is in Owner’s control or is reasonably available to Owner, which such Indemnitee may reasonably request and will otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under Section 8.1.5. The Indemnitee shall supply Owner with such information not within the control of Owner, as is in such Indemnitee’s control or is reasonably available to such Indemnitee, which Owner may reasonably request to control or participate in any proceeding to the extent permitted by Section 8.1.5.

8.1.7	Effect of Other Indemnities; Subrogation; Further Assurances

Upon the payment in full by Owner of any indemnity provided for under this Agreement, Owner, without any further action and to the full extent permitted by Law, will be subrogated to all rights and remedies of the person indemnified (other than with respect to any of such Indemnitee’s insurance policies or in connection with any indemnity claim such Indemnitee may

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have under Section 6.03 or 8.01 of the Trust Indenture) in respect of the matter as to which such indemnity was paid. Each Indemnitee will give such further assurances or agreements and cooperate with Owner to permit Owner to pursue such claims, if any, to the extent reasonably requested by Owner and at Owner’s expense.

8.1.8	Refunds

If an Indemnitee receives any refund, in whole or in part, with respect to any Expense paid by Owner hereunder, it will promptly pay the amount refunded (but not an amount in excess of the amount Owner or any of its insurers has paid in respect of such Expense) over to Owner unless an Event of Default shall have occurred and be continuing, in which case such amounts shall be paid over to Mortgagee to hold as security for Owner’s obligations under the Operative Agreements or, if requested by Owner, applied to satisfy such obligations.

8.2	Expenses

8.2.1	Invoices and Payment

The Mortgagee, the Pass Through Trustee and the Subordination Agent shall promptly submit to Owner for its prompt approval (which shall not be unreasonably withheld) copies of invoices in reasonable detail of the Transaction Expenses for which it is responsible for providing information as they are received (but in no event later than the 90th day after the Closing Date). If so submitted and approved, the Owner agrees promptly, but in any event no later than the 105th day after the Closing Date, to pay Transaction Expenses.

8.2.2	Payment of Other Expenses

Owner shall pay (i) the ongoing fees and expenses of Mortgagee, and (ii) all reasonable out-of-pocket costs and expenses (including the reasonable fees and disbursements of counsel) incurred by Mortgagee or any Note Holder attributable to any waiver, amendment or modification of any Operative Agreement to the extent requested by Owner.

8.3	General Tax Indemnity

8.3.1	General

Except as provided in Section 8.3.2, Owner agrees that each payment paid by Owner under the Equipment Notes, and any other payment or indemnity paid by Owner to a Tax Indemnitee under any Operative Agreement, shall be free of all withholdings or deductions with respect to Taxes of any nature (other than U.S. federal, state or local withholding taxes on, based on or measured by gross or net income, including, without limitation, any such taxes imposed under FATCA), and in the event that Owner shall be required by applicable law to make any such withholding or deduction for any such payment (x) Owner shall make all such withholdings or deductions, (y) the amount payable by Owner shall be increased so that after making all required withholdings or deductions such Tax Indemnitee receives the same amount that it would have received had no such withholdings or deductions been made, and (z) Owner shall pay the full amount withheld or deducted to the relevant Taxing Authority in accordance with applicable law. Except as provided in Section 8.3.2 and whether or not any of the transactions

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contemplated hereby are consummated, Owner shall pay, indemnify, protect, defend and hold each Tax Indemnitee harmless from all Taxes imposed by any Taxing Authority that may from time to time be imposed on or asserted against any Tax Indemnitee or the Aircraft, the Airframe, any Engine or any Part or any interest in any of the foregoing (whether or not indemnified against by any other Person), upon or with respect to the Operative Agreements or the transactions or payments contemplated thereby, including but not limited to any Tax imposed upon or with respect to (x) the Aircraft, the Airframe, any Engine, any Part, any Operative Agreement (including without limitation any Equipment Notes) or any data or any other thing delivered or to be delivered under an Operative Agreement, (y) the purchase, manufacture, acceptance, rejection, sale, transfer of title, return, ownership, mortgaging, delivery, transport, charter, rental, lease, re-lease, sublease, assignment, possession, repossession, presence, use, condition, storage, preparation, maintenance, modification, alteration, improvement, operation, registration, transfer or change of registration, reregistration, repair, replacement, overhaul, location, control, the imposition of any Lien, financing, refinancing requested by the Owner, abandonment or other disposition of the Aircraft, the Airframe, any Engine, any Part, any data or any other thing delivered or to be delivered under an Operative Agreement or (z) interest, fees or any other income, proceeds, receipts or earnings, whether actual or deemed, arising upon, in connection with, or in respect of, any of the Operative Agreements (including the property or income or other proceeds with respect to property held as part of the Collateral) or the transactions contemplated thereby.

8.3.2	Certain Exceptions

The provisions of Section 8.3.1 shall not apply to, and Owner shall have no liability hereunder for, Taxes:

(a)            imposed on a Tax Indemnitee by the federal government of the United States or any Taxing Authority or governmental subdivision of the United States or therein (including any state or local Taxing Authority) (i) on, based on, or measured by, gross or net income or gross or net receipts, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, and any withholding taxes on, based on or measured by gross or net income or receipts, including, without limitation, any such taxes imposed under FATCA or (ii) on, or with respect to, or measured by, capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (i) or (ii), sales, use, license or property Taxes);

(b)            imposed on a Tax Indemnitee by any Taxing Authority or governmental subdivision thereof or therein outside of the United States (including any Taxing Authority in or of a territory, possession or commonwealth of the United States) (i) on, based on, or measured by, gross or net income or gross or net receipts, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, and any withholding taxes on, based on or measured by gross or net income or receipts or (ii) on, or with respect to, or measured by, capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (i) or (ii), (A) sales, use, license or property Taxes, or (B) any Taxes imposed by any Taxing Authority (other than a

PARTICIPATION AGREEMENT 2023-1	PAGE 25

Taxing Authority within whose jurisdiction such Tax Indemnitee is incorporated or organized or maintains its principal place of business) if such Tax Indemnitee would not have been subject to Taxes of such type by such jurisdiction but for (I) the location, use or operation of the Aircraft, the Airframe, any Engine or any Part thereof by an Owner Person within the jurisdiction of the Taxing Authority imposing such Tax, or (II) the activities of any Owner Person in such jurisdiction, including, but not limited to, use of any other aircraft by Owner in such jurisdiction, (III) the status of any Owner Person as a foreign entity or as an entity owned in whole or in part by foreign persons, (IV) Owner having made (or having been deemed to have made) payments to such Tax Indemnitee from the relevant jurisdiction or (V) in the case of the Pass Through Trustee, the Note Holders or any related Tax Indemnitee, the Owner being incorporated or organized or maintaining a place of business or conducting activities in such jurisdiction);

(c)            on, or with respect to, or measured by, any trustee fees, commissions or compensation received by the Pass Through Trustee, Subordination Agent or Mortgagee;

(d)            that are being contested as provided in Section 8.3.4 hereof;

(e)            imposed on any Tax Indemnitee to the extent that such Taxes result from the gross negligence or willful misconduct of such Tax Indemnitee or any Affiliate thereof;

(f)            imposed on or with respect to a Tax Indemnitee (including the transferee in those cases in which the Tax on transfer is imposed on, or is collected from, the transferee) as a result of a transfer or other disposition (including a deemed transfer or disposition) by such Tax Indemnitee or a related Tax Indemnitee of any interest in the Aircraft, the Airframe, any Engine or any Part, any interest arising under the Operative Agreements or any Equipment Note or as a result of a transfer or disposition (including a deemed transfer or disposition) of any interest in a Tax Indemnitee (other than (A) a substitution or replacement of the Aircraft, the Airframe, any Engine or any Part by an Owner Person that is treated for Tax purposes as a transfer or disposition, or (B) a transfer pursuant to an exercise of remedies upon an Event of Default that shall have occurred and have been continuing);

(g)            Taxes in excess of those that would have been imposed had there not been a transfer or other disposition by or to such Tax Indemnitee or a related Tax Indemnitee described in paragraph (f) above;

(h)            consisting of any interest, penalties or additions to tax imposed on a Tax Indemnitee as a result of (in whole or in part) failure of such Tax Indemnitee or a related Tax Indemnitee to file any return properly and timely, unless such failure shall be caused by the failure of Owner to fulfill its obligations, if any, under Section 8.3.6 with respect to such return;

(i)             resulting from, or that would not have been imposed but for, any Liens arising as a result of claims against, or acts or omissions of, or otherwise attributable to such Tax Indemnitee or a related Tax Indemnitee that the Owner is not obligated to discharge under the Operative Agreements;

(j)             imposed on any Tax Indemnitee as a result of the breach by such Tax Indemnitee or a related Tax Indemnitee of any covenant of such Tax Indemnitee or any Affiliate thereof

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contained in any Operative Agreement or the inaccuracy of any representation or warranty by such Tax Indemnitee or any Affiliate thereof in any Operative Agreement;

(k)            in the nature of an intangible or similar Tax (i) upon or with respect to the value or principal amount of the interest of any Note Holder in any Equipment Note or the loan evidenced thereby but only if such Taxes are in the nature of franchise Taxes or result from the Tax Indemnitee doing business in the taxing jurisdiction and are imposed because of the place of incorporation or the activities unrelated to the transactions contemplated by the Operative Agreements in the taxing jurisdiction of such Tax Indemnitee;

(l)             imposed on a Tax Indemnitee by a Taxing Authority of a jurisdiction outside the United States to the extent that such Taxes would not have been imposed but for a connection between the Tax Indemnitee or a related Tax Indemnitee and such jurisdiction imposing such Tax unrelated to the transactions contemplated by the Operative Agreements; or

(m)           Taxes relating to ERISA or Section 4975 of the Code.

For purposes hereof, a Tax Indemnitee and any other Tax Indemnitees that are successors, assigns, agents, servants or Affiliates of such Tax Indemnitee shall be related Tax Indemnitees.

8.3.3	Payment

(a)            Owner’s indemnity obligation to a Tax Indemnitee under this Section 8.3 shall equal the amount which, after taking into account any Tax imposed upon the receipt or accrual of the amounts payable under this Section 8.3 and any tax benefits actually recognized by such Tax Indemnitee as a result of the indemnifiable Tax (including, without limitation, any benefits recognized as a result of an indemnifiable Tax being utilized by such Tax Indemnitee as a credit against Taxes not indemnifiable under this Section 8.3), shall equal the amount of the Tax indemnifiable under this Section 8.3.

(b)           At Owner’s request, the computation of the amount of any indemnity payment owed by Owner or any amount owed by a Tax Indemnitee to Owner pursuant to this Section 8.3 shall be verified and certified by an independent public accounting firm selected by such Tax Indemnitee and reasonably satisfactory to Owner. Such verification shall be binding. The costs of such verification (including the fee of such public accounting firm) shall be borne by Owner unless such verification shall result in an adjustment in Owner’s favor of 5% or more of the net present value of the payment as computed by such Tax Indemnitee, in which case the costs shall be paid by such Tax Indemnitee.

(c)            Each Tax Indemnitee shall provide Owner with such certifications, information and documentation as shall be in such Tax Indemnitee’s possession and as shall be reasonably requested by Owner to minimize any indemnity payment pursuant to this Section 8.3; provided, that notwithstanding anything to the contrary contained herein, no Tax Indemnitee shall be required to provide Owner with any Tax returns.

(d)            Each Tax Indemnitee shall promptly forward to Owner any written notice, bill or advice received by it from any Taxing Authority concerning any Tax for which it seeks

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indemnification under this Section 8.3. Owner shall pay any amount for which it is liable pursuant to this Section 8.3 directly to the appropriate Taxing Authority if legally permissible or upon demand of a Tax Indemnitee, to such Tax Indemnitee within 30 days of such demand (or, if a contest occurs in accordance with Section 8.3.4, within 30 days after a Final Determination (as defined below)), but in no event more than one Business Day prior to the date the Tax to which such amount payable hereunder relates is due. If requested by a Tax Indemnitee in writing, Owner shall furnish to the appropriate Tax Indemnitee the original or a certified copy of a receipt for Owner’s payment of any Tax paid by Owner or such other evidence of payment of such Tax as is acceptable to such Tax Indemnitee. Owner shall also furnish promptly upon written request such data as any Tax Indemnitee may reasonably require to enable such Tax Indemnitee to comply with the requirements of any taxing jurisdiction unless such data is not reasonably available to Owner or, unless such data is specifically requested by a Taxing Authority, is not customarily furnished by domestic air carriers under similar circumstances. For purposes of this Section 8.3, a “Final Determination” shall mean (i) a decision, judgment, decree or other order by any court of competent jurisdiction that occurs pursuant to the provisions of Section 8.3.4, which decision, judgment, decree or other order has become final and unappealable, (ii) a closing agreement or settlement agreement entered into in accordance with Section 8.3.4 that has become binding and is not subject to further review or appeal (absent fraud, misrepresentation, etc.), or (iii) the termination of administrative proceedings and the expiration of the time for instituting a claim in a court proceeding.

(e)            If any Tax Indemnitee shall actually realize a tax savings by reason of any Tax paid or indemnified by Owner pursuant to this Section 8.3 (whether such tax savings shall be by means of a foreign tax credit, depreciation or cost recovery deduction or otherwise) and such savings is not otherwise taken into account in computing such payment or indemnity such Tax Indemnitee shall pay to Owner an amount equal to the lesser of (i) the amount of such tax savings, plus any additional tax savings recognized as the result of any payment made pursuant to this sentence, when, as, if, and to the extent, realized or (ii) the amount of all payments pursuant to this Section 8.3 by Owner to such Tax Indemnitee (less any payments previously made by such Tax Indemnitee to Owner pursuant to this Section 8.3.3 (e)) (and the excess, if any, of the amount described in clause (i) over the amount described in clause (ii) shall be carried forward and applied to reduce pro tanto any subsequent obligations of Owner to make payments to such Tax Indemnitee pursuant to this Section 8.3); provided, that such Tax Indemnitee shall not be required to make any payment pursuant to this sentence so long as a Lease Event of Default of a monetary nature has occurred and is continuing. If a tax benefit is later disallowed or denied, the disallowance or denial shall be treated as a Tax indemnifiable under Section 8.3.1 without regard to the provisions of Section 8.3.2 (other than Section 8.3.2 (f)). Each such Tax Indemnitee shall in good faith use reasonable efforts in filing its tax returns and in dealing with Taxing Authorities to seek and claim any such tax benefit.

8.3.4	Contest

(a)            If a written claim is made against a Tax Indemnitee for Taxes with respect to which Owner could be liable for payment or indemnity hereunder, or if a Tax Indemnitee makes a determination that a Tax is due for which Owner could have an indemnity obligation hereunder, such Tax Indemnitee shall promptly give Owner notice in writing of such claim (provided, that failure to so notify Owner shall not relieve Owner of its indemnity obligations

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hereunder unless such failure to notify effectively forecloses Owner’s rights to require a contest of such claim) and shall take no action with respect to such claim without the prior written consent of Owner for 30 days following the receipt of such notice by Owner; provided, that, in the case of a claim made against a Tax Indemnitee, if such Tax Indemnitee shall be required by law to take action prior to the end of such 30-day period, such Tax Indemnitee shall, in such notice to Owner, so inform Owner, and such Tax Indemnitee shall take no action for as long as it is legally able to do so (it being understood that a Tax Indemnitee shall be entitled to pay the Tax claimed and sue for a refund prior to the end of such 30-day period if (i)(A) the failure to so pay the Tax would result in substantial penalties (unless immediately reimbursed by Owner) and the act of paying the Tax would not materially prejudice the right to contest or (B) the failure to so pay would result in criminal penalties and (ii) such Tax Indemnitee shall take any action so required in connection with so paying the Tax in a manner that is the least prejudicial to the pursuit of the contest). In addition, such Tax Indemnitee shall (provided, that Owner shall have agreed to keep such information confidential other than to the extent necessary in order to contest the claim) furnish Owner with copies of any requests for information from any Taxing Authority relating to such Taxes with respect to which Owner may be required to indemnify hereunder. If requested by Owner in writing within 30 days after its receipt of such notice, such Tax Indemnitee shall, at the expense of Owner (including, without limitation, all reasonable costs, expenses and reasonable attorneys’ and accountants’ fees and disbursements), in good faith contest (or, if permitted by applicable law, allow Owner to contest) through appropriate administrative and judicial proceedings the validity, applicability or amount of such Taxes by (I) resisting payment thereof, (II) not paying the same except under protest if protest is necessary and proper or (III) if the payment is made, using reasonable efforts to obtain a refund thereof in an appropriate administrative and/or judicial proceeding. If requested to do so by Owner, the Tax Indemnitee shall appeal any adverse administrative or judicial decision, except that the Tax Indemnitee shall not be required to pursue any appeals to the United States Supreme Court. If and to the extent the Tax Indemnitee is able to separate the contested issue or issues from other issues arising in the same administrative or judicial proceeding that are unrelated to the transactions contemplated by the Operative Agreements without, in the good faith judgment of such Tax Indemnitee, adversely affecting such Tax Indemnitee, such Tax Indemnitee shall permit Owner to control the conduct of any such proceeding and shall provide to Owner (at Owner’s cost and expense) with such information or data that is in such Tax Indemnitee’s control or possession that is reasonably necessary to conduct such contest. In the case of a contest controlled by a Tax Indemnitee, such Tax Indemnitee shall consult with Owner in good faith regarding the manner of contesting such claim and shall keep Owner reasonably informed regarding the progress of such contest. A Tax Indemnitee shall not fail to take any action expressly required by this Section 8.3.4 (including, without limitation, any action regarding any appeal of an adverse determination with respect to any claim) or settle or compromise any claim without the prior written consent of the Owner (except as contemplated by Section 8.3.4(b) or (c)).

(b)            Notwithstanding the foregoing, in no event shall a Tax Indemnitee be required to pursue any contest (or to permit Owner to pursue any contest) unless (i) Owner shall have agreed to pay such Tax Indemnitee on demand all reasonable costs and expenses incurred by such Tax Indemnitee in connection with contesting such Taxes, including, without limitation, all reasonable out of pocket costs and expenses and reasonable attorneys’ and accountants’ fees and disbursements, (ii) if such contest shall involve the payment of the claim, Owner shall advance

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the amount thereof (to the extent indemnified hereunder) plus interest, penalties and additions to tax with respect thereto that are required to be paid prior to the commencement of such contest on an interest-free after-Tax basis to such Tax Indemnitee (and such Tax Indemnitee shall promptly pay to the Owner any net realized tax benefits resulting from such advance including any tax benefits resulting from making such payment), (iii) such Tax Indemnitee shall have reasonably determined that the action to be taken will not result in any material risk of forfeiture, sale or loss of the Aircraft (unless Owner shall have made provisions to protect the interests of any such Tax Indemnitee in a manner reasonably satisfactory to such Tax Indemnitee) (provided, that such Tax Indemnitee agrees to notify Owner in writing promptly after it becomes aware of any such risk), (iv) no Lease Event of Default shall have occurred and be continuing unless Owner has provided security for its obligations hereunder by advancing to such Tax Indemnitee before proceeding or continuing with such contest, the amount of the Tax being contested, plus any interest and penalties and an amount estimated in good faith by such Tax Indemnitee for expenses, and (v) prior to commencing any judicial action controlled by Owner, Owner shall have acknowledged its liability for such claim hereunder, provided that Owner shall not be bound by its acknowledgment if the Final Determination articulates conclusions of law and fact that demonstrate that Owner has no liability for the contested amounts hereunder. Notwithstanding the foregoing, if any Tax Indemnitee shall release, waive, compromise or settle any claim which may be indemnifiable by Owner pursuant to this Section 8.3 without the written permission of Owner, Owner’s obligation to indemnify such Tax Indemnitee with respect to such claim (and all directly related claims and claims based on the outcome of such claim) shall terminate, subject to Section 8.3.4(c), and subject to Section 8.3.4(c), such Tax Indemnitee shall repay to Owner any amount previously paid or advanced to such Tax Indemnitee with respect to such claim, plus interest at the rate that would have been payable by the relevant Taxing Authority with respect to a refund of such Tax.

(c)            Notwithstanding anything contained in this Section 8.3, a Tax Indemnitee will not be required to contest the imposition of any Tax and shall be permitted to settle or compromise any claim without Owner’s consent if such Tax Indemnitee (i) shall waive its right to indemnity under this Section 8.3 with respect to such Tax (and any directly related claim and any claim the outcome of which is determined based upon the outcome of such claim), (ii) shall pay to Owner any amount previously paid or advanced by Owner pursuant to this Section 8.3 with respect to such Tax, plus interest at the rate that would have been payable by the relevant Taxing Authority with respect to a refund of such Tax, and (iii) shall agree to discuss with Owner the views or positions of any relevant Taxing Authority with respect to the imposition of such Tax.

8.3.5	Refund

If any Tax Indemnitee shall receive a refund of, or be entitled to a credit against other liability for, all or any part of any Taxes paid, reimbursed or advanced by Owner, such Tax Indemnitee shall pay to Owner within 30 days of such receipt an amount equal to the lesser of (a) the amount of such refund or credit plus any net tax benefit (taking into account any Taxes incurred by such Tax Indemnitee by reason of the receipt of such refund or realization of such credit) actually realized by such Tax Indemnitee as a result of any payment by such Tax Indemnitee made pursuant to this sentence (including this clause (a)) and (b) such tax payment, reimbursement or advance by Owner to such Tax Indemnitee theretofore made pursuant to this Section 8.3 (and the excess, if any, of the amount described in clause (a) over the amount

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described in clause (b) shall be carried forward and applied to reduce pro tanto any subsequent obligation of Owner to make payments to such Tax Indemnitee pursuant to this Section 8.3). If, in addition to such refund or credit, such Tax Indemnitee shall receive (or be credited with) an amount representing interest on the amount of such refund or credit, such Tax Indemnitee shall pay to Owner within 30 days of such receipt or realization of such credit that proportion of such interest that shall be fairly attributable to Taxes paid, reimbursed or advanced by Owner prior to the receipt of such refund or realization of such credit.

8.3.6	Tax Filing

If any report, return or statement is required to be filed with respect to any Tax which is subject to indemnification under this Section 8.3, Owner shall timely file the same (except for any such report, return or statement which a Tax Indemnitee has timely notified the Owner in writing that such Tax Indemnitee intends to file, or for which such Tax Indemnitee is required by law to file, in its own name); provided, that the relevant Tax Indemnitee shall furnish Owner with any information in such Tax Indemnitee’s possession or control that is reasonably necessary to file any such return, report or statement and is reasonably requested in writing by Owner (it being understood that the Tax Indemnitee shall not be required to furnish copies of its actual tax returns, although it may be required to furnish relevant information contained therein). Owner shall either file such report, return or statement and send a copy of such report, return or statement to such Tax Indemnitee, or, where Owner is not permitted to file such report, return or statement, it shall notify such Tax Indemnitee of such requirement and prepare and deliver such report, return or statement to such Tax Indemnitee in a manner satisfactory to such Tax Indemnitee within a reasonable time prior to the time such report, return or statement is to be filed.

8.3.7	Forms

Each Tax Indemnitee agrees to furnish from time to time to Owner or Mortgagee or to such other person as Owner or Mortgagee may designate, at Owner’s or Mortgagee’s request, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding or other Tax imposed by any Taxing Authority, if (x) such reduction or exemption is available to such Tax Indemnitee and (y) Owner has provided such Tax Indemnitee with any information necessary to complete such form not otherwise reasonably available to such Tax Indemnitee.

8.3.8	Non-Parties

If a Tax Indemnitee is not a party to this Agreement, Owner may require the Tax Indemnitee to agree in writing, in a form reasonably acceptable to Owner, to the terms of this Section 8.3 and Section 12.8 prior to making any payment to such Tax Indemnitee under this Section 8.3.

8.3.9	Subrogation

Upon payment of any Tax by Owner pursuant to this Section 8.3 to or on behalf of a Tax Indemnitee, Owner, without any further action, shall be subrogated to any claims that such Tax Indemnitee may have relating thereto. Such Tax Indemnitee shall cooperate with Owner (to the

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extent such cooperation does not result in any unreimbursed cost, expense or liability to such Tax Indemnitee) to permit Owner to pursue such claims.

8.4	Payments

Any payments made pursuant to Section 8.1 or 8.3 shall be due on the 60th day after demand therefor and shall be made directly to the relevant Indemnitee or Tax Indemnitee or to Owner, in immediately available funds at such bank or to such account as specified by such Indemnitee or Tax Indemnitee or Owner, as the case may be, in written directives to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of, and mailed to, such Indemnitee or Tax Indemnitee or Owner, as the case may be, by certified mail, postage prepaid, at its address as set forth in this Agreement.

8.5	Interest

If any amount, payable by Owner, any Indemnitee or any Tax Indemnitee under Section 8.1 or 8.3 is not paid when due, the person obligated to make such payment shall pay on demand, to the extent permitted by Law, to the person entitled thereto, interest on any such amount for the period from and including the due date for such amount to but excluding the date the same is paid, at the Payment Due Rate. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

8.6	Benefit of Indemnities

The obligations of Owner in respect of all indemnities, obligations, adjustments and payments in Section 8.1 or 8.3 are expressly made for the benefit of, and shall be enforceable by, the Indemnitee or Tax Indemnitee entitled thereto, notwithstanding any provision of the Trust Indenture.

SECTION 9.	ASSIGNMENT OR TRANSFER OF INTEREST

9.1	Note Holders

Subject to Section 6.3.2 hereof and Section 2.07 of the Trust Indenture, any Note Holder may, at any time and from time to time, Transfer or grant participations in all or any portion of the Equipment Notes and/or all or any portion of its beneficial interest in its Equipment Notes to any person (it being understood that the sale or issuance of Pass Through Certificates by the Pass Through Trustee shall not be considered a Transfer or participation); provided, that any participant in any such participations shall not have any direct rights under the Operative Agreements or any Lien on all or any part of the Aircraft or the Collateral and Owner shall not have any increased liability or obligations as a result of any such participation. In the case of any such Transfer, the Transferee, by acceptance of Equipment Notes in connection with such Transfer, shall be deemed to be bound by (i) all of the covenants of Note Holders contained in the Operative Agreements and (ii) certain terms of the Intercreditor Agreement as specified in such Equipment Notes and/or Section 2.07 of the Trust Indenture.

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9.2	Effect of Transfer

Upon any Transfer in accordance with Section 9.1 (other than any Transfer by any Note Holder, to the extent it only grants participations in Equipment Notes or in its beneficial interest therein), Transferee shall be deemed a “Note Holder,” for all purposes of this Agreement and the other Operative Agreements, and the transferring Note Holder shall be released from all of its liabilities and obligations under this Agreement and any other Operative Agreements to the extent such liabilities and obligations arise after such Transfer and, in each case, to the extent such liabilities and obligations are assumed by the Transferee; provided, that such transferring Note Holder (and its respective Affiliates, successors, assigns, agents, servants, representatives, directors and officers) will continue to have the benefit of any rights or indemnities under any Operative Agreement vested or relating to circumstances, conditions, acts or events prior to such Transfer.

SECTION 10.	SECTION 1110

It is the intention of each of the Owner, the Note Holders (such intention being evidenced by each of their acceptance of an Equipment Note), and Mortgagee that Mortgagee shall be entitled to the benefits of Section 1110 in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor.

SECTION 11.	CHANGE OF CITIZENSHIP

11.1	Generally

Without prejudice to the representations, warranties or covenants regarding the status of any party hereto as a Citizen of the United States, each of Owner, WTNA and Mortgagee agrees that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a Citizen of the United States and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith.

11.2	Mortgagee

Upon WTNA giving any notice in accordance with Section 11.1, Mortgagee shall (if and so long as such citizenship is necessary under the Act as in effect at such time or, if it is not necessary, if and so long as Mortgagee’s citizenship could have any adverse effect on Owner, or any Note Holder), subject to Section 9.02 of the Trust Indenture, resign as Mortgagee promptly upon its ceasing to be such a citizen.

SECTION 12.	MISCELLANEOUS

12.1	Amendments

No provision of this Agreement may be amended, supplemented, waived, modified, discharged, terminated or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Agreement that it purports to amend, supplement, waive, modify, discharge, terminate or otherwise vary and is signed by the party against which

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the enforcement of the amendment, supplement, waiver, modification, discharge, termination or variance is sought. Each such amendment, supplement, waiver, modification, discharge, termination or variance shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Agreement shall be varied or contradicted by oral communication, course of dealing or performance or other manner not set forth in an agreement, document or instrument in writing and signed by the party against which enforcement of the same is sought.

12.2	Severability

If any provision hereof shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. If, however, any Law pursuant to which such provisions are held invalid, illegal or unenforceable may be waived, such Law is hereby waived by the parties hereto to the full extent permitted, to the end that this Agreement shall be deemed to be a valid and binding agreement in all respects, enforceable in accordance with its terms.

12.3	Survival

The indemnities set forth herein shall survive the delivery or return of the Aircraft, the Transfer of any interest by any Note Holder of its Equipment Note and the expiration or other termination of this Agreement or any other Operative Agreement.

12.4	Reproduction of Documents

This Agreement, all schedules and exhibits hereto and all agreements, instruments and documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed and (b) financial statements, certificates and other information previously or hereafter furnished to any party hereto, may be reproduced by such party by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and such party may destroy any original documents so reproduced. Any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction likewise is admissible in evidence.

12.5	Counterparts

This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

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12.6	No Waiver

No failure on the part of any party hereto to exercise, and no delay by any party hereto in exercising, any of its respective rights, powers, remedies or privileges under this Agreement or provided at Law, in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof by it or the exercise of any other right, power, remedy or privilege by it. No notice to or demand on any party hereto in any case shall, unless otherwise required under this Agreement, entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party hereto to any other or further action in any circumstances without notice or demand.

12.7	Notices

Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers and other communications required or permitted to be made, given, furnished or filed hereunder shall be in writing (it being understood that the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Agreement or other applicable Operative Agreement, and shall be personally delivered, sent by facsimile or telecommunication transmission (which in either case provides written confirmation to the sender of its delivery), sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by overnight courier service, in each case to the respective address, or facsimile number set forth for such party in Schedule 1, or to such other address, facsimile or other number as each party hereto may hereafter specify by notice to the other parties hereto. Each such notice, request, demand, authorization, direction, consent, waiver or other communication shall be effective when received or, if made, given, furnished or filed (a) by facsimile or telecommunication transmission, when confirmed, or (b) by registered or certified mail, three Business Days after being deposited, properly addressed, with the U.S. Postal Service.

12.8	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE

(a)            THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

(b)            EACH PARTY HERETO HEREBY IRREVOCABLY AGREES, ACCEPTS AND SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN CONNECTION WITH ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTER RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

PARTICIPATION AGREEMENT 2023-1	PAGE 35

(c)            EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND AGREES TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS SET FORTH PURSUANT TO SECTION 12.7. EACH PARTY HERETO HEREBY AGREES THAT SERVICE UPON IT, OR ANY OF ITS AGENTS, IN EACH CASE IN ACCORDANCE WITH THIS SECTION 12.8(c), SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON SUCH PARTY, AND EACH PARTY HERETO HEREBY AGREES THAT THE FAILURE OF ANY OF ITS AGENTS TO GIVE ANY NOTICE OF SUCH SERVICE TO ANY SUCH PARTY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON SUCH PARTY OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON.

(d)            EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY LEGAL ACTION OR PROCEEDING BROUGHT HEREUNDER IN ANY OF THE ABOVE-NAMED COURTS, THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT VENUE FOR THE ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

(e)            EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT.

12.9	Third-Party Beneficiary

This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Indenture Indemnitees (including the Related Note Holders), each of which is an intended third party beneficiary with respect to the provisions of Section 8.1 (and, in the case of the Tax Indemnitees, Section 8.3) and the persons referred to in Section 6.4.6, which are intended third party beneficiaries with respect to such Section) with any rights of any nature whatsoever against any of the parties hereto and no person not a party hereto (other than the Indenture Indemnitees (including the Related Note Holders), with respect to the provisions of Section 8.1 (and, in the case of the Tax Indemnitees, Section 8.3), and the persons referred to in Section 6.4.6 with respect to the provisions of such Section) shall have any right, power or privilege in respect of any party hereto, or have any benefit or interest, arising out of this Agreement.

12.10	Entire Agreement

This Agreement, together with the other Operative Agreements, on and as of the date hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter

PARTICIPATION AGREEMENT 2023-1	PAGE 36

hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, among any of the parties hereto with respect to such subject matter are hereby superseded in their entireties.

12.11	Further Assurances

Each party hereto shall execute, acknowledge and deliver or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with the administration of, or to carry out more effectually the purposes of, or to better assure and confirm into such other party the rights and benefits to be provided under this Agreement and the other Operative Agreements.

[This space intentionally left blank]

PARTICIPATION AGREEMENT 2023-1	PAGE 37

IN WITNESS WHEREOF, each of the parties has caused this Participation Agreement to be duly executed and delivered as of the day and year first above written.

UNITED AIRLINES, INC.,
Owner

By
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity, except as expressly provided herein, but solely as Mortgagee

By
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity, except as expressly provided herein, but solely as Pass Through Trustee under the Pass Through Trust Agreement for the United Airlines Pass Through Trust, 2023-1A

By
Name:
Title:

PARTICIPATION AGREEMENT 2023-1	SIGNATURE PAGE

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity, except as expressly provided herein, but solely as Subordination Agent

By
Name:
Title:

PARTICIPATION AGREEMENT 2023-1	SIGNATURE PAGE

SCHEDULE 1 - ACCOUNTS; ADDRESSES Participation Agreement [___]

ACCOUNTS; ADDRESSES

	Account for Payments	Address for Notices
United Airlines, Inc.	JPMorgan Chase New York, NY 10005 Account No.: [***] ABA#: [***] Attention: Joe Miller Voice: (313) 256-0323 Facsimile: (313) 263-3814 Reference: United [____]	United Airlines, Inc. 233 S. Wacker Drive Chicago, Illinois 60606 Attention: Treasurer Email: pam.hendry@united.com

Wilmington Trust, National Association, Mortgagee	Wilmington Trust, National Association (c/o M&T Bank) SWIFT: MANTUS33 ABA: [***] A/C#: [_____] Attention: Chad May Ref: UAL 2023-1	Wilmington Trust, National Association 1100 N. Market Street Wilmington, DE 19890 Attention: Corporate Trust Administration Ph: 302-636-6294 Email: cmay@wilmingtontrust.com

Wilmington Trust, National Association, as Subordination Agent	Wilmington Trust, National Association (c/o M&T Bank) SWIFT: MANTUS33 ABA: [***] A/C#: [***] A/C: UAL 2023-1 Collection Account Attention: Chad May Ref: UAL 2023-1	Wilmington Trust, National Association 1100 N. Market Street Wilmington, DE 19890 Attention: Corporate Trust Administration Ph: 302-636-6294 Email: cmay@wilmingtontrust.com

Wilmington Trust, National Association, as Pass Through Trustee for the 2023-1A Pass Through Trust	Wilmington Trust, National Association (c/o M&T Bank) SWIFT: MANTUS33 ABA: [***] A/C#: [***] A/C: UAL 2023-1 PTT Series A Attention: Chad May Ref: UAL 2023-1	Wilmington Trust, National Association 1100 N. Market Street Wilmington, DE 19890 Attention: Corporate Trust Administration Ph: 302-636-6294 Email: cmay@wilmingtontrust.com

PARTICIPATION AGREEMENT 2023-1	PAGE 1

SCHEDULE 2 - COMMITMENTS Participation Agreement [___]

COMMITMENTS

Pass Through Trustee	Series of Equipment Notes	Dollar Amount of Loan
2023-1A	Series A	[_________]

PARTICIPATION AGREEMENT 2023-1	PAGE 1

SCHEDULE 3 - CERTAIN TERMS PARTICIPATION AGREEMENT [___]

CERTAIN TERMS

Defined Term	Definition
Minimum Liability Insurance Amount	$350,000,000
Threshold Amount	$8,000,000

PARTICIPATION AGREEMENT 2023-1	PAGE 1

SCHEDULE 4 - PERMITTED COUNTRIES PARTICIPATION AGREEMENT [___]

PERMITTED COUNTRIES

Argentina	Luxembourg
Australia	Malaysia
Austria	Malta
Bahamas	Mexico
Belgium	Morocco
Bolivia	Netherlands
Brazil	Netherlands Antilles
Canada	New Zealand
Chile	Norway
Colombia	Panama
Czech Republic	People’s Republic of China
Denmark	Peru
Egypt	Philippines
Ecuador	Poland
Finland	Portugal
France	Republic of China (Taiwan)
Germany	Russia
Greece	Singapore
Guatemala	South Africa
Hungary	South Korea
Iceland	Spain
India	Sweden
Indonesia	Switzerland
Ireland	Thailand
Italy	Trinidad and Tobago
Jamaica	Turkey
Japan	United Kingdom
Jordan	Uruguay
Kuwait	Venezuela

PARTICIPATION AGREEMENT 2023-1	PAGE 1

EXHIBIT A
TO
PARTICIPATION AGREEMENT

[Form of Opinion of Owner’s Special Counsel]

[DATE]

To the Persons Listed on Schedule I

Attached Hereto

Re:	Mortgage of Boeing Model 737 MAX – [8][9] Aircraft with Manufacturer’s Serial Number [MSN] and U.S. Registration Number N[REG]

Ladies and Gentlemen:

We have been requested by United Airlines, Inc., a Delaware corporation (the “Company”), to act as special counsel with respect to, and to render this opinion letter in connection with, the transactions contemplated by the Participation Agreement [TN], dated as of [DD] (the “Participation Agreement”), among the Company, as Owner, and Wilmington Trust, National Association, a national banking association (“WTNA”), in its capacity as Mortgagee (the “Mortgagee”), as Subordination Agent under the Intercreditor Agreement and as Pass Through Trustee under the Pass Through Trust Agreement. Capitalized terms used herein and not otherwise defined herein have the respective meanings given to those terms pursuant to the Participation Agreement.

In connection with this opinion letter we have examined, among other things, originals or copies certified or otherwise identified to our satisfaction of the following documents:

(i)	Participation Agreement;

(ii)	Trust Indenture;

(iii)	Trust Indenture Supplement No. 1;

(iv)	Form of the Equipment Note;

(v)	Consent and Agreement;

(vi)	Engine Consent and Agreement; and

(vii)	Bills of Sale.

PA HHR Op./2023-1

2

We have also examined and relied upon such other documents and such other corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. As to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Operative Agreements. The opinions expressed herein are subject to the following exceptions, assumptions, qualifications and limitations:

A.           The opinions set forth below are limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion with respect to (i) the laws, regulations or ordinances of any county, town or municipality or governmental subdivision or agency thereof, (ii) state securities or blue sky laws or federal securities laws, including the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended, (iii) any federal or state tax, antitrust, foreign investment, anti-money laundering, anti-terrorism, anti-corruption, banking, insurance, environmental, or fraudulent transfer or conveyance laws, (iv) the Employee Retirement Income Security Act of 1974, as amended, or (v) the Act (except as expressly provided in paragraph 5 below), the Cape Town Treaty or any other laws, rules or regulations governing, regulating or relating to the acquisition, ownership, registration, use or sale of an aircraft, airframe or aircraft engine or to the particular nature of the equipment to be acquired by the Company. In addition, our opinions are based upon a review of those laws, statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Participation Agreement.

B.            The opinions set forth in paragraph 3 below are subject to (i) limitations on enforceability arising from applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance, fraudulent transfer, preferential transfer and similar laws relating to or affecting the rights and remedies of creditors generally and the effect of general principles of equity, including, without limitation, laches and estoppel as equitable defenses and concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered or applied in a proceeding in equity or at law) and considerations of impracticability or impossibility of performance, and defenses based upon unconscionability of otherwise enforceable obligations in the context of the factual circumstances under which enforcement thereof is sought and (ii) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. In addition, certain remedial and procedural provisions of the Company Documents (as defined in paragraph 2 below) are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of those agreements and does not, in our opinion, make the remedies provided in those agreements, or otherwise available under applicable law, inadequate for the practical realization of the substantive benefits purported to be provided thereby, except for the economic consequences resulting from any delay imposed by, or any procedure required by, applicable laws, rules, regulations and by constitutional requirements. We express no opinion as to (i) any provision contained in any Operative Agreement (a) providing for indemnification or exculpation of any Person for such Person’s gross negligence, willful misconduct, recklessness or unlawful conduct or in respect of liabilities under the Securities Act, (b) providing for a premium, late payment charges or an increase in interest rate upon delinquency in payment or the

PA HHR Op./2023-1

3

occurrence of a default or other specified event but only to the extent such provision is deemed to constitute a penalty or liquidated damages provision, (c) as such provision relates to the subject matter jurisdiction of federal courts or the waiver of inconvenient forum with respect to proceedings in federal courts, (d) that purports to establish (or may be construed to establish) evidentiary standards, (e) providing for the waiver of any statutory right or any broadly or vaguely stated rights or unknown future rights, or any waiver which is against public policy considerations or (f) providing for severability of the provisions of an Operative Agreement or (ii) Section 12.8(e) of the Participation Agreement or any comparable provision of any other Operative Agreement. Under certain circumstances the requirement that the provisions of an Operative Agreement may be modified or waived only in writing or only in a specific instance and provisions to the effect that failure or delay in exercising any right, remedy, power and/or privilege will not impair or waive such right, remedy, power and/or privilege may be unenforceable to the extent that an oral agreement has been effected or a course of dealing has occurred modifying such provisions. A court may modify or limit contractual agreements regarding attorneys’ fees.

C.            To the extent that our opinions expressed herein involve conclusions as to the matters set forth in the opinions dated the date hereof of the Company’s Legal Department, Morris James LLP or Lytle, Soulé & Felty, P.C. being delivered to you on the date hereof, we have assumed, without independent investigation, the correctness of the matters set forth in such opinions.

D.            We have assumed the due authorization, execution and delivery of the Operative Agreements by each of the parties thereto, that each of such parties (other than the Company) has the power and authority to execute, deliver and perform each such Operative Agreement and has obtained or made all necessary consents, approvals, filings and registrations in connection therewith (except any required under New York law by the Company), that such execution, delivery and performance does not violate its charter, by-laws or similar instrument, that value has been given by the Pass Through Trustee to the Company under the Trust Indenture, that the Company has rights in the Collateral and that WTNA is duly organized, validly existing and in good standing in its jurisdiction of organization and qualified to transact business in each other jurisdiction where such qualification is required.

E.            We have assumed the due authentication of the Equipment Note by the Mortgagee and the delivery thereof against payment therefor, all in accordance with the Participation Agreement and the Trust Indenture, and that the Equipment Note conforms to the form thereof examined by us. We have assumed that (i) the Company holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and (ii) the Airframe and each Engine constitutes an “aircraft” or an “aircraft engine”, as the case may be, as such terms are defined in Section 40102 of Title 49 of the United States Code.

F.            We have assumed that all signatures on documents examined by us are genuine, that all persons signing such documents have legal capacity, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.

PA HHR Op./2023-1

4

G.            We express no opinion as to any provision in any Operative Agreement that is contrary to Sections 9-401, 9-406, 9-407 or 9-408 or Part VI of Article 9, of the UCC.

H.            We have not made any examination of, and express no opinion with respect to (and to the extent relevant have assumed the accuracy and sufficiency of), (i) descriptions of, the legal or beneficial ownership of, or the title or condition of title to, the Collateral or any other property covered by any of the Operative Agreements, (ii) except as expressly set forth in paragraphs 5 and 7 below, the existence, creation, validity or attachment of any Lien thereon, (iii) except as expressly set forth in paragraph 5 below, the perfection of any Lien thereon and (iv) the priority or enforcement of any Lien thereon.

I.              In giving an opinion regarding the valid existence and good standing of the Company, we have relied solely upon certificates of public officials.

J.             The opinions expressed herein are given as of the date hereof. We assume no obligation to advise you of any facts or circumstance that may come to our attention, or any changes in law that may occur after the date hereof, which may affect the opinions expressed herein.

Based on and subject to the foregoing, we are of the opinion that:

1.             The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2.             The Company has all necessary corporate power to execute, deliver and perform its obligations under the Participation Agreement, the Trust Indenture, the Trust Indenture Supplement No. 1 and the Equipment Note (collectively, the “Company Documents”). Neither the execution nor delivery of the Company Documents by the Company nor the consummation of the transactions contemplated thereby will result in any violation of (a) its Amended and Restated Certificate of Incorporation or Amended and Restated By-laws or (b) any law, governmental rule or regulation known to us to be applicable to, or binding on, the Company, or requires the approval of the stockholders of the Company.

3.             Each Company Document constitutes the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

4.             Except for the matters referred to in clauses (i) through (iv) of paragraph 5 below, no approval, authorization or other action by or filing with any governmental authority is required for the execution and delivery by the Company of the Company Documents or the consummation of the transactions contemplated thereby to occur at the Closing.

5.             Except for (i) the filing and recordation in accordance with the Act of the Trust Indenture, Trust Indenture Supplement No. 1 and the FAA Bill of Sale, and assuming that at the time of such filing no other unrecorded document relating to the Aircraft has been filed pursuant to the Act, (ii) the filing with the FAA pursuant to the FAA Regulations of the Forms 8050-135 referred to in Section 5.1.6 of the Participation Agreement, (iii) the filing of Financing Statements referred to in Section 4.1.11 of the Participation Agreement (and the filing of periodic continuation statements with respect thereto) and (iv) the filing of an FAA Application for

PA HHR Op./2023-1

5

Registration (on AC Form 8050-1 or other form as may be approved by the FAA) relating to the Aircraft in the name of the Company and the registration of the Aircraft in the name of the Company with the FAA pursuant to the Act (and the periodic renewal of such registration with the FAA prior to its expiration), (a) no further filing or recording of any document is necessary (x) to establish the Company’s title to the Airframe and Engines, and (y) to create a valid security interest in the Company’s interest as owner of the Airframe and Engines or in the Purchase Agreement (to the extent a security interest therein is created by the Trust Indenture) in favor of the Mortgagee pursuant to the Trust Indenture and (b) no further filing or recording of any document in the State of New York or under the Act is required to perfect a security interest in the Company’s interest as owner of the Airframe and Engines or in the Purchase Agreement (to the extent a security interest therein is created by the Trust Indenture) in favor of the Mortgagee pursuant to the Trust Indenture.

6.             The Mortgagee, as secured party under the Mortgage, will be entitled to the benefits of Section 1110 of Title 11 of the United States Code with respect to the Airframe and Engines delivered on the date hereof in connection with any case commenced by or against the Company under Chapter 11 of Title 11 of the United States Code.

7.             Upon issuance, execution, authentication and delivery of the Equipment Note at the Closing, the Trust Indenture creates the security interest in favor of the Mortgagee, as trustee for the benefit of the holder of the Equipment Note, in the Collateral it purports to create to the extent that the UCC applies to a security interest in such property.

This opinion is being delivered pursuant to Section 4.1.2(x)(A) of the Participation Agreement. This opinion may be relied upon by you (and any permitted Transferee under Section 9.1 of the Participation Agreement) in connection with the matters set forth herein and, without our prior written consent, may not be relied upon for any other purpose and may not be relied upon by any other Person for any purpose.

Very truly yours,

PA HHR Op./2023-1

SCHEDULE I

Wilmington Trust, National Association, individually, as Mortgagee, as Subordination Agent and as Pass Through Trustee

Natixis S.A., acting through its New York Branch, as Liquidity Provider

Moody’s Investors Service, Inc.

S&P Global Ratings

PA HHR Op./2023-1

EXHIBIT B

TO

PARTICIPATION AGREEMENT

[Form of Opinion of Owner’s Legal Department]

[Date]

To the Persons Listed on Schedule I

Attached Hereto

Re:	Mortgage of Boeing Model 737 MAX – [8][9] Aircraft with Manufacturer’s Serial Number [MSN] and U.S. Registration Number N[REG]

Ladies and Gentlemen:

This opinion letter is being delivered by United Airlines, Inc., a Delaware corporation (“United”), through its Legal Department in connection with the transactions contemplated by the Participation Agreement [TN] dated as of [DD], among Wilmington Trust, National Association, a national banking association, as Mortgagee, Subordination Agent under the Intercreditor Agreement and as Pass Through Trustee under the Pass Through Trust Agreement, and United, as Owner (the “Participation Agreement”). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given those terms pursuant to the Participation Agreement. This opinion letter is being furnished to you pursuant to Section 4.1.2(x)(B) of the Participation Agreement.

In giving the following opinions, members of United’s Legal Department or lawyers retained by United’s Legal Department have reviewed the Participation Agreement and the other Operative Agreements to which United is a party and have relied upon originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In addition, United’s Legal Department has assumed and has not verified the accuracy as to factual matters of each document reviewed. As used herein, the phrase “to our knowledge” or words of similar import shall mean to the actual knowledge of members of United’s Legal Department after reasonable investigation, but shall not be interpreted to impute to any member of United’s Legal Department knowledge of others.

Based on the foregoing, and subject to the assumptions and limitations contained herein, United’s Legal Department is of the opinion that:

PA UAL Op/2023-1

2

(a)            United is an “air carrier” within the meaning of Section 40102 of the Act, holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, is a “citizen of the United States” as such term is defined in Section 40102 of such Act and holds all authority, necessary licenses and certificates under such Act and the rules and regulations promulgated thereunder necessary for the conduct of its business and to perform its obligations under the Participation Agreement, the Trust Indenture, the Trust Indenture Supplement No. 1 and the Equipment Note (collectively, the “Agreements”).

(b)            The execution, delivery and performance by United of each of the Agreements do not, to our knowledge, constitute a breach or result in a default under any indenture, mortgage, deed of trust, credit agreement, conditional sale contract or other loan agreement to which United is a party or by which United or its property may be bound.

(c)            The execution, delivery and performance of each of the Agreements has been duly authorized by all necessary corporate action on the part of United, and each of the Agreements has been duly executed and delivered by United.

(d)            There are no pending or, to our knowledge, threatened actions, suits or proceedings before any court or administrative agency or arbitrator that question the validity of any of the Agreements or that would have been required to be disclosed in United’s Annual Report on Form 10-K filed for the year ended December 31, 2022, or any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K (or amendment to any of the foregoing), except such as are therein disclosed.

The foregoing opinions are limited to the federal law of the United States of America (other than (i) the Act (except as expressly provided in paragraph (a) above), the Cape Town Treaty or any other laws, rules or regulations governing, regulating or relating to the acquisition, ownership, registration, use or sale of an aircraft, airframe or aircraft engine or to the particular nature of the equipment to be acquired by United, (ii) federal securities laws, (iii) federal tax, antitrust or fraudulent transfer or conveyance laws, as to which we express no opinion), the General Corporation Law of the State of Delaware and the law of the State of Illinois (other than state securities or blue sky laws, or state tax, antitrust or fraudulent transfer or conveyance laws, as to which we express no opinion).

This opinion letter can be relied upon only by you for the purpose indicated above, and may not be relied upon by any other Person (except any permitted Transferee under Section 9.1 of the Participation Agreement) or for any other purpose without our written consent.

PA UAL Op/2023-1

3

Very truly yours,

United Airlines, Inc.
Legal Department

PA UAL Op/2023-1

SCHEDULE I

Wilmington Trust, National Association, individually and as Mortgagee, as Subordination Agent and as Pass Through Trustee

Natixis S.A., acting through its New York Branch, as Liquidity Provider

Moody’s Investors Service, Inc.

S&P Global Ratings

PA UAL Op./2023-1

EXHIBIT C

TO

PARTICIPATION AGREEMENT

FORM OF OPINION

[Letterhead of Morris James LLP]

[_________ __, ____]

To Each of the Parties Listed

on Schedule A Hereto

Re:	United Airlines, Inc. - Financing of One Boeing Model 737 MAX – [8][9] Aircraft Bearing Manufacturer’s Serial Number [____]

Ladies and Gentlemen:

We have acted as counsel to Wilmington Trust, National Association (“WTNA”), in connection with the Trust Indenture and Mortgage [____], dated as of [_________ __, ____] (the “Trust Indenture”), between WTNA, as mortgagee (the “Mortgagee”), and United Airlines, Inc. (the “Owner”). Pursuant to Participation Agreement [____], dated as of [_________ __, ____] (the “Participation Agreement”), among the Owner and WTNA, as Mortgagee, Subordination Agent under the Intercreditor Agreement (as defined in the Participation Agreement) and as Pass Through Trustee (as defined in the Participation Agreement), financing is being provided for one Boeing Model 737 MAX – [8][9] aircraft bearing manufacturer’s serial number [______]. This opinion is furnished pursuant to Section 4.1.2 (x)(C) of the Participation Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Trust Indenture, except that reference herein to any document shall mean such document as in effect on the date hereof.

We have examined originals or copies of the following documents:

(a)            The Trust Indenture and the initial Trust Indenture Supplement;

(b)            The Participation Agreement (the documents referred to in paragraphs (a) and (b) above being collectively referred to as the “Transaction Documents”); and

(c)            The Equipment Note being issued today and authenticated by the Mortgagee (the “Equipment Note”).

We have also examined originals or copies of such other documents and such

To Each of the Parties Listed

on Schedule A Hereto

[_________ __, ____]

corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the documents referred to in this paragraph.

Based upon the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

1.             WTNA has been duly incorporated and is validly existing in good standing as a national banking association under the laws of the United States of America, is a “citizen of the United States” within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, as amended, and has full power, authority and legal right to execute, deliver and perform its obligations under the Transaction Documents and to authenticate the Equipment Note.

2.             The Mortgagee, the Subordination Agent, the Pass Through Trustee or WTNA, as the case may be, has duly authorized, executed and delivered each Transaction Document to which it is party, and the Equipment Note, and each such document constitutes a legal, valid and binding obligation of the Mortgagee, the Subordination Agent, the Pass Through Trustee or WTNA, as the case may be, enforceable against the Mortgagee, the Subordination Agent, the Pass Through Trustee or WTNA, as the case may be, in accordance with its terms.

3.             The execution, delivery and performance by the Mortgagee, the Subordination Agent, the Pass Through Trustee or WTNA, as the case may be, of the Transaction Documents to which it is a party, the authentication by the Mortgagee of the Equipment Note and the consummation by the Mortgagee, the Subordination Agent, the Pass Through Trustee or WTNA, as the case may be, of any of the transactions contemplated thereby are not in violation of the charter or by-laws of WTNA or of any law, governmental rule or regulation of the State of Delaware or the United States governing the trust powers of WTNA or, to our knowledge, any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which WTNA is a party or by which it is bound or, to our knowledge, any judgment or order applicable to WTNA.

4.             None of the execution and delivery by the Mortgagee, the Subordination Agent, the Pass Through Trustee or WTNA, as the case may be, of the Transaction Documents to which it is a party, the authentication of the Equipment Note or the consummation of any of the transactions by the Mortgagee, the Subordination Agent, the Pass Through Trustee or WTNA, as the case may be, contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States governing the trust powers of WTNA or under any Delaware law.

5.             No taxes, fees or other charges (other than taxes payable by WTNA on or

To Each of the Parties Listed

on Schedule A Hereto

[_________ __, ____]

measured by any compensation received by WTNA for its services as Mortgagee, Subordination Agent or Pass Through Trustee) are required to be paid by the Subordination Agent, the Pass Through Trustee or the Mortgagee or the trust created by the Trust Indenture under the laws of the State of Delaware, or any political subdivision thereof, in connection with the execution, delivery or performance of the Transaction Documents to which the Mortgagee, the Subordination Agent or the Pass Through Trustee is party and the Equipment Note, which taxes, fees or other charges would not be required to be paid if WTNA were not a national banking association and did not perform its obligations as Mortgagee under the Trust Indenture in the State of Delaware.

6.             The Equipment Note has been duly and validly authenticated by the Mortgagee in accordance with the Trust Indenture.

7.             To our knowledge, there are no proceedings pending or threatened against or affecting the Mortgagee, the Subordination Agent, the Pass Through Trustee or WTNA in any court or before any governmental authority, agency, arbitration board or tribunal which, if adversely determined, individually or in the aggregate, would materially and adversely affect the Mortgaged Property or the right, power and authority of the Mortgagee, the Subordination Agent, the Pass Through Trustee or WTNA, as the case may be, to enter into or perform its obligations under the Transaction Documents to which it is party.

The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

A.            We are admitted to practice law in the State of Delaware and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware (and its political subdivisions to the extent set forth in paragraph 5 above), the federal laws of the United States of America governing the banking and trust powers of WTNA, except that we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and the Trust Indenture Act of 1939, as amended, (ii) Part A of Subtitle VII of Title 49 of the United States Code, as amended (except with respect to the opinion set forth in paragraph 1 above concerning the citizenship of WTNA), (iii) the Federal Communications Act of 1934, as amended, (iv) state securities or blue sky laws, or (v) laws, rules and regulations applicable to the particular nature of the equipment acquired by the Company. Insofar as the foregoing opinions relate to the validity and enforceability of the Transaction Documents expressed to be governed by the laws of the State of New York, we have assumed that each such document is legal, valid, binding and enforceable in accordance with its terms under such laws (as to which we express no opinion).

B.             The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

To Each of the Parties Listed

on Schedule A Hereto

[_________ __, ____]

C.             We have assumed that each of the parties to the Transaction Documents and the Equipment Note (except the Mortgagee, the Subordination Agent, the Pass Through Trustee or WTNA, as the case may be) has full power, authority and legal right to execute, deliver and perform each such document and that each such document has been duly authorized, executed and delivered by each such party.

D.            We have assumed that all signatures (other than signatures of officers of WTNA) on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified.

E.             We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended.

F.             No opinion is expressed as to the creation, attachment, perfection or priority of any mortgage or security interests or as to the nature or validity of title to any part of the Mortgaged Property.

G.            The opinion set forth in paragraph (1) above concerning the citizenship of WTNA is based upon an affidavit of WTNA, made by one of its Vice Presidents, the facts set forth in which we have not independently verified.

H.            In basing the opinions set forth herein on “our knowledge,” the words “our knowledge” signify that no information has come to the attention of the attorneys in the firm who are directly involved in the representation of WTNA in this transaction that would give us actual knowledge that any such opinions are not accurate. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters.

This opinion may be relied upon by you in connection with the matters set forth herein. This opinion may also be relied upon by any transferee of a Note Holder subject to the understanding that the opinions expressed herein are rendered as of the date hereof and only with respect to the laws, rules and regulations in effect as of such date. Otherwise, without our prior written consent, this opinion may not be relied upon by any other person or entity for any purpose.

Very truly yours,

LCL/pab

SCHEDULE A

Mortgagee, Subordination Agent, and

Pass Through Trustee

Wilmington Trust, National Association

Owner

United Airlines, Inc.

Liquidity Provider

Natixis S.A., New York Branch

Rating Agencies

Moody’s Investors Service, Inc.

S&P Global Ratings

EXHIBIT D TO PARTICIPATION AGREEMENT

LYTLE SOULÉ & FELTY

A PROFESSIONAL CORPORATION
EST. JANUARY 1, 1902
MICHAEL C. FELTY*°	ATTORNEYS & COUNSELORS	JAMES E. TANCULA*^
GORE GAINES	1200 ROBINSON RENAISSANCE	MONTREL D. PRESTON
JASON C. HASTY	119 NORTH ROBINSON	JONATHAN W. BARR
ROBERT RAY JONES, JR.	OKLAHOMA CITY, OKLAHOMA 73102	MORGAN M. LAWSON
MATTHEW K. FELTY	PHONE (405) 235-7471	MATTHEW J. BECKER
M. DAN CALDWELL	FAX (405) 232-3852	________
KRISTI BYNUM FUNCK	www.lytlesoule.net
ERIC L. COMBS		RICHARD M. HEALY, III
OF COUNSEL
* Also licensed in Texas
° Also admitted in U.S. Patent Office
^ Also admitted in Illinois
__________________, 2023

Re:	Boeing model _______ (described as model ______ on the International Registry) aircraft with manufacturer’s serial number _____ and United States nationality and registration marks N_____ (the “Aircraft”)

To the Addressees Listed

on the Attached Exhibit A

Ladies and Gentlemen:

Acting as special legal counsel in connection with the transactions contemplated by the instruments described below, this opinion is furnished to you with respect to: (i) registering interests with the International Registry (the “International Registry”) created pursuant to and in accordance with the provisions of the Convention on International Interests in Mobile Equipment, the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft equipment, both signed in Cape Town, South Africa on November 16, 2001, together with the Regulations for the International Registry, the International Registry Procedures, and all other rules, amendments, supplements, revisions thereto (collectively the “Cape Town Treaty”), all as in effect on this date in the United States of America, as a Contracting State, as defined in the Cape Town Treaty (a “Contracting State”), and the requirements of Title 49 of the United States Code (the “Transportation Code”); and (ii) pertaining to the recordation of instruments and the registration of aircraft pursuant to the Transportation Code and the continued validity of interests under the Cape Town Treaty and the Transportation Code.

This letter confirms that we filed with the Federal Aviation Administration (the “FAA”) today at __:__ _.M., C.D.T., Trust Indenture and Mortgage _____ dated as of this date (the “Trust Indenture”) by United Airlines, Inc. (the “Owner”) in favor of Wilmington Trust, National Association, as Mortgagee (the “Mortgagee”), to which was attached Trust

Indenture and Mortgage Supplement No. 1 dated this date (the “Indenture Supplement”) covering the Aircraft and the two CFM International, Inc. model LEAP-1B___ (described as model LEAP-1B on the International Registry) aircraft engines with manufacturer’s serial numbers ______ and ______ (the “Engines”).

Based upon our examination of the above-described instruments and of such records of the FAA and the Priority Search Certificates (the “Priority Search Certificates”) issued by the International Registry as we deemed necessary to render this opinion and as were made available to us by the FAA and the International Registry, it is our opinion that:

(a)	based on the type certificate data sheets issued by the FAA, the Aircraft and the Engines constitute “aircraft objects” as defined by the Cape Town Treaty;

(b)	the Trust Indenture with the Indenture Supplement attached is in due form for recording and has been duly filed for recordation with the FAA pursuant to and in accordance with the provisions of the Transportation Code;

(c)	the Owner is owner of legal title to the Aircraft, with a Certificate of Aircraft Registration duly issued to the Owner with an expiration date of ____________, 202_, pursuant to and in accordance with the provisions of the Transportation Code;

(d)	the Aircraft and the Engines are free and clear of all Liens (as such term is defined in the Trust Indenture) of record with the FAA except the security interest created by the Trust Indenture, as supplemented by the Indenture Supplement;

(e)	the interest by the Owner to the Mortgagee created pursuant to and recognized by the Cape Town Treaty in the Trust Indenture, as supplemented by the Indenture Supplement (the “Indenture International Interest”), constitutes an International Interest as defined in the Cape Town Treaty with respect to the Aircraft and the Engines;

(f)	based on the Priority Search Certificate No. ______ dated this date issued by the International Registry attached hereto as Exhibit B, the Aircraft is subject to: (i) the Sale dated __________, 202_, by The Boeing Company (“Boeing”) as seller to the Owner as buyer (the “Sale”) assigned International Registry File No. _______; and (ii) International Interest dated this date by the Owner as debtor to the Mortgagee as creditor (the “Indenture International Interest”) assigned International Registry File No. _______;

(g)	based on the Priority Search Certificate No. ______ dated this date issued by the International Registry, attached hereto as Exhibit C, Engine ______ is subject to: (i) the Sale assigned International Registry File No. ______; and (ii) the Indenture International Interest assigned International Registry File No. ______;

(h)	based on the Priority Search Certificate No. ______ dated this date issued by the International Registry, attached hereto as Exhibit D, Engine ______ is subject to: (i) the Sale assigned International Registry File No. ______; and (ii) the Indenture International Interest assigned International Registry File No. ______;

(i)	the Indenture International Interest is a duly registered first priority International Interest as defined in the Cape Town Treaty in favor of the Mortgagee in the Aircraft and the Engines, subject to the terms of the Cape Town Treaty;

(j)	the Sale is effective to transfer the interest of Boeing in the Aircraft and the Engines to the Owner and is effective against third parties in any Contracting State pursuant to and in accordance with the terms of the Cape Town Treaty;

(k)	the Trust Indenture, as supplemented by the Indenture Supplement, constitutes a valid, duly perfected mortgage and security interest in favor of the Mortgagee in the Aircraft and the Engines pursuant to and in accordance with the Transportation Code, subject to the terms of the Cape Town Treaty;

(l)	no further registration with the International Registry of the Indenture International Interest or the Sale is required under the Cape Town Treaty and no filings or recordings of the Trust Indenture or the Indenture Supplement (other than the filings and recordings with the FAA which have been effected) are necessary to perfect and maintain the effectiveness and priority of the interests created thereunder; and

(m)	no authorization, approval, consent, license or order of, or registration with, or giving of notice to, the FAA Aircraft Registry or the International Registry is required for the valid authorization, delivery or performance of the Trust Indenture or the Indenture Supplement, or to maintain the effectiveness and priority thereof, except for such authorizations, approvals, consents, licenses, orders, registrations and notices as have been effected.

No opinion is herein expressed as to: (i) laws other than the federal laws of the United States; (ii) the validity or enforceability under local law of the Trust Indenture, as supplemented by the Indenture Supplement; and (iii) the recognition of the perfection of the security interest created by the Trust Indenture, as supplemented by the Indenture Supplement, as against third parties in any legal proceedings outside the United States. Since our examination was limited to records maintained by the FAA Aircraft Registry and the International Registry, our opinion does not cover liens which are perfected without the filing of notice thereof with the FAA and without the registration of notice thereof with the International Registry, such as federal tax liens, liens arising under Section 1368(a) of Title 29 of the United States Code and possessory artisans’ liens, and is subject to: (i) the accuracy of FAA personnel in the filing, indexing, posting, recording and additions to the Registry Modernization System of instruments filed with the FAA and in the search for encumbrance cross-reference index records for the Engines; (ii) the accuracy of the information contained in the Priority Search Certificates; and (iii) the inclusion of all registered interests associated with the Aircraft and the Engines in the Priority Search Certificates. We have assumed that the instruments in the records maintained by the FAA for the Aircraft and the Engines and the instruments supporting the registrations on the International Registry are sufficient under the relevant local law to create or terminate the interests they purport to create or terminate.

Very truly yours,

Jason Hasty

EXHIBIT A

MORTGAGEE AND SUBORDINATION AGENT

Wilmington Trust, National Association

OWNER

United Airlines, Inc.

PASS THROUGH TRUSTEE

Wilmington Trust, National Association

LIQUIDITY PROVIDER

Natixis S.A., acting through its New York Branch

RATING AGENCIES

Moody’s Investors Service, Inc.

S&P Global Ratings

EXHIBIT C TO NOTE PURCHASE AGREEMENT

TRUST INDENTURE AND MORTGAGE [____]

Dated as of [____]

between

UNITED AIRLINES, INC.,

Owner,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

not in its individual capacity,

except as expressly stated herein,

but solely as Mortgagee,

Mortgagee

EQUIPMENT NOTES COVERING

ONE BOEING [______] AIRCRAFT

BEARING U.S. REGISTRATION MARK N[______]

AND MANUFACTURER’S SERIAL NO. [______]

TRUST INDENTURE 2023-1

TRUST INDENTURE 2023-1

TABLE OF CONTENTS

(continued)

TRUST INDENTURE 2023-1	ii

TABLE OF CONTENTS

(continued)

TRUST INDENTURE 2023-1	iii

TRUST INDENTURE AND MORTGAGE [____]

TRUST INDENTURE AND MORTGAGE [____], dated as of [____] (this “Trust Indenture”), between UNITED AIRLINES, INC., a Delaware corporation (“Owner”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly stated herein, but solely as Mortgagee hereunder (together with its successors hereunder, the “Mortgagee”).

W I T N E S S E T H

WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

WHEREAS, the parties hereto desire by this Trust Indenture, among other things, (i) to provide for the issuance by the Owner of the Series of Equipment Notes specified on Schedule I hereto, and the possible issuance of Additional Series, and (ii) to provide for the assignment, mortgage and pledge by the Owner to the Mortgagee, as part of the Collateral hereunder, among other things, of all of the Owner’s right, title and interest in and to the Aircraft and, except as hereinafter expressly provided, all payments and other amounts received hereunder in accordance with the terms hereof, as security for, among other things, the Owner’s obligations to the Note Holders and the Indenture Indemnitees;

WHEREAS, all things have been done to make the Equipment Notes of the Series listed on Schedule I hereto, when executed by the Owner and authenticated and delivered by the Mortgagee hereunder, the valid, binding and enforceable obligations of the Owner; and

WHEREAS, all things necessary to make this Trust Indenture the valid, binding and legal obligation of the Owner for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;

GRANTING CLAUSE

NOW, THEREFORE, THIS TRUST INDENTURE AND MORTGAGE WITNESSETH, that, to secure the prompt payment of the Original Amount of, interest on, Make-Whole Amount, if any, and all other amounts due with respect to, all Equipment Notes from time to time outstanding hereunder according to their tenor and effect and to secure the performance and observance by the Owner of all the agreements, covenants and provisions contained herein and in the Participation Agreement and in the Equipment Notes and to secure the Related Secured Obligations and the performance and observance by the Owner of all agreements, covenants and provisions contained in the Related Equipment Notes, for the benefit of the Note Holders and each of the Indenture Indemnitees, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Equipment Notes and the Related Equipment Notes by the holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Owner has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Mortgagee, its successors in trust and assigns, for the security and benefit of, the Note Holders and each of the

TRUST INDENTURE 2023-1

Indenture Indemnitees, a first priority security interest and, in the case of the Airframe and Engines, an International Interest in and mortgage lien on all right, title and interest of the Owner in, to and under the following described property, rights and privileges, whether now or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Trust Indenture by the terms hereof or any supplement hereto, are included within, and are referred to as, the “Collateral”), to wit:

(1)            The Airframe which is one Boeing [______] aircraft with the FAA Registration number of N[______] and the manufacturer’s serial number of [______] and two Engines, each of which Engines is a [________________________] jet propulsion aircraft engine with at least 1750 lb. of thrust, with the manufacturer’s serial numbers of [______] and [______] (such Airframe and Engines more particularly described in the Trust Indenture Supplement executed and delivered as provided herein) as the same is now and will hereafter be constituted, whether now owned by the Owner or hereafter acquired, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to the Airframe or any other airframe, together with (a) all Parts of whatever nature, which are from time to time included within the definitions of “Airframe” or “Engines”, whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents;

(2)            The Purchase Agreement and the Bills of Sale to the extent the same relate to continuing rights of the Owner in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design or patent infringement or related matters with respect to the Airframe or the Engines (reserving to the Owner, however, all of the Owner’s other rights and interest in and to the Purchase Agreement) together with all rights, powers, privileges, options and other benefits of the Owner thereunder (subject to such reservation) with respect to the Airframe or the Engines, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Owner is or may be entitled to do thereunder (subject to such reservation), subject, with respect to the Purchase Agreement, to the terms and conditions of the Consent and Agreement and the Engine Consent and Agreement;

(3)            All proceeds with respect to the requisition of title to or use of the Aircraft or any Engine by any Government Entity or from the sale or other disposition of the Aircraft, the Airframe, any Engine or other property described in any of these Granting Clauses by the Mortgagee pursuant to the terms of this Trust Indenture, and all insurance proceeds with respect to the Aircraft, the Airframe, any Engine or any part thereof, but excluding any insurance maintained by the Owner and not required under Section 4.06;

TRUST INDENTURE 2023-1	2

(4)            All rents, revenues and other proceeds collected by the Mortgagee pursuant to paragraph (iv) of clause “Third” of Section 3.03 and Section 5.03(b) and all monies and securities from time to time deposited or required to be deposited with the Mortgagee by or for the account of the Owner pursuant to any terms of this Trust Indenture held or required to be held by the Mortgagee hereunder, including the Securities Account and all monies and securities deposited into the Securities Account; and

(5)            All proceeds of the foregoing.

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, (a) the Mortgagee shall not take or cause to be taken any action contrary to the Owner’s right hereunder to quiet enjoyment of the Airframe and Engines, and to possess, use, retain and control the Airframe and Engines and all revenues, income and profits derived therefrom, and (b) the Owner shall have the right, to the exclusion of the Mortgagee, with respect to the Indenture Agreements, to exercise in the Owner’s name all rights and powers of the Owner under the Indenture Agreements (other than to amend, modify or waive any of the warranties or indemnities contained therein, except in the exercise of the Owner’s reasonable business judgment) and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under the Indenture Agreements; and provided further that, notwithstanding the occurrence or continuation of an Event of Default, the Mortgagee shall not enter into any amendment of any Indenture Agreement which would increase the obligations of the Owner thereunder.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, and its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders and the Indenture Indemnitees, except as provided in Section 2.13 and Article III hereof, without any preference, distinction or priority of any one Equipment Note over any other, or any Related Equipment Note over any other, by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in clauses (1) through (5) inclusive above, subject to the terms and provisions set forth in this Trust Indenture.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner shall remain liable under the Indenture Agreements to perform all of the obligations assumed by it thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and the Mortgagee, the Note Holders and the Indenture Indemnitees shall have no obligation or liability under the Indenture Agreements by reason of or arising out of the assignment hereunder, nor shall the Mortgagee, the Note Holders or the Indenture Indemnitees be required or obligated in any manner to perform or fulfill any obligations of the Owner under or pursuant to the Indenture Agreements, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

TRUST INDENTURE 2023-1	3

The Owner does hereby constitute the Mortgagee the true and lawful attorney of the Owner, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Owner or otherwise) to ask for, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Indenture Agreements, and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Mortgagee may deem to be necessary or advisable in the premises; provided that the Mortgagee shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default hereunder.

The Owner agrees that at any time and from time to time, upon the written request of the Mortgagee, the Owner will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents (including without limitation UCC continuation statements) as the Mortgagee may reasonably deem necessary to perfect, preserve or protect the mortgage, security interests, International Interests and assignments created or intended to be created hereby or to obtain for the Mortgagee the full benefits of the assignment hereunder and of the rights and powers herein granted; provided that any instrument or other document so executed by Owner will not expand any obligations or limit any rights of Owner in respect of the transactions contemplated by the Operative Agreements.

IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed in the manner described, in Annex A hereto.

ARTICLE II

THE EQUIPMENT NOTES

SECTION 2.01.  Form of Equipment Notes

The Equipment Notes shall be substantially in the form set forth below:

THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS EQUIPMENT NOTE MAY NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH

TRUST INDENTURE 2023-1	4

APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH REGISTRATIONS IS AVAILABLE.

UNITED AIRLINES, INC.

SERIES [_____] EQUIPMENT NOTE DUE [____] ISSUED IN CONNECTION WITH THE BOEING MODEL [_____] AIRCRAFT BEARING UNITED STATES REGISTRATION NUMBER N[_____]

No. ____	Date: [__________, ____]

___________________________

INTEREST RATE	MATURITY DATE

[___________]	[____________]

UNITED AIRLINES, INC., a Delaware corporation (“Owner”), hereby promises to pay to __________________, or the registered assignee thereof, the principal sum of $____________ (the “Original Amount”), together with interest on the amount of the Original Amount remaining unpaid from time to time (calculated on the basis of a year of 360 days comprised of twelve 30-day months) from the date hereof until paid in full at a rate per annum equal to the Debt Rate. The Original Amount of this Equipment Note shall be due and payable in installments on the dates set forth in Schedule I hereto equal to the corresponding percentage of the Original Amount of this Equipment Note set forth in Schedule I hereto. Accrued but unpaid interest shall be due and payable in semi-annual installments commencing on [_______]1 and thereafter on [July 15 and January 15]2 of each year, to and including [_______________]. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension.

For purposes hereof, the term “Trust Indenture” means the Trust Indenture and Mortgage [____] dated as of June 20, 2023, between the Owner and Wilmington Trust, National Association (the “Mortgagee”), as the same may be amended or supplemented from time to time.

1. Insert first July 15 or January 15 after the Closing Date, excluding July 15, 2023.

2. Correct order, if necessary.

TRUST INDENTURE 2023-1	5

All other capitalized terms used in this Equipment Note and not defined herein shall have the respective meanings assigned in the Trust Indenture.

This Equipment Note shall bear interest, payable on demand, at the Payment Due Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any overdue Original Amount, any overdue Make-Whole Amount, if any, and (to the extent permitted by applicable Law) any overdue interest and any other amounts payable hereunder which are overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).

There shall be maintained an Equipment Note Register for the purpose of registering transfers and exchanges of Equipment Notes at the Corporate Trust Office of the Mortgagee or at the office of any successor in the manner provided in Section 2.07 of the Trust Indenture.

The Original Amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Corporate Trust Office of the Mortgagee, or as otherwise provided in the Trust Indenture. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note, except that in the case of any final payment with respect to this Equipment Note, the Equipment Note shall be surrendered promptly thereafter to the Mortgagee for cancellation.

The holder hereof, by its acceptance of this Equipment Note, agrees that, except as provided in the Trust Indenture, each payment of the Original Amount, Make-Whole Amount, if any, and interest received by it hereunder shall be applied, first, to the payment of Make-Whole Amount, if any, and any other amount (other than as covered by any of the following clauses) due hereunder or under the Trust Indenture, second, to the payment of accrued interest on this Equipment Note (as well as any interest on any overdue Original Amount, any overdue Make-Whole Amount, if any, or, to the extent permitted by Law, any overdue interest and other amounts hereunder) to the date of such payment, third, to the payment of the Original Amount of this Equipment Note then due, and fourth, the balance, if any, remaining thereafter, to the payment of installments of the Original Amount of this Equipment Note remaining unpaid in the inverse order of their maturity.

This Equipment Note is one of the Equipment Notes referred to in the Trust Indenture which have been or are to be issued by the Owner pursuant to the terms of the Trust Indenture. The Collateral is held by the Mortgagee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Trust Indenture and the Related Indentures. Reference is hereby made to the Trust Indenture and the Related Indentures for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Equipment Note (including as a “Related Equipment Note” under each of the Related Indentures) and the rights and obligations of the holders of, and the nature and extent of the security for, any other Equipment Notes executed and delivered under the Trust Indenture, as well as for a statement of the terms and conditions of the Trust created by the Trust Indenture, to all of which terms and conditions in the Trust Indenture each holder hereof agrees by its acceptance of this Equipment Note.

TRUST INDENTURE 2023-1	6

As provided in the Trust Indenture and subject to certain limitations therein set forth, this Equipment Note is exchangeable for a like aggregate Original Amount of Equipment Notes of different authorized denominations, as requested by the holder surrendering the same.

Prior to due presentment for registration of transfer of this Equipment Note, the Owner and the Mortgagee shall treat the person in whose name this Equipment Note is registered as the owner hereof for all purposes, whether or not this Equipment Note be overdue, and neither the Owner nor the Mortgagee shall be affected by notice to the contrary.

This Equipment Note is subject to redemption as provided in Sections 2.10, 2.11 and 2.12 of the Trust Indenture but not otherwise. In addition, this Equipment Note may be accelerated as provided in Section 5.02 of the Trust Indenture.

This Equipment Note is subject to certain restrictions set forth in Sections 4.1(a)(i) and 4.1(a)(iii) of the Intercreditor Agreement, as further specified in Section 2.07 of the Trust Indenture, to all of which terms and conditions in the Intercreditor Agreement each holder hereof agrees by its acceptance of this Equipment Note.

[The indebtedness evidenced by this Equipment Note is, to the extent and in the manner provided in the Trust Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations (as defined in the Trust Indenture) in respect of [Series A Equipment Notes and Related Series A Equipment Notes]3, and certain other Secured Obligations, and this Equipment Note is issued subject to such provisions. The Note Holder of this Equipment Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Mortgagee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Trust Indenture and (c) appoints the Mortgagee his attorney-in-fact for such purpose.]4

Unless the certificate of authentication hereon has been executed by or on behalf of the Mortgagee by manual signature, this Equipment Note shall not be entitled to any benefit under the Trust Indenture or be valid or obligatory for any purpose.

THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

*   *   *

3. To be inserted in the case of an Additional Series Equipment Note.

4. To be inserted for each Equipment Note other than any Series A Equipment Note.

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IN WITNESS WHEREOF, the Owner has caused this Equipment Note to be executed in its corporate name by its officer thereunto duly authorized on the date hereof.

UNITED AIRLINES, INC.

By:
Name:
Title:

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MORTGAGEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Equipment Notes referred to in the within-mentioned Trust Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Mortgagee

By:
Name:
Title:

SCHEDULE I

EQUIPMENT NOTE AMORTIZATION

Payment Date                     Percentage of Original Amount to Be Paid

[SEE SCHEDULE I TO TRUST INDENTURE

WHICH IS INSERTED UPON ISSUANCE]

*   *   *

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SECTION 2.02.  Issuance and Terms of Equipment Notes

The Equipment Notes (other than the Additional Series Equipment Notes) shall be dated the Closing Date, shall be issued in a single series consisting of Series A and in the maturities and principal amounts and shall bear interest as specified in Schedule I hereto. On the Closing Date, the Series specified in Schedule I shall be issued to the Subordination Agent on behalf of the Pass Through Trustee under the Pass Through Trust Agreement. In addition to the foregoing, Owner shall have the option to issue one or more separate series of Additional Series Equipment Notes at any time and from time to time at or after the Issuance Date, subject to the terms of Section 4(a)(vi) of the Note Purchase Agreement and Section 9.1(d) of the Intercreditor Agreement. Without limitation of the foregoing, if one or more Additional Series Equipment Notes are issued pursuant to Section 9.1(d) of the Intercreditor Agreement after the Issuance Date, Additional Series Equipment Notes may also be issued pursuant to the provisions of Section 4(a)(vi) of the Note Purchase Agreement and Section 9.1(c) of the Intercreditor Agreement in connection with a refinancing of Equipment Notes (other than Series A). If more than one series of Additional Series Equipment Notes are so issued, each such series shall have a different designation such as, for example, “Series B” and “Series C”, shall be dated the date of original issuance thereof and shall have such maturities, principal amounts and interest rates as specified in an amendment to this Trust Indenture. The Equipment Notes shall be issued in registered form only. The Equipment Notes shall be issued in denominations of $1,000 and integral multiples thereof, except that one Equipment Note of each Series may be in an amount that is not an integral multiple of $1,000.

Each Equipment Note shall bear interest at the applicable Debt Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on the unpaid Original Amount thereof from time to time outstanding. Accrued interest shall be payable in arrears on [_______], 20[__]5, and on each [July 15 and January 15]6 thereafter until maturity. The Original Amount of each Equipment Note shall be payable on the dates and in the installments equal to the corresponding percentage of the Original Amount as set forth in Schedule I hereto for the applicable Series (as amended, in the case of any Additional Series, at the time of original issuance of such Additional Series) which shall be attached as Schedule I to such Equipment Notes. Notwithstanding the foregoing, the final payment made under each Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, such Equipment Note. Each Equipment Note shall bear interest, payable on demand, at the Payment Due Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any part of the Original Amount, Make-Whole Amount, if any, and, to the extent permitted by applicable Law, interest and any other amounts payable thereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts under any Equipment Note shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein, if any date on which a payment under any Equipment Note becomes due and payable is not a Business Day then such

5. Insert first July 15 or January 15 after the Closing Date, excluding July 15, 2023.

6. Correct order, if necessary.

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payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension.

The Owner agrees to pay to the Mortgagee for distribution in accordance with Section 3.04 hereof: (a)(i) to the extent not payable (whether or not in fact paid) under Section 6(a) of the Note Purchase Agreement, an amount equal to the fees payable to the Liquidity Provider under Section 2.03 of the Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate principal amount of the Series A Equipment Notes and the denominator of which shall be the then outstanding aggregate principal amount of all “Series A Equipment Notes” (as defined in the Note Purchase Agreement); (ii) (x) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of the Liquidity Facility minus Investment Earnings from such Downgrade Advance multiplied by (y) the fraction specified in the foregoing clause (i); (iii) (x) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07 of the Liquidity Facility minus Investment Earnings from such Non-Extension Advance multiplied by (y) the fraction specified in the foregoing clause (i); (iv) (x) the amount equal to interest on any Special Termination Advance (other than any Applied Special Termination Advance) payable under Section 3.07 of the Liquidity Facility minus Investment Earnings from such Special Termination Advance multiplied by (y) the fraction specified in the foregoing clause (i); (v) if any payment default shall have occurred and be continuing with respect to interest on any “Series A Equipment Notes” (as defined in the Note Purchase Agreement), (x) the excess, if any, of (1) an amount equal to interest on any Unpaid Advance, Applied Downgrade Advance, Applied Non-Extension Advance or Applied Special Termination Advance payable under Section 3.07 of the Liquidity Facility over (2) the sum of Investment Earnings from any Final Advance plus any amount of interest at the Payment Due Rate actually payable (whether or not in fact paid) by Owner on the overdue scheduled interest on the “Equipment Notes” (as defined in the Note Purchase Agreement) in respect of which such Unpaid Advance, Applied Downgrade Advance, Applied Non-Extension Advance or Applied Special Termination Advance was made by the Liquidity Provider multiplied by (y) a fraction the numerator of which shall be the then aggregate overdue amounts of interest on the Series A Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which shall be the then aggregate overdue amounts of interest on all “Series A Equipment Notes” (as defined in the Note Purchase Agreement) (other than interest becoming due and payable solely as a result of acceleration of any such “Equipment Notes”); and (vi) any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (ii), (iii), (iv) or (v) above, multiplied by the fraction specified in the foregoing clause (i), (b) Owner’s pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable by Owner under the Pass Through Trust Agreement, and (c) Owner’s pro rata share of all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement. As used herein, “Owner’s pro rata

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share” means as of any time a fraction, the numerator of which is the principal balance then outstanding of Equipment Notes and the denominator of which is the aggregate principal balance then outstanding of all “Equipment Notes” (as each such term is defined in each of the Operative Indentures). For purposes of this paragraph, the terms “Applied Downgrade Advance”, “Applied Non-Extension Advance”, “Applied Special Termination Advance”, “Downgrade Advance”, “Final Advance”, “Investment Earnings”, “Non-Extension Advance”, “Special Termination Advance” and “Unpaid Advance” shall have the meanings specified in each Liquidity Facility.

The Equipment Notes shall be executed on behalf of the Owner by one of its authorized officers. Equipment Notes bearing the signatures of individuals who were at any time the proper officers of the Owner shall bind the Owner, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Equipment Notes or did not hold such offices at the respective dates of such Equipment Notes. The Owner may from time to time execute and deliver Equipment Notes with respect to the Aircraft to the Mortgagee for authentication upon original issue and such Equipment Notes shall thereupon be authenticated and delivered by the Mortgagee upon the written request of the Owner signed by an authorized officer of the Owner. No Equipment Note shall be secured by or entitled to any benefit under this Trust Indenture or be valid or obligatory for any purposes, unless there appears on such Equipment Note a certificate of authentication in the form provided for herein executed by the Mortgagee by the manual signature of one of its authorized officers and such certificate upon any Equipment Notes be conclusive evidence, and the only evidence, that such Equipment Note has been duly authenticated and delivered hereunder.

The aggregate Original Amount of any Series of Equipment Notes issued hereunder shall not exceed the amount set forth as the maximum therefor on Schedule I hereto (as amended, in the case of any Additional Series, at the time of original issuance of such Additional Series).

SECTION 2.03.  [Intentionally Omitted]

SECTION 2.04.  Method of Payment

(a)            The Original Amount of, interest on, Make-Whole Amount, if any, and other amounts due under each Equipment Note or hereunder will be payable in Dollars by wire transfer of immediately available funds not later than 12:30 PM, New York time, on the due date of payment to the Mortgagee at the Corporate Trust Office for distribution among the Note Holders in the manner provided herein, and payment of such amount by the Owner to the Mortgagee shall be deemed to satisfy the Owner’s obligation to make such payment. The Owner shall not have any responsibility for the distribution of such payment to any Note Holder. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, the Mortgagee will use reasonable efforts to pay or cause to be paid, if so directed in writing by any Note Holder (with a copy to the Owner), all amounts paid by the Owner hereunder and under such holder’s Equipment Note or Equipment Notes to such holder or a nominee therefor (including all amounts distributed pursuant to Article III of this Trust Indenture) by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars, prior to 2:00 p.m., New York City time, on the due date of payment, to an account maintained by such

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holder with a bank located in the continental United States the amount to be distributed to such holder, for credit to the account of such holder maintained at such bank. If the Mortgagee shall fail to make any such payment as provided in the immediately foregoing sentence after its receipt of funds at the place and prior to the time specified above, the Mortgagee, in its individual capacity and not as trustee, agrees to compensate such holders for loss of use of funds at the Debt Rate until such payment is made and the Mortgagee shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made without any presentment or surrender of any Equipment Note, except that, in the case of the final payment in respect of any Equipment Note, such Equipment Note shall be surrendered to the Mortgagee for cancellation promptly after such payment. Notwithstanding any other provision of this Trust Indenture to the contrary, the Mortgagee shall not be required to make, or cause to be made, wire transfers as aforesaid prior to the first Business Day on which it is practicable for the Mortgagee to do so in view of the time of day when the funds to be so transferred were received by it if such funds were received after 12:30 PM, New York time, at the place of payment. Prior to the due presentment for registration of transfer of any Equipment Note, the Owner and the Mortgagee shall deem and treat the Person in whose name any Equipment Note is registered on the Equipment Note Register as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes, and none of the Owner or the Mortgagee shall be affected by any notice to the contrary. So long as any signatory to the Participation Agreement or nominee thereof shall be a registered Note Holder, all payments to it shall be made to the account of such Note Holder specified in Schedule 1 thereto and otherwise in the manner provided in or pursuant to the Participation Agreement unless it shall have specified some other account or manner of payment by notice to the Mortgagee consistent with this Section 2.04.

(b)            The Mortgagee, as agent for the Owner, shall exclude and withhold at the appropriate rate from each payment of Original Amount of, interest on, Make-Whole Amount, if any, and other amounts due hereunder or under each Equipment Note (and such exclusion and withholding shall constitute payment in respect of such Equipment Note) any and all United States withholding taxes, including, without limitation, any such withholding taxes imposed under FATCA applicable thereto as required by Law. The Mortgagee agrees to act as such withholding agent and, in connection therewith, whenever any present or future United States taxes or similar charges are required to be withheld with respect to any amounts payable hereunder or in respect of the Equipment Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Note Holders, that it will file any necessary United States withholding tax returns or statements when due, and that as promptly as possible after the payment thereof it will deliver to each Note Holder (with a copy to the Owner) appropriate receipts showing the payment thereof, together with such additional documentary evidence as any such Note Holder may reasonably request from time to time.

If a Note Holder which is a Non-U.S. Person has furnished to the Mortgagee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E (or such successor form or forms as may be required by the United States Treasury Department) during the calendar year in which the payment hereunder or under the Equipment Note(s) held by such holder is made (but prior to the making of such payment), or in either of the two preceding calendar years, and has not notified the Mortgagee of the withdrawal

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or inaccuracy of such form prior to the date of such payment (and the Mortgagee has no reason to believe that any information set forth in such form is inaccurate), the Mortgagee shall withhold only the amount, if any, required by Law (after taking into account any applicable exemptions properly claimed by the Note Holder) to be withheld from payments hereunder or under the Equipment Notes held by such holder in respect of United States federal income tax, including any amounts required to be withheld under FATCA. If a Note Holder (x) which is a Non-U.S. Person has furnished to the Mortgagee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-8ECI in duplicate (or such successor certificate, form or forms as may be required by the United States Treasury Department as necessary in order to properly avoid withholding of United States federal income tax), for each calendar year in which a payment is made (but prior to the making of any payment for such year), and has not notified the Mortgagee of the withdrawal or inaccuracy of such certificate or form prior to the date of such payment (and the Mortgagee has no reason to believe that any information set forth in such form is inaccurate) or (y) which is a U.S. Person has furnished to the Mortgagee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-9, if applicable, prior to a payment hereunder or under the Equipment Notes held by such holder, no amount shall be withheld from payments in respect of United States federal income tax. If any Note Holder has notified the Mortgagee that any of the foregoing forms or certificates is withdrawn or inaccurate, or if such holder has not filed a form claiming an exemption from United States withholding tax or if the Code or the regulations thereunder or the administrative interpretation thereof is at any time after the date hereof amended to require such withholding of United States federal income taxes from payments under the Equipment Notes held by such holder, the Mortgagee agrees to withhold from each payment due to the relevant Note Holder withholding taxes at the appropriate rate under Law and will, on a timely basis as more fully provided above, deposit such amounts with an authorized depository and make such returns, statements, receipts and other documentary evidence in connection therewith as required by Law.

Owner shall not have any liability for the failure of the Mortgagee to withhold taxes in the manner provided for herein or for any false, inaccurate or untrue evidence provided by any Note Holder hereunder.

SECTION 2.05.  Application of Payments

In the case of each Equipment Note, each payment of Original Amount, Make-Whole Amount, if any, and interest due thereon shall be applied:

First: to the payment of Make-Whole Amount, if any, with respect to such Equipment Note and any other amount (other than as covered by any of the following clauses) due hereunder or under such Equipment Note;

Second: to the payment of accrued interest on such Equipment Note (as well as any interest on any overdue Original Amount, any overdue Make-Whole Amount, if any, and to the extent permitted by Law, any overdue interest and any other overdue amounts thereunder) to the date of such payment;

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Third: to the payment of the Original Amount of such Equipment Note (or a portion thereof) then due thereunder; and

Fourth: the balance, if any, remaining thereafter, to the payment of the Original Amount of such Equipment Note remaining unpaid (provided that such Equipment Note shall not be subject to redemption except as provided in Sections 2.10, 2.11 and 2.12 hereof).

The amounts paid pursuant to clause “Fourth” above shall be applied to the installments of Original Amount of such Equipment Note in the inverse order of their scheduled maturity.

SECTION 2.06.  Termination of Interest in Collateral

No Note Holder nor any other Indenture Indemnitee shall, as such, have any further interest in, or other right with respect to, the Collateral when and if the Original Amount of, Make-Whole Amount, if any, and interest on and other amounts due under all Equipment Notes held by such Note Holder and all other sums then due and payable to such Note Holder, such Indenture Indemnitee or the Mortgagee hereunder (including, without limitation, under the third paragraph of Section 2.02 hereof) and under the other Operative Agreements by the Owner and all Related Secured Obligations (collectively, the “Secured Obligations”) shall have been paid in full.

SECTION 2.07.  Registration Transfer and Exchange of Equipment Notes

The Mortgagee shall keep a register (the “Equipment Note Register”) in which the Mortgagee shall provide for the registration of Equipment Notes and the registration of transfers of Equipment Notes. No such transfer shall be given effect unless and until registration hereunder shall have occurred. The Equipment Note Register shall be kept at the Corporate Trust Office of the Mortgagee. The Mortgagee is hereby appointed “Equipment Note Registrar” for the purpose of registering Equipment Notes and transfers of Equipment Notes as herein provided. A holder of any Equipment Note intending to exchange such Equipment Note shall surrender such Equipment Note to the Mortgagee at the Corporate Trust Office, together with a written request from the registered holder thereof for the issuance of a new Equipment Note, specifying, in the case of a surrender for transfer, the name and address of the new holder or holders. Upon surrender for registration of transfer of any Equipment Note, the Owner shall execute, and the Mortgagee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Equipment Notes of a like aggregate Original Amount and of the same Series. At the option of the Note Holder, Equipment Notes may be exchanged for other Equipment Notes of any authorized denominations of a like aggregate Original Amount, upon surrender of the Equipment Notes to be exchanged to the Mortgagee at the Corporate Trust Office. Whenever any Equipment Notes are so surrendered for exchange, the Owner shall execute, and the Mortgagee shall authenticate and deliver, the Equipment Notes which the Note Holder making the exchange is entitled to receive. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes (whether under this Section 2.07 or under Section 2.08 hereof or otherwise under this Trust Indenture) shall be the valid obligations of the Owner evidencing the same respective obligations, and entitled to the

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same security and benefits under this Trust Indenture, as the Equipment Notes surrendered upon such registration of transfer or exchange. Every Equipment Note presented or surrendered for registration of transfer, shall (if so required by the Mortgagee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Mortgagee duly executed by the Note Holder or such holder’s attorney duly authorized in writing, and the Mortgagee shall require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act, and the securities Laws of any applicable state. The Mortgagee shall make a notation on each new Equipment Note of the amount of all payments of Original Amount previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment Note is issued and the date to which interest on such old Equipment Note or Equipment Notes has been paid. Interest shall be deemed to have been paid on such new Equipment Note to the date on which interest shall have been paid on such old Equipment Note, and all payments of the Original Amount marked on such new Equipment Note, as provided above, shall be deemed to have been made thereon. The Owner shall not be required to exchange any surrendered Equipment Notes as provided above during the ten-day period preceding the due date of any payment on such Equipment Note. The Owner shall in all cases deem the Person in whose name any Equipment Note shall have been issued and registered as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable by the Owner with respect to such Equipment Note and for all purposes until a notice stating otherwise is received from the Mortgagee and such change is reflected on the Equipment Note Register. The Mortgagee will promptly notify the Owner of each registration of a transfer of an Equipment Note. Any such transferee of an Equipment Note, by its acceptance of an Equipment Note, (i) agrees to the provisions of this Trust Indenture and the Participation Agreement applicable to Note Holders, including Sections 6.3, 6.4 and 9.1 thereof, and shall be deemed to have covenanted to the parties to the Participation Agreement as to the matters covenanted by the original Note Holder in the Participation Agreement and (ii) agrees to the restrictions set forth in Sections 4.1(a)(i) and 4.1(a)(iii) of the Intercreditor Agreement, and shall be deemed to have covenanted to the parties to the Intercreditor Agreement not to give any direction, or otherwise authorize, the Mortgagee to take any action that would violate Sections 4.1(a)(i) or 4.1(a)(iii) of the Intercreditor Agreement. Subject to compliance by the Note Holder and its transferee (if any) of the requirements set forth in this Section 2.07, Mortgagee and Owner shall use all reasonable efforts to issue new Equipment Notes upon transfer or exchange within 10 Business Days of the date an Equipment Note is surrendered for transfer or exchange.

SECTION 2.08.  Mutilated, Destroyed, Lost or Stolen Equipment Notes

If any Equipment Note shall become mutilated, destroyed, lost or stolen, the Owner shall, upon the written request of the holder of such Equipment Note, execute and the Mortgagee shall authenticate and deliver in replacement thereof a new Equipment Note, payable in the same Original Amount dated the same date and captioned as issued in connection with the Aircraft. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to the Mortgagee and a photocopy thereof shall be furnished to the Owner. If the Equipment Note being replaced has been destroyed, lost or stolen, the holder of such Equipment Note shall furnish to the Owner and the Mortgagee such security or indemnity as may be required by them to save the Owner and the Mortgagee harmless and evidence satisfactory to the Owner and the Mortgagee of the destruction, loss or theft of such Equipment Note and of the

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ownership thereof. If a “qualified institutional buyer” of the type referred to in paragraph (a)(1)(i)(A), (B), (D) or (E) of Rule 144A under the Securities Act (a “QIB”) is the holder of any such destroyed, lost or stolen Equipment Note, then the written indemnity of such QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory Owner shall be accepted as satisfactory indemnity and security and no further indemnity or security shall be required as a condition to the execution and delivery of such new Equipment Note. Subject to compliance by the Note Holder with the requirements set forth in this Section 2.08, Mortgagee and Owner shall use all reasonable efforts to issue new Equipment Notes within 10 Business Days of the date of the written request therefor from the Note Holder.

SECTION 2.09.  Payment of Expenses on Transfer; Cancellation

(a)            No service charge shall be made to a Note Holder for any registration of transfer or exchange of Equipment Notes, but the Mortgagee, as Equipment Note Registrar, may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equipment Notes.

(b)            The Mortgagee shall cancel all Equipment Notes surrendered for replacement, redemption, transfer, exchange, payment or cancellation and shall destroy the canceled Equipment Notes.

SECTION 2.10.  Mandatory Redemptions of Equipment Notes

On the date on which the Owner is required pursuant to Section 4.05 hereof to make payment for an Event of Loss with respect to the Airframe, all of the Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with all accrued interest thereon to the date of redemption and all other Secured Obligations (other than Related Secured Obligations) owed or then due and payable to the Note Holders but without Make-Whole Amount.

SECTION 2.11.  Voluntary Redemptions of Equipment Notes

(a)            All (but not less than all) of the Equipment Notes may be redeemed by the Owner upon at least 30 days’ revocable prior written notice to the Mortgagee and the Note Holders, and such Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with accrued interest thereon to the date of redemption and all other Secured Obligations (other than Related Secured Obligations) owed or then due and payable to the Note Holders plus Make-Whole Amount, if any, provided that no redemption shall be permitted under this Section 2.11(a) unless simultaneously with such redemption all Related Series A Equipment Notes shall also be redeemed.

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SECTION 2.12.  Redemptions; Notice of Redemption

(a)            No redemption of any Equipment Note may be made except to the extent and in the manner expressly permitted by this Trust Indenture. No purchase of any Equipment Note may be made by the Mortgagee.

(b)            Notice of redemption with respect to the Equipment Notes shall be given by the Mortgagee by first-class mail, postage prepaid, mailed not less than 20 nor more than 60 days prior to the applicable redemption date, to each Note Holder of such Equipment Notes to be redeemed, at such Note Holder’s address appearing in the Equipment Note Register; provided that such notice shall be revocable by written notice from the Owner to Mortgagee given not later than three days prior to the redemption date. All notices of redemption shall state: (1) the redemption date, (2) the applicable basis for determining the redemption price, (3) that on the redemption date, the redemption price will become due and payable upon each such Equipment Note, and that, if any such Equipment Notes are then outstanding, interest on such Equipment Notes shall cease to accrue on and after such redemption date, and (4) the place or places where such Equipment Notes are to be surrendered for payment of the redemption price.

(c)            On or before the redemption date, the Owner (or any person on behalf of the Owner) shall, to the extent an amount equal to the redemption price for the Equipment Notes to be redeemed on the redemption date shall not then be held by the Mortgagee, deposit or cause to be deposited with the Mortgagee by 12:30 PM New York time on the redemption date in immediately available funds the redemption price of the Equipment Notes to be redeemed.

(d)            Notice of redemption having been given as aforesaid, the Equipment Notes to be redeemed shall, on the redemption date, become due and payable at the Corporate Trust Office of the Mortgagee or at any office or agency maintained for such purposes pursuant to Section 2.07, and from and after such redemption date (unless there shall be a default in the payment of the redemption price) any such Equipment Notes then outstanding shall cease to bear interest. Upon surrender of any such Equipment Note for redemption in accordance with said notice, such Equipment Note shall be redeemed at the redemption price. If any Equipment Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal amount thereof shall, until paid, continue to bear interest from the applicable redemption date at the interest rate in effect for such Equipment Note as of such redemption date.

SECTION 2.13.  Subordination

(a)            The Owner, each Note Holder (by acceptance of its Equipment Notes of any Series) and each Related Note Holder (by acceptance of its Related Equipment Notes), hereby agree that no payment or distribution shall be made on or in respect of the Secured Obligations owed to such Note Holder of such Series or owed to such Related Note Holder, including any payment or distribution of cash, property or securities after the commencement of a proceeding of the type referred to in Section 5.01(v), (vi) or (vii) hereof, except as expressly provided in Article III hereof.

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(b)            By the acceptance of its Equipment Notes of any Series (other than Series A), each Note Holder of such Series agrees that in the event that such Note Holder, in its capacity as a Note Holder, shall receive any payment or distribution on any Secured Obligations in respect of such Series which it is not entitled to receive under this Section 2.13 or Article III hereof, it will hold any amount so received in trust for the Senior Holder (as defined in Section 2.13(c) hereof) and will forthwith turn over such payment to the Mortgagee in the form received to be applied as provided in Article III hereof. By the acceptance of its Related Equipment Notes (other than Related Series A Equipment Notes), each Related Note Holder agrees that in the event that such Related Note Holder, in its capacity as a Related Note Holder, shall receive any payment or distribution pursuant to this Trust Indenture on any Related Secured Obligations which it is not entitled to receive under this Section 2.13 or Article III hereof, it will hold any amount so received in trust for the Senior Holder (as defined in Section 2.13(c) hereof) and will forthwith turn over such payment to the Mortgagee in the form received to be applied as provided in Article III hereof.

(c)            As used in this Section 2.13, the term “Senior Holder” shall mean (i) the Note Holders of Series A Equipment Notes and Related Note Holders of the Related Series A Equipment Notes until the Secured Obligations in respect of Series A Equipment Notes and Related Series A Equipment Notes have been paid in full and (ii) after the Secured Obligations in respect of Series A Equipment Notes and Related Series A Equipment Notes have been paid in full, (and except as otherwise provided in an amendment to this Trust Indenture pursuant to Section 10.01(b) hereof), the Note Holders of the Additional Series Equipment Notes, if issued, and Related Note Holders of the Related Additional Series Equipment Notes, if issued, until the Secured Obligations in respect of the Additional Series Equipment Notes and Related Additional Series Equipment Notes have been paid in full.

ARTICLE III

RECEIPT, DISTRIBUTION AND APPLICATION OF PAYMENTS

SECTION 3.01.  Basic Distributions

Except as otherwise provided in Sections 3.02 and 3.03 hereof, each periodic payment of principal or interest on the Equipment Notes received by the Mortgagee shall be promptly distributed in the following order of priority:

(i)	so much of such payment as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest (as well as any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest) then due under all Series A Equipment Notes shall be distributed to the Note Holders of Series A ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series A Equipment Note bears to the aggregate amount of the payments then due under all Series A Equipment Notes;

(ii)	[reserved]; and

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(iii)	after giving effect to paragraph (i) above (and except as otherwise provided in an amendment to this Trust Indenture pursuant to Section 10.01(b) hereof), so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest (as well as any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest) then due under all Additional Series Equipment Notes shall be distributed to the Note Holders of Additional Series ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Additional Series Equipment Note bears to the aggregate amount of the payments then due under all Additional Series Equipment Notes.

SECTION 3.02.  Event of Loss; Replacement; Optional Redemption

Except as otherwise provided in Section 3.03 hereof, any payments received by the Mortgagee (i) with respect to the Airframe or the Airframe and one or more Engines as the result of an Event of Loss pursuant to Section 2.10 or (ii) pursuant to an optional redemption of the Equipment Notes pursuant to Section 2.11 hereof shall be applied to redemption of the Equipment Notes and to all other Secured Obligations then due by applying such funds in the following order of priority:

First,		(a) to reimburse the Mortgagee and the Note Holders for any reasonable costs or expenses incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by Owner, under the Operative Agreements and then (b) to pay any other Secured Obligations then due (except as provided in clauses “Second” and “Third” below) to the Mortgagee, the Note Holders and the other Indenture Indemnitees under this Trust Indenture, the Participation Agreement or the Equipment Notes (other than amounts specified in clauses “Second” and “Third” below);

Second,	(i)	to pay the amounts specified in paragraph (i) of clause “Third” of Section 3.03 hereof plus Make-Whole Amount, if any, then due and payable in respect of the Series A Equipment Notes, but excluding distributions of amounts of Related Secured Obligations to Related Note Holders;

	(ii)	[reserved];

	(iii)	after giving effect to paragraph (i) above, to pay the amounts specified in paragraph (iii) of clause “Third” of Section 3.03 hereof then due and payable in respect of the Additional Series Equipment Notes, but excluding distributions of amounts of Related Secured Obligations to Related Note Holders;

Third,	(i)	to pay the amounts specified in paragraph (i) of clause “Third” of Section 3.03 hereof then due and payable in respect of the Related Series A Equipment Notes;

	(ii)	[reserved];

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(iii)	after giving effect to paragraph (i) above, to pay the amounts specified in paragraph (iii) of clause “Third” of Section 3.03 then due and payable in respect of the Related Additional Series Equipment Notes; and

Fourth,	as provided in clause “Fourth” of Section 3.03 hereof;

provided, however, that if a Replacement Airframe or Replacement Engine shall be substituted for the Airframe or Engine subject to such Event of Loss as provided in Section 4.05 hereof, any insurance, condemnation or similar proceeds which result from such Event of Loss and are paid over to the Mortgagee shall be held by the Mortgagee as permitted by Section 7.04 hereof (provided that such moneys shall be invested as provided in Section 6.06 hereof) as additional security for the obligations of Owner under Operative Agreements and such proceeds (and such investment earnings), to the extent not theretofore applied as provided herein, shall be released to the Owner at the Owner’s written request upon the release of such Airframe or Engine and the replacement thereof as provided herein. No Make-Whole Amount shall be due and payable on the Equipment Notes as a consequence of the redemption of the Equipment Notes as a result of an Event of Loss with respect to the Airframe or the Airframe and one or more Engines.

SECTION 3.03.  Payments After Event of Default

Except as otherwise provided in Section 3.04 hereof, all payments received and amounts held or realized by the Mortgagee (including any amounts realized by the Mortgagee from the exercise of any remedies pursuant to Article V hereof) after an Event of Default shall have occurred and be continuing, as well as all payments or amounts then held by the Mortgagee as part of the Collateral, shall be promptly distributed by the Mortgagee in the following order of priority:

First,	so much of such payments or amounts as shall be required to (i) reimburse the Mortgagee or WTNA for any tax (except to the extent resulting from a failure of the Mortgagee to withhold taxes pursuant to Section 2.04(b) hereof), expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the rents, revenues, issues, products and profits of, the property included in the Collateral (all such property being herein called the “Mortgaged Property”) pursuant to Section 5.03(b) hereof) incurred by the Mortgagee or WTNA (to the extent not previously reimbursed), the expenses of any sale, or other proceeding, reasonable attorneys’ fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Mortgagee, WTNA or the Note Holders in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Mortgagee, WTNA or any Note Holder, liquidated or otherwise, upon such Event of Default shall be applied by the Mortgagee as between itself, WTNA and the Note Holders in reimbursement of such expenses and any other expenses for which the Mortgagee, WTNA or the Note Holders are entitled to reimbursement under any Operative Agreement and (ii) pay all Secured Obligations payable to the other Indenture Indemnitees hereunder and under the Participation Agreement (other than amounts specified in clauses Second and Third below); and in the case

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the aggregate amount to be so distributed is insufficient to pay as aforesaid in clauses (i) and (ii), then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

Second,	so much of such payments or amounts remaining as shall be required to reimburse the then existing or prior Note Holders for payments made pursuant to Section 6.03 hereof (to the extent not previously reimbursed) shall be distributed to such then existing or prior Note Holders ratably, without priority of one over the other, in accordance with the amount of the payment or payments made by each such then existing or prior Note Holder pursuant to said Section 6.03 hereof;

Third,	(i)	so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series A Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Series A Equipment Notes to the date of distribution and all other Related Secured Obligations in respect of Related Series A Equipment Notes then due, shall be distributed to the Note Holders of Series A and Related Note Holders of the Related Series A Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, to each Note Holder and Related Note Holder in the proportion that the aggregate unpaid Original Amount of all Series A Equipment Notes held by such holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder to the date of distribution and all other Related Secured Obligations then due in respect of the Related Series A Equipment Notes held by such holder, bears to the aggregate unpaid Original Amount of all Series A Equipment Notes plus the accrued but unpaid interest and other amounts due thereon to the date of distribution and all other Related Secured Obligations in respect of the Related Series A Equipment Notes then due;

(ii)	[reserved];

(iii)	after giving effect to paragraph (i) above (and except as otherwise provided in an amendment to this Trust Indenture pursuant to Section 10.01(b) hereof), so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Additional Series Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Additional Series Equipment Notes to the date of distribution and all other Related Secured Obligations in respect of the Related Additional Series Equipment Notes then due, shall be distributed to the Note Holders of Additional Series and Related Note Holders of the Related Additional Series Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Original Amount of all Additional Series Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder to the

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date of distribution and all other Related Secured Obligations then due in respect of Related Additional Series Equipment Notes held by such holder, bears to the aggregate unpaid Original Amount of all Additional Series Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon to the date of distribution and all other Related Secured Obligations in respect of Related Additional Series Equipment Notes then due; and

(iv)	after giving effect to paragraph (iii) above, if any Related Equipment Note is outstanding, any of such payments or amounts remaining and any invested Cash Equivalents shall be held by the Mortgagee in an Eligible Account in accordance with the provisions of Section 3.07 (and invested as provided in Section 6.06 hereof) as additional security for the Related Secured Obligations, and such amounts (and any investment earnings thereon) shall be distributed from time to time in accordance with the foregoing provisions of this clause “Third” as and to the extent any Related Secured Obligation shall at any time and from time to time become due and remain unpaid after the giving of any required notice and the expiration of any applicable grace period; and, upon the payment in full of all Related Secured Obligations the balance, if any, of any such remaining amounts and investment earnings thereon shall be applied as provided in clause Fourth of this Section 3.03; and

Fourth,	the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Owner.

   No Make-Whole Amount shall be due and payable on the Equipment Notes as a consequence of the acceleration of the Equipment Notes as a result of an Event of Default.

SECTION 3.04.  Certain Payments

(a)            Any payments received by the Mortgagee for which no provision as to the application thereof is made in this Trust Indenture and for which such provision is made in any other Operative Agreement shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such other Operative Agreement, as the case may be.

(b)            Notwithstanding anything to the contrary contained in this Article III, the Mortgagee will distribute promptly upon receipt any indemnity payment received by it from the Owner in respect of the Mortgagee in its individual capacity, any Note Holder or any other Indenture Indemnitee, in each case whether or not pursuant to Section 8 of the Participation Agreement, directly to the Person entitled thereto. Any payment received by the Mortgagee under the third paragraph of Section 2.02 shall be distributed to the Subordination Agent in its capacity as Note Holder to be distributed in accordance with the terms of the Intercreditor Agreement.

(c)            For the avoidance of doubt, no amount will be distributed pursuant to this Article III to any holder of a note issued under a Related Indenture that is not a Related Note Holder (as such).

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SECTION 3.05.  Other Payments

Any payments received by the Mortgagee for which no provision as to the application thereof is made elsewhere in this Trust Indenture or in any other Operative Agreement shall be distributed by the Mortgagee to the extent received or realized at any time, in the order of priority specified in Section 3.01 hereof, and after payment in full of all amounts then due in accordance with Section 3.01 in the manner provided in clause “Fourth” of Section 3.03 hereof.

SECTION 3.06.  Cooperation

Prior to making any distribution under this Article III, the Mortgagee shall consult with the Related Mortgagees to determine amounts payable with respect to the Related Secured Obligations. The Mortgagee shall cooperate with the Related Mortgagees and shall provide such information as shall be reasonably requested by each Related Mortgagee to enable such Related Mortgagee to determine amounts distributable under Article III of its Related Indenture.

SECTION 3.07.  Securities Account

In furtherance of the provisions of Section 3.03 of this Trust Indenture, WTNA agrees to act as an Eligible Institution under this Trust Indenture in accordance with the provisions of this Trust Indenture. Except as otherwise expressly provided in this Trust Indenture, WTNA waives any claim or lien against any Eligible Account it may have, by operation of law or otherwise, for any amount owed to it by Owner. The Mortgagee hereby agrees that, notwithstanding anything to the contrary in this Trust Indenture, (i) any amounts to be held by the Mortgagee pursuant to paragraph (iv) of clause “Third” of Section 3.03 and any investment earnings thereon or other Cash Equivalents will be credited to an Eligible Account (the “Securities Account”) for which it is a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC) and the Mortgagee is the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC) of the “securities entitlement” (as defined in Section 8-102(a)(17) of the NY UCC) with respect to each “financial asset” (as defined in Section 8-102(a)(9) of the NY UCC) credited to such Eligible Account, (ii) all such amounts, Cash Equivalents and all other property acquired with cash credited to the Securities Account will be credited to the Securities Account, (iii) all items of property (whether cash, investment property, Cash Equivalents, other investments, securities, instruments or other property) credited to the Securities Account will be treated as a “financial asset” under Article 8 of the NY UCC, (iv) its “securities intermediary’s jurisdiction” (as defined in Section 8-110(e) of the NY UCC) with respect to the Securities Account is the State of New York, and (v) all securities, instruments and other property in order or registered from and credited to the Securities Account shall be payable to or to the order of, or registered in the name of, the Mortgagee or shall be indorsed to the Mortgagee or in blank, and in no case whatsoever shall any financial asset credited to the Securities Account be registered in the name of the Owner, payable to or to the order of the Owner or specially indorsed to the Owner except to the extent the foregoing have been specially endorsed by the Owner to the Mortgagee or in blank. The Mortgagee agrees that it will hold (and will indicate clearly in its books and records that it holds) its “securities entitlement” to the “financial assets” credited to the Securities Account in trust for the benefit of the Note Holders

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and each of the Indenture Indemnitees as set forth in this Trust Indenture. The Owner acknowledges that, by reason of the Mortgagee being the “entitlement holder” in respect of the Securities Account as provided above, the Mortgagee shall have the sole right and discretion, subject only to the terms of this Trust Indenture, to give all “entitlement orders” (as defined in Section 8-102(a)(8) of the NY UCC) with respect to the Securities Account and any and all financial assets and other property credited thereto to the exclusion of the Owner. If any Person asserts any Lien (including, without limitation, any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Account or any financial asset carried therein, Mortgagee (in its capacity as securities intermediary) will promptly notify Mortgagee and Owner thereof.

ARTICLE IV

COVENANTS OF THE OWNER

SECTION 4.01.  Liens

The Owner will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Airframe or any Engine, title to any of the foregoing or any interest of Owner therein, except Permitted Liens. The Owner shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any Lien other than a Permitted Lien arising at any time.

SECTION 4.02.  Possession, Operation and Use, Maintenance, Registration and Markings

(a)            General. Except as otherwise expressly provided herein, the Owner shall be entitled to operate, use, locate, employ or otherwise utilize or not utilize the Airframe, any Engine or any Parts in any lawful manner or place in accordance with the Owner’s business judgment.

(b)            Possession. The Owner, without the prior consent of Mortgagee, shall not lease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; except that the Owner may, without such prior written consent of Mortgagee:

(i)               Subject or permit any Permitted Lessee to subject (i) the Airframe to interchange agreements or (ii) any Engine to interchange, pooling, borrowing or similar arrangements, in each case entered into by Owner or such Permitted Lessee, as the case may be, in the ordinary course of business; provided, however, that if Owner’s title to any such Engine is divested under any such agreement or arrangement, then such Engine shall be deemed to have suffered an Event of Loss as of the date of such divestiture, and Owner shall comply with Section 4.04(e) in respect thereof;

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(ii)              Deliver or permit any Permitted Lessee to deliver possession of the Aircraft, Airframe, any Engine or any Part (x) to the manufacturer thereof or to any third-party maintenance provider for testing, service, repair, maintenance or overhaul work on the Aircraft, Airframe, any Engine or any Part, or, to the extent required or permitted by Section 4.04, for alterations or modifications in or additions to the Aircraft, Airframe or any Engine or (y) to any Person for the purpose of transport to a Person referred to in the preceding clause (x);

(iii)             Install or permit any Permitted Lessee to install an Engine on an airframe owned by Owner or such Permitted Lessee, as the case may be, free and clear of all Liens, except (x) Permitted Liens and those that do not apply to the Engines, and (y) the rights of third parties under interchange or pooling agreements and arrangements of the type that would be permitted under Section 4.02(b)(i);

(iv)             Install or permit any Permitted Lessee to install an Engine on an airframe leased to Owner or such Permitted Lessee, or purchased by Owner or such Permitted Lessee subject to a mortgage, security agreement, conditional sale or other secured financing arrangement, but only if (x) such airframe is free and clear of all Liens, except (A) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (B) Liens of the type permitted by clause (iii) above and (y) Owner or Permitted Lessee, as the case may be, shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lien of this Trust Indenture;

(v)              Install or permit any Permitted Lessee to install an Engine on an airframe owned by Owner or such Permitted Lessee, leased to Owner or such Permitted Lessee, or purchased by Owner or such Permitted Lessee subject to a conditional sale or other security agreement under circumstances where neither clause (iii) or (iv) above is applicable; provided, however, that any such installation shall be deemed an Event of Loss with respect to such Engine, and Owner shall comply with Section 4.04(e) hereof in respect thereof;

(vi)             Transfer or permit any Permitted Lessee to transfer possession of the Aircraft, Airframe or any Engine to the U.S. Government, in which event Owner shall promptly notify Mortgagee in writing of any such transfer of possession and, in the case of any transfer pursuant to CRAF, in such notification shall identify by name, address and telephone numbers the Contracting Office Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under CRAF;

(vii)            Enter into a charter or Wet Lease or other similar arrangement with respect to the Aircraft or any other aircraft on which any Engine may be installed (which shall not be considered a transfer of possession hereunder); provided that the

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Owner’s obligations hereunder shall continue in full force and effect notwithstanding any such charter or Wet Lease or other similar arrangement;

(viii)           So long as no Event of Default shall have occurred and be continuing, and subject to the provisions of the immediately following paragraph, enter into a lease with respect to the Aircraft, Airframe or any Engine to any Permitted Air Carrier that is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person; provided that, in the case only of a lease to a Permitted Foreign Air Carrier, (A) the United States maintains diplomatic relations with the country of domicile of such Permitted Foreign Air Carrier (or, in the case of Taiwan, diplomatic relations at least as good as those in effect on the Closing Date) and (B) Owner shall have furnished Mortgagee a favorable opinion of counsel, reasonably satisfactory to Mortgagee, in the country of domicile of such Permitted Foreign Air Carrier, that (v) the terms of such lease are the legal, valid and binding obligations of the parties thereto enforceable under the laws of such jurisdiction, (w) it is not necessary for Mortgagee to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result, in whole or in part, of the proposed lease, (x) Mortgagee’s Lien in respect of, the Aircraft, Airframe and Engines will be recognized in such jurisdiction, (y) the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency freely convertible into Dollars, for the loss of title to the Aircraft, Airframe or Engines in the event of the requisition by such government of such title (unless Owner shall provide insurance in the amounts required with respect to hull insurance under this Trust Indenture covering the requisition of title to the Aircraft, Airframe or Engines by the government of such jurisdiction so long as the Aircraft, Airframe or Engines are subject to such lease) and (z) the agreement of such Permitted Air Carrier that its rights under the lease are subject and subordinate to all the terms of this Trust Indenture is enforceable against such Permitted Air Carrier under applicable law;

provided that (1) the rights of any transferee who receives possession by reason of a transfer permitted by any of clauses (i) through (viii) of this Section 4.02(b) (other than by a transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to all the terms of this Trust Indenture, (2) the Owner shall remain primarily liable for the performance of all of the terms of this Trust Indenture and all the terms and conditions of this Trust Indenture and the other Operative Agreements shall remain in effect and (3) no lease or transfer of possession otherwise in compliance with this Section 4.02(b) shall (x) result in any registration or re-registration of an Aircraft, except to the extent permitted by Section 4.02(e) or the maintenance, operation or use thereof except in compliance with Sections 4.02(c) and 4.02(d) or (y) permit any action not permitted to the Owner hereunder.

In the case of any lease permitted under this Section 4.02(b), the Owner will include in such lease appropriate provisions which (t) make such lease expressly subject and subordinate to all of the terms of this Trust Indenture, including the rights of the Mortgagee to avoid such lease in the exercise of its rights to repossession of the Airframe and Engines hereunder; (u) require the Permitted Lessee to comply with the terms of Section 4.06; and (v) require that the Airframe or any Engine subject thereto be used in accordance with the limitations applicable to the Owner’s possession and use provided in this Trust Indenture. No

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lease permitted under this Section 4.02(b) shall be entered into unless (w) Owner shall provide written notice to Mortgagee (such notice in the event of a lease to a U.S. Air Carrier to be given promptly after entering into any such lease or, in the case of a lease to any other Permitted Air Carrier, 10 days in advance of entering into such lease); (x) Owner shall furnish to Mortgagee evidence reasonably satisfactory to Mortgagee that the insurance required by Section 4.06 remains in effect; (y) all necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the first priority security interest and International Interest (subject to Permitted Liens) of Mortgagee in the Aircraft, Airframe and Engines; and (z) Owner shall reimburse Mortgagee for all of its reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by Mortgagee in connection with any such lease. Except as otherwise provided herein and without in any way relieving the Owner from its primary obligation for the performance of its obligations under this Trust Indenture, the Owner may in its sole discretion permit a lessee to exercise any or all rights which the Owner would be entitled to exercise under Sections 4.02 and 4.04, and may cause a lessee to perform any or all of the Owner’s obligations under Article IV, and the Mortgagee agrees to accept actual and full performance thereof by a lessee in lieu of performance by the Owner.

Mortgagee hereby agrees, and each Note Holder and Related Note Holder by acceptance of an Equipment Note and a Related Equipment Note, respectively, agrees, for the benefit of each lessor, conditional seller, indenture trustee or secured party of any engine leased to, or purchased by, Owner or any Permitted Lessee subject to a lease, conditional sale, trust indenture or other security agreement that Mortgagee, each Note Holder and Related Note Holder and their respective successors and assigns will not acquire or claim, as against such lessor, conditional seller, indenture trustee or secured party, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such indenture trustee or secured party.

(c)             Operation and Use. So long as the Aircraft, Airframe or any Engine is subject to the Lien of this Trust Indenture, the Owner shall not operate, use or locate the Aircraft, Airframe or any Engine, or allow the Aircraft, Airframe or any Engine to be operated, used or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 4.06, except in the case of a requisition by the U.S. Government where the Owner obtains indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, against substantially the same risks and for at least the amounts of the insurance required by Section 4.06 covering such area, or (ii) in any recognized area of hostilities unless covered in accordance with Section 4.06 by war risk insurance, or in either case unless the Aircraft, the Airframe or any Engine is only temporarily operated, used or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition or other similar unforeseen circumstance, so long as Owner diligently and in good faith proceeds to remove the Aircraft from such area. So long as the Aircraft, the Airframe or any Engine is subject to the Lien of this Trust Indenture, the Owner shall not permit such Aircraft, Airframe or any Engine, as the case may be, to be used, operated, maintained, serviced, repaired or overhauled (x) in violation of any Law binding on or applicable to such Aircraft, Airframe or

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Engine or (y) in violation of any airworthiness certificate, license or registration of any Government Entity relating to the Aircraft, the Airframe or any Engine, except (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by Owner or Permitted Lessee, as the case may be, upon discovery thereof, or (ii) to the extent the validity or application of any such Law or requirement relating to any such certificate, license or registration is being contested in good faith by Owner or Permitted Lessee in any reasonable manner which does not involve any material risk of the sale, forfeiture or loss of the Aircraft, Airframe or any Engine, any material risk of criminal liability or material civil penalty against Mortgagee or impair the Mortgagee’s security interest or International Interest in the Aircraft, Airframe or any Engine.

(d)            Maintenance and Repair. So long as the Aircraft, Airframe or any Engine is subject to the Lien of this Trust Indenture, the Owner shall cause the Aircraft, Airframe and each Engine to be maintained, serviced, repaired and overhauled in accordance with (i) maintenance standards required by or substantially equivalent to those required by the FAA, the EASA or the central aviation authority of Canada or Japan for the Aircraft, Airframe and Engines, so as to (A) keep the Aircraft, the Airframe and each Engine in as good operating condition as on the Closing Date, ordinary wear and tear excepted, (B) keep the Aircraft in such operating condition as may be necessary to enable the applicable airworthiness certification of such Aircraft to be maintained under the regulations of the FAA or other Aviation Authority then having jurisdiction over the operation of the Aircraft, except during (x) temporary periods of storage in accordance with applicable regulations, (y) maintenance and modification permitted hereunder or (z) periods when the FAA or such other Aviation Authority has revoked or suspended the airworthiness certificates for Similar Aircraft; and (ii) except during periods when a Permitted Lease is in effect, the same standards as Owner uses with respect to similar aircraft of similar size in its fleet operated by Owner in similar circumstances and, during any period in which a Permitted Lease is in effect, the same standards used by the Permitted Lessee with respect to similar aircraft of similar size in its fleet and operated by the Permitted Lessee in similar circumstances (it being understood that this clause (ii) shall not limit Owner’s obligations under the preceding clause (i)). Owner further agrees that the Aircraft, Airframe and Engines will be maintained, used, serviced, repaired, overhauled or inspected in compliance with applicable Laws with respect to the maintenance of the Aircraft and in compliance with each applicable airworthiness certificate, license and registration relating to the Aircraft, Airframe or any Engine issued by the Aviation Authority, other than minor or nonrecurring violations with respect to which corrective measures are taken upon discovery thereof and except to the extent Owner or Permitted Lessee is contesting in good faith the validity or application of any such Law or requirement relating to any such certificate, license or registration in any reasonable manner which does not create a material risk of sale, loss or forfeiture of the Aircraft, the Airframe or any Engine or the interest of Mortgagee therein, or any material risk of criminal liability or material civil penalty against Mortgagee. The Owner shall maintain or cause to be maintained the Aircraft Documents in the English language.

(e)             Registration. The Owner on or prior to the date of the Closing shall cause the Aircraft to be duly registered in its name under the Act and except as otherwise permitted by this Section 4.02(e) at all times thereafter shall cause the Aircraft to remain so registered. So long as no Special Default or Event of Default shall have occurred and be

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continuing, Owner may, by written notice to Mortgagee, request to change the country of registration of the Aircraft. Any such change in registration shall be effected only in compliance with, and subject to all of the conditions set forth in, Section 6.4.5 of the Participation Agreement. Unless this Trust Indenture has been discharged, Owner shall also cause this Trust Indenture to be duly recorded and at all times maintained of record as a first-priority perfected mortgage (subject to Permitted Liens) on the Aircraft, the Airframe and each of the Engines (except to the extent such perfection or priority cannot be maintained solely as a result of the failure by Mortgagee to execute and deliver any necessary documents). Unless the Lien of this Indenture has been discharged, Owner shall cause the International Interest granted under this Indenture in favor of the Mortgagee in each Airframe and Engine to be registered on the International Registry as an International Interest on such Airframe and Engine, subject to the Mortgagee providing its consent to the International Registry with respect thereto, and shall cause the sale to Owner of the Airframe and each Engine on the Delivery Date to be registered on the International Registry.

(f)             Markings. If permitted by applicable Law, on or reasonably promptly after the Closing Date, Owner will cause to be affixed to, and maintained in, the cockpit of the Airframe and on each Engine, in each case, in a clearly visible location, a placard of a reasonable size and shape bearing the legend: “Subject to a security interest in favor of Wilmington Trust, National Association, not in its individual capacity but solely as Mortgagee.” Such placards may be removed temporarily, if necessary, in the course of maintenance of the Airframe or Engines. If any such placard is damaged or becomes illegible, Owner shall promptly replace it with a placard complying with the requirements of this Section.

SECTION 4.03.  Inspection

(a)            At all reasonable times, but upon at least 15 Business Days’ prior written notice to Owner, so long as the Aircraft is subject to the Lien of this Trust Indenture, Mortgagee and its authorized representatives (the “Inspecting Parties”) may (not more than once every 12 months unless an Event of Default has occurred and is continuing then such inspection right shall not be so limited) inspect the Aircraft, Airframe and Engines (including without limitation, the Aircraft Documents) and any such Inspecting Party may make copies of such Aircraft Documents not reasonably deemed confidential by Owner or such Permitted Lessee.

(b)            Any inspection of the Aircraft hereunder shall be limited to a visual, walk-around inspection and shall not include the opening of any panels, bays or other components of the Aircraft, and no such inspection shall interfere with Owner’s or any Permitted Lessee’s maintenance and operation of the Aircraft, Airframe and Engines.

(c)            With respect to such rights of inspection, Mortgagee shall not have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.

(d)            Each Inspecting Party shall bear its own expenses in connection with any such inspection (including the cost of any copies made in accordance with Section 4.03(a)).

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SECTION 4.04.  Replacement and Pooling of Parts, Alterations, Modifications and Additions; Substitution Rights

(a)            Replacement of Parts. Except as otherwise provided herein, so long as the Airframe or Engine is subject to the Lien of this Indenture, Owner, at its own cost and expense, will, or will cause a Permitted Lessee to, at its own cost and expense, promptly replace (or cause to be replaced) all Parts which may from time to time be incorporated or installed in or attached to the Aircraft, Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 4.04(c) or if the Airframe or an Engine to which a Part relates has suffered an Event of Loss. In addition, Owner may, at its own cost and expense, or may permit a Permitted Lessee at its own cost and expense to, remove (or cause to be removed) in the ordinary course of maintenance, service, repair, overhaul or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that Owner, except as otherwise provided herein, at its own cost and expense, will, or will cause a Permitted Lessee at its own cost and expense to, replace such Parts as promptly as practicable. All replacement parts shall be free and clear of all Liens, except for Permitted Liens and pooling arrangements to the extent permitted by Section 4.04(c) below (and except in the case of replacement property temporarily installed on an emergency basis) and shall be in the condition and repair required to be maintained by the terms hereof.

(b)            Parts. Except as otherwise provided herein, any Part at any time removed from the Airframe or any Engine shall remain subject to the Lien of this Trust Indenture, no matter where located, until such time as such Part shall be replaced by a part that has been incorporated or installed in or attached to such Airframe or any Engine and that meets the requirements for replacement parts specified above. Immediately upon any replacement part becoming incorporated or installed in or attached to such Airframe or any Engine as provided in Section 4.04(a), without further act, (i) the replaced Part shall thereupon be free and clear of all rights of the Mortgagee and shall no longer be deemed a Part hereunder, and (ii) such replacement part shall become a Part subject to this Trust Indenture and be deemed part of such Airframe or any Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or any Engine. Upon request of Owner from time to time, Mortgagee shall execute and deliver to Owner instruments reasonably requested by Owner confirming the release of any such replaced Part from the Lien of this Indenture.

(c)            Pooling of Parts. Any Part removed from the Aircraft, Airframe or an Engine may be subjected by the Owner or a Permitted Lessee to a pooling arrangement entered into in the ordinary course of business of Owner or Permitted Lessee, provided that the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or any Engine in accordance with Sections 4.04(a) and 4.04(b) as promptly as practicable after the removal of such removed Part. In addition, any replacement part when incorporated or installed in or attached to the Airframe or any Engine may be owned by any third party, subject to a pooling arrangement, so long as the Owner or a Permitted Lessee, at its own cost and expense, as promptly thereafter as reasonably possible, either (i) causes such

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replacement part to become subject to the Lien of this Trust Indenture, free and clear of all Liens except Permitted Liens, at which time such replacement part shall become a Part or (ii) replaces (or causes to be replaced) such replacement part by incorporating or installing in or attaching to the Aircraft, Airframe or any Engine a further replacement part owned by the Owner free and clear of all Liens except Permitted Liens and which shall become subject to the Lien of this Trust Indenture in accordance with Section 4.04(b).

(d)            Alterations, Modifications and Additions. The Owner shall, or shall cause a Permitted Lessee to, make (or cause to be made) alterations and modifications in and additions to the Aircraft, Airframe and each Engine as may be required to be made from time to time to meet the applicable standards of the FAA or other Aviation Authority having jurisdiction over the operation of the Aircraft, to the extent made mandatory in respect of the Aircraft (a “Mandatory Modification”); provided however, that the Owner or a Permitted Lessee may, in good faith and by appropriate procedure, contest the validity or application of any law, rule, regulation or order in any reasonable manner which does not materially adversely affect Mortgagee’s interest in the Aircraft, does not impair the Mortgagee’s security interest or International Interest in the Aircraft and does not involve any material risk of sale, forfeiture or loss of the Aircraft or the interest of Mortgagee therein, or any material risk of material civil penalty or any material risk of criminal liability being imposed on Mortgagee or the holder of any Equipment Note. In addition, the Owner, at its own expense, may, or may permit a Permitted Lessee at its own cost and expense to, from time to time make or cause to be made such alterations and modifications in and additions to the Airframe or any Engine (each an “Optional Modification”) as the Owner or such Permitted Lessee may deem desirable in the proper conduct of its business including, without limitation, removal (without replacement) of Parts which Owner deems are obsolete or no longer suitable or appropriate for use in the Aircraft, Airframe or such Engine; provided, however, that no such Optional Modification shall (i) materially diminish the fair market value or utility of the Aircraft or any Engine below its fair market value or utility immediately prior to such Optional Modification (assuming the Aircraft or such Engine was in the condition required by this Trust Indenture immediately prior to such Optional Modification) or (ii) cause the Aircraft to cease to have the applicable standard certificate of airworthiness except that such certificate of airworthiness temporarily may be replaced by an experimental certificate during the process of implementing and testing such Optional Modification and securing related FAA re-certification of the Aircraft. For the avoidance of doubt, Owner may make alterations in the passenger configuration of the Aircraft and such alterations shall not be subject to the immediately preceding sentence. All Parts incorporated or installed in or attached to any Airframe or any Engine as the result of any alteration, modification or addition effected by the Owner shall be free and clear of any Liens except Permitted Liens and become subject to the Lien of this Trust Indenture; provided that the Owner or any Permitted Lessee may, at any time so long as the Airframe or any Engine is subject to the Lien of this Trust Indenture, remove any such Part (such Part being referred to herein as a “Removable Part”) from such Airframe or an Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or any Engine pursuant to the terms of Section 4.02(d) or the first sentence of this Section 4.04(d) and (iii) such Part can be

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removed from such Airframe or any Engine without materially diminishing the fair market value or utility which such Airframe or any Engine would have had at the time of removal had such removal not been effected by the Owner, assuming the Aircraft was otherwise maintained in the condition required by this Trust Indenture and such Removable Part had not been incorporated or installed in or attached to the Aircraft, Airframe or such Engine. Upon the removal by the Owner of any such Part as above provided in this Section 4.04(d), title thereto shall, without further act, be free and clear of all rights of the Mortgagee and such Part shall no longer be deemed a Part hereunder. Upon request of Owner from time to time, Mortgagee shall execute and deliver to Owner instruments reasonably requested by Owner confirming the release of any such removed Part from the Lien of this Indenture. Removable Parts may be leased from or financed by third parties other than Mortgagee.

(e)            Substitution of Engines. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which an Event of Loss with respect to the Airframe has not occurred, Owner shall promptly (and in any event within 15 days after such occurrence) give the Mortgagee written notice of such Event of Loss. The Owner shall have the right at its option at any time, on at least five Business Days’ prior notice to the Mortgagee, to substitute, and if an Event of Loss shall have occurred with respect to an Engine under circumstances in which an Event of Loss with respect to the Airframe has not occurred, shall within 60 days of the occurrence of such Event of Loss substitute, a Replacement Engine for any Engine. In such event, immediately upon the effectiveness of such substitution and without further act, (i) the replaced Engine shall thereupon be free and clear of all rights of the Mortgagee and the Lien of this Trust Indenture and shall no longer be deemed an Engine hereunder and (ii) such Replacement Engine shall become subject to this Trust Indenture and be deemed part of the Aircraft for all purposes hereof to the same extent as the replaced Engine. Such Replacement Engine shall be an engine manufactured by Engine Manufacturer or another manufacturer that is the same model as the Engine to be replaced thereby, or a comparable or improved model, and that is suitable for installation and use on the Airframe, and that has a value and utility (without regard to hours and cycles) at least equal to the Engine to be replaced thereby (assuming that such Engine had been maintained in accordance with this Trust Indenture). The Owner’s right to make a replacement hereunder shall be subject to the fulfillment (which may be simultaneous with such replacement) of the following conditions precedent at the Owner’s sole cost and expense, and the Mortgagee agrees to cooperate with the Owner to the extent necessary to enable it to timely satisfy such conditions:

(i)            an executed counterpart of each of the following documents shall be delivered to the Mortgagee:

(A)            a Trust Indenture Supplement covering the Replacement Engine, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of the jurisdiction other than the United States in which the Aircraft of which such Engine is a part is registered in accordance with Section 4.02(e), as the case may be;

(B)            a full warranty bill of sale (as to title), covering the Replacement Engine, executed by the former owner thereof in favor of the Owner (or, at the

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Owner’s option, other evidence of the Owner’s ownership of such Replacement Engine, reasonably satisfactory to the Mortgagee); and

(C)            UCC financing statements covering the security interests created by this Trust Indenture (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which such Aircraft may be registered) as are deemed necessary or desirable by counsel for the Mortgagee to protect the security interests of the Mortgagee in the Replacement Engine;

(ii)            the Owner shall cause to be delivered to the Mortgagee an opinion of counsel to the effect that the Lien of this Trust Indenture continues to be in full force and effect with respect to the Replacement Engine and such evidence of compliance with the insurance provisions of Section 4.06 with respect to such Replacement Engine as Mortgagee shall reasonably request;

(iii)            the Owner shall have furnished to Mortgagee an opinion of Owner’s aviation law counsel reasonably satisfactory to Mortgagee and addressed to Mortgagee as to the due filing for recordation of the Trust Indenture Supplement with respect to such Replacement Engine under the Act or such other applicable law of the jurisdiction other than the United States in which the Aircraft is registered in accordance with Section 4.02(e), as the case may be, and the registration (which Owner shall have caused to be effected) with the International Registry of the sale to Owner of such Replacement Engine and the International Interest granted under such Trust Indenture Supplement with respect to such Replacement Engine; and

(iv)            the Owner shall have furnished to Mortgagee a certificate of a qualified aircraft engineer (who may be an employee of Owner) certifying that such Replacement Engine has a value and utility (without regard to hours and cycles) at least equal to the Engine so replaced (assuming that such Engine had been maintained in accordance with this Trust Indenture).

Upon satisfaction of all conditions to such substitution, (x) the Mortgagee shall execute and deliver to the Owner such documents and instruments, prepared at the Owner’s expense, as the Owner shall reasonably request to evidence the release of such replaced Engine from the Lien of this Trust Indenture, (y) the Mortgagee shall assign to the Owner all claims it may have against any other Person relating to any Event of Loss giving rise to such substitution and (z) the Owner shall receive all insurance proceeds (other than those reserved to others under Section 4.06(b)) and proceeds in respect of any Event of Loss giving rise to such replacement to the extent not previously applied to the purchase price of the Replacement Engine as provided in Section 4.05(d).

(f)            Substitution of Airframe. Owner shall have the right at its option at any time, on at least 10 Business Days’ prior written notice to the Mortgagee, to substitute one or more Substitute Airframes, free and clear of all Liens (other than Permitted Liens), for the Airframe so long as (i) no Event of Default shall have occurred and be continuing at the time of

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substitution, (ii) the Substitute Airframe shall (1) be of the same model as the Airframe or a comparable or improved model manufactured by the Airframe Manufacturer or (2) shall consist of one or more airframes with a different model (other than as referred to in clause (ii)(1) of this sentence) and/or manufacturer than the Airframe, (iii) each Substitute Airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the Lien of this Trust Indenture on the Closing Date (each such date of manufacture, in each case, to be deemed to be the date of original delivery of the applicable airframe to a customer by the applicable airframe manufacturer), (iv) the Substitute Airframe has a MCMV (as defined below) (or, in the case of multiple Substitute Airframes, the sum of the MCMVs of such Substitute Airframes shall be) at least equal to the MCMV of the Airframe, plus the “MCMVs” of each applicable airframe under Section 4.04(f) of any Related Indenture, being replaced by the Substitute Airframes (assuming that the Airframe had been maintained in accordance with this Trust Indenture), in each case as determined by a desktop appraisal dated as of a date within the 60-day period prior to the substitution performed by an independent aircraft appraiser experienced in valuing commercial aircraft selected by Owner and (v) in the case of a Substitute Airframe referred to in clause (ii)(2) of this sentence, Owner shall have obtained Rating Agency Confirmation in respect of the substitution of the Airframe by such Substitute Airframes. “MCMV” is the “current market value” (as defined by the International Society of Transport Aircraft Trading or any successor organization) adjusted for the maintenance status of the Substitute Airframe and the Airframe being replaced by the Substitute Airframe, as applicable, such maintenance status to be based upon maintenance data provided by Owner to the applicable appraiser with respect to the Substitute Airframe and such Airframe as of the same date within the 60-day period prior to the substitution for both the Substitute Airframe and such Airframe. Prior to the effectiveness of any such substitution of any Substitute Airframe for the Airframe on other than a one for one basis pursuant to this Section 4.04(f), Owner shall prepare amendments to this Trust Indenture (including the Schedules, Annexes and Exhibits hereto), in order to make the reasonably necessary changes arising from such substitution, including, if applicable, providing for separate financing agreements substantially the same as the Operative Agreements with respect to each such Substitute Airframe and the allocation among such Substitute Airframes of the principal amount of the Equipment Notes (and any applicable Related Equipment Notes) and remaining amortization schedule relating to the Airframe (or relating to any applicable airframe under Section 4.04(f) of any Related Indenture) pro rata based on the MCMV of each Substitute Airframe or on such other basis among each Substitute Airframe determined in a manner consistent with, and as would preserve the aggregate amortization profile of, the original Equipment Notes). Owner shall submit such proposed amendments to the Rating Agencies in connection with Owner’s request for the Rating Agency Confirmation with respect to such substitution and the Mortgagee shall execute and deliver such amendments upon Owner’s request.

Prior to or at the time of any substitution under this Section 4.04(f), Owner will (A) cause a Trust Indenture Supplement covering such Substitute Airframe to be filed for recordation pursuant to the Act or the applicable laws of any other jurisdiction in which the Aircraft may then be registered, (B) cause the sale of such Substitute Airframe to Owner and the International Interest created pursuant to the Trust Indenture Supplement in favor of the Mortgagee with respect to such Substitute Airframe to be registered on the International Registry as a sale or an International Interest, respectively, (C) cause a UCC financing statement or

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statements with respect to the security interests created by this Trust Indenture in such Substitute Airframe or other requisite documents or instruments to be filed in such place or places as necessary in order to perfect the Mortgagee’s security interest therein in the United States, or in any other jurisdiction in which the Aircraft may then be registered, (D) furnish the Mortgagee with an opinion of counsel to Owner (which may be external counsel or Owner’s legal department or such other internal counsel of Owner as shall be reasonably satisfactory to the Mortgagee) addressed to the Mortgagee to the effect that upon such substitution, such Substitute Airframe will be subject to the Lien of this Trust Indenture and addressing the matters set forth in clauses (A) and (B), (E) furnish the Mortgagee with evidence of compliance with the insurance provisions of Section 4.06 with respect to such Substitute Airframe, (F) furnish the Mortgagee with a copy of a bill of sale respecting the conveyance to Owner of such Substitute Airframe and (G) furnish the Mortgagee with an opinion of counsel to Owner (which may be external counsel or Owner’s legal department or such other internal counsel of Owner as shall be reasonably satisfactory to the Mortgagee) to the effect that the Mortgagee will be entitled to the benefits of Section 1110 with respect to the Substitute Airframe; provided that (i) such opinion need not be delivered to the extent that the benefits of Section 1110 were not, by reason of a change in law or governmental or judicial interpretation thereof, available to the Mortgagee with respect to the Aircraft immediately prior to such substitution and (ii) such opinion may contain qualifications and assumptions of the tenor contained in the opinion of counsel to Owner delivered pursuant to Section 4.1.2(x) of the Participation Agreement on the Closing Date and such other qualifications and assumptions as shall at the time be customary in opinions rendered in comparable circumstances.

In the case of the Substitute Airframe subjected to the Lien of this Trust Indenture under this Section 4.04(f), promptly upon the recordation of the Trust Indenture Supplement covering such Substitute Airframe pursuant to the Act (or pursuant to the applicable law of such other jurisdiction in which such Substitute Airframe is registered), Owner will cause to be delivered to the Mortgagee a favorable opinion of aviation law counsel to Owner (which may be external aviation law counsel or Owner’s legal department or such other internal counsel of Owner as shall be reasonably satisfactory to the Mortgagee) addressed to the Mortgagee as to the due registration of the Replacement Aircraft (after giving effect to the substitution of such Substitute Airframe) and the due recordation of such Trust Indenture Supplement pursuant to the Act.

For all purposes hereof, upon the attachment of the Lien of this Trust Indenture thereto, the Substitute Airframe shall become part of the Collateral and shall be deemed an “Airframe” as defined herein. Upon compliance with clauses (A) through (G) of the second preceding paragraph, the Mortgagee shall (x) execute and deliver to Owner an appropriate instrument releasing the replaced Airframe, the Purchase Agreement, all proceeds (including, without limitation, requisition proceeds and insurance proceeds, if any) with respect to the replaced Airframe, and all rights relating to the foregoing, from the Lien of this Trust Indenture, and will take such actions as may be required to be taken by the Mortgagee to discharge any International Interest of the Mortgagee registered with the International Registry in relation to such replaced Airframe and (y) provide a notice to the Note Holders setting forth (1) the date of the substitution which shall be the date of filing of the Trust Indenture Supplement described in clause (A) of the second preceding paragraph, (2) the model of the Substitute Airframe, (3) the

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manufacturer serial numbers of the Substitute Airframe and Airframe replaced by the Substitute Airframe, and (4) the registration numbers of the Replacement Aircraft of which the Substitute Airframe is a part and the Aircraft of which the Airframe replaced by the Substitute Airframe is part.

SECTION 4.05.  Loss, Destruction or Requisition

(a)            Event of Loss With Respect to the Airframe. Upon the occurrence of an Event of Loss with respect to the Airframe, the Owner shall promptly (and in any event within 15 days after such occurrence) give the Mortgagee written notice of such Event of Loss. The Owner shall, within 45 days after such occurrence, give the Mortgagee written notice of Owner’s election to either replace the Airframe as provided under Section 4.05(a)(i) or to make payment in respect of such Event of Loss as provided under Section 4.05(a)(ii) (it being agreed that if Owner shall not have given the Mortgagee such notice of such election within the above specified time period, the Owner shall be deemed to have elected to make payment in respect of such Event of Loss as provided under Section 4.05(a)(ii)):

(i)            if Owner elects to replace the Airframe, Owner shall, subject to the satisfaction of the conditions contained in Section 4.05(c), as promptly as possible and in any event within 120 days after the occurrence of such Event of Loss, cause to be subjected to the Lien of this Trust Indenture, in replacement of the Airframe with respect to which the Event of Loss occurred, a Replacement Airframe and, if any Engine shall have been installed on the Airframe when it suffered the Event of Loss, a Replacement Engine therefor, such Replacement Airframe and Replacement Engines to be free and clear of all Liens except Permitted Liens and to have a value and utility (without regard to hours or cycles) at least equal to the Airframe or Engine, as the case may be, to be replaced thereby (assuming that such Airframe or Engine had been maintained in accordance with this Trust Indenture); provided that if the Owner shall not perform its obligation to effect such replacement under this clause (i) during the 120-day period of time provided herein, it shall pay the amounts required to be paid pursuant to and within the time frame specified in clause (ii) below; or

(ii)            if Owner elects to make a payment in respect of such Event of Loss of the Airframe, Owner shall make a payment to the Mortgagee for purposes of redeeming Equipment Notes in accordance with Section 2.10 hereof on a date on or before the Business Day next following the earlier of (x) the 120th day following the date of the occurrence of such Event of Loss, and (y) the fourth Business Day following the receipt of insurance proceeds with respect to such Event of Loss (but in any event not earlier than the date of Owner’s election under Section 4.05(a) to make payment under this Section 4.05 (a)(ii)); and upon such payment and payment of all other Secured Obligations then due and payable, the Mortgagee shall, at the cost and expense of the Owner, release from the Lien of this Trust Indenture the Airframe and the Engines, by executing and delivering to the Owner all documents and instruments as the Owner may reasonably request to evidence such release.

(b)            Effect of Replacement. Should the Owner have provided a Replacement Airframe and Replacement Engines, if any, as provided for in Section 4.05(a)(i), (i) the Lien of this Trust Indenture shall continue with respect to such Replacement Airframe and

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Replacement Engines, if any, as though no Event of Loss had occurred; (ii) the Mortgagee shall, at the cost and expense of the Owner, release from the Lien of this Trust Indenture the replaced Airframe and Engines, if any, by executing and delivering to the Owner such documents and instruments as the Owner may reasonably request to evidence such release; and (iii) in the case of a replacement upon an Event of Loss, the Mortgagee shall assign to the Owner all claims the Mortgagee may have against any other Person arising from the Event of Loss and the Owner shall receive all insurance proceeds (other than those reserved to others under Section 4.06(b)) and proceeds from any award in respect of condemnation, confiscation, seizure or requisition, including any investment interest thereon, to the extent not previously applied to the purchase price of the Replacement Airframe and Replacement Engines, if any, as provided in Section 4.05(d).

(c)            Conditions to Airframe and Engine Replacement. The Owner’s right to substitute a Replacement Airframe and Replacement Engines, if any, as provided in Section 4.05(a)(i) shall be subject to the fulfillment, at the Owner’s sole cost and expense, in addition to the conditions contained in such Section 4.05(a)(i), of the following conditions precedent:

(i)            on the date when the Replacement Airframe and Replacement Engines, if any, is subjected to the Lien of this Trust Indenture (such date being referred to in this Section 4.05 as the “Replacement Closing Date”), an executed counterpart of each of the following documents (or, in the case of the FAA Bill of Sale and full warranty bill of sale referred to below, a photocopy thereof) shall have been delivered to the Mortgagee:

(A)            a Trust Indenture Supplement covering the Replacement Airframe and Replacement Engines, if any, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of such jurisdiction other than the United States in which the Replacement Airframe and Replacement Engines, if any, are to be registered in accordance with Section 4.02(e), as the case may be;

(B)            an FAA Bill of Sale (or a comparable document, if any, of another Aviation Authority, if applicable) covering the Replacement Airframe, executed by the former owner thereof in favor of the Owner;

(C)            a full warranty (as to title) bill of sale, covering the Replacement Airframe and Replacement Engines, if any, executed by the former owner thereof in favor of the Owner (or, at the Owner’s option, other evidence of the Owner’s ownership of such Replacement Airframe and Replacement Engines, if any, reasonably satisfactory to the Mortgagee); and

(D)            UCC financing statements (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the Replacement Airframe may be registered in accordance with Section 4.02(e)) as are deemed necessary or desirable by counsel for the Mortgagee to protect the security interests of the Mortgagee in the Replacement Airframe and Replacement Engines, if any;

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(ii)            the Replacement Airframe shall be of the same model as the Airframe or a comparable or improved model manufactured by the Airframe Manufacturer, each Replacement Engine, if any, shall be of the same model as the Engine that it replaces, or a comparable or improved model, manufactured by the Engine Manufacturer or another manufacturer, and such Replacement Airframe and Replacement Engines, if any, shall have a value and utility (without regard to hours or cycles) at least equal to, and be in as good operating condition and repair as, the Airframe and any Engines replaced (assuming such Airframe and Engines had been maintained in accordance with this Trust Indenture);

(iii)            the Mortgagee (acting directly or by authorization to its special counsel) shall have received satisfactory evidence as to the compliance with Section 4.06 with respect to the Replacement Airframe and Replacement Engines, if any;

(iv)            on the Replacement Closing Date, (A) the Owner shall cause the Replacement Airframe and Replacement Engines, if any, to be subject to the Lien of this Trust Indenture free and clear of Liens (other than Permitted Liens), (B) the Replacement Airframe shall have been duly certified by the FAA as to type and airworthiness in accordance with the terms of this Trust Indenture, (C) application for registration of the Replacement Airframe in accordance with Section 4.02(e) shall have been duly made with the FAA or other applicable Aviation Authority and the Owner shall have authority to operate the Replacement Airframe and (D) the Owner shall have caused the sale of such Replacement Airframe and Replacement Engine(s), if any, to the Owner and the International Interest granted under the Trust Indenture Supplement in favor of the Mortgagee with respect to such Replacement Airframe and Replacement Engine(s), if any, each to be registered on the International Registry as a sale or an International Interest, respectively;

(v)            the Mortgagee, at the expense of the Owner, shall have received (acting directly or by authorization to its special counsel) (A) an opinion of counsel, addressed to the Mortgagee, to the effect that the Replacement Airframe and Replacement Engine, if any, has or have duly been made subject to the Lien of this Trust Indenture, and Mortgagee will be entitled to the benefits of Section 1110 with respect to the Replacement Airframe, provided that such opinion with respect to Section 1110 need not be delivered to the extent that immediately prior to such replacement the benefits of Section 1110 were not, solely by reason of a change in law or court interpretation thereof, available to Mortgagee, and (B) an opinion of Owner’s aviation law counsel reasonably satisfactory to and addressed to Mortgagee as to the due registration of any such Replacement Airframe and the due filing for recordation of each Trust Indenture Supplement with respect to such Replacement Airframe or Replacement Engine under the Act or such other applicable law of the jurisdiction other than the United States in which the Replacement Airframe is to be registered in accordance with Section 4.02(e), as the case may be, and the registration with the International Registry of the sale of such Replacement Airframe and Replacement Engine(s), if any, to the Owner and of the International Interest granted under the Trust Indenture Supplement with respect to such Replacement Aircraft and Replacement Engine(s), if any; and

(vi)            the Owner shall have furnished to the Mortgagee a certificate of a qualified aircraft engineer (who may be an employee of Owner) certifying that the

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Replacement Airframe and Replacement Engines, if any, have a value and utility (without regard to hours and cycles) at least equal to the Airframe and any Engines so replaced (assuming that such Airframe and Engines had been maintained in accordance with this Trust Indenture).

(d)            Non-Insurance Payments Received on Account of an Event of Loss. Any amounts, other than insurance proceeds in respect of damage or loss not constituting an Event of Loss (the application of which is provided for in Annex B), received at any time by Mortgagee or Owner from any Government Entity or any other Person in respect of any Event of Loss will be applied as follows:

(i)            If such amounts are received with respect to the Airframe, and any Engine installed thereon at the time of such Event of Loss, upon compliance by Owner with the applicable terms of Section 4.05(c) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, Owner;

(ii)            If such amounts are received with respect to an Engine (other than an Engine installed on the Airframe at the time such Airframe suffers an Event of Loss), upon compliance by Owner with the applicable terms of Section 4.04(e) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, Owner;

(iii)            If such amounts are received, in whole or in part, with respect to the Airframe, and Owner makes, has made or is deemed to have made the election set forth in Section 4.05(a)(ii), such amounts shall be applied as follows:

first, if the sum described in Section 4.05(a)(ii) has not then been paid in full by Owner, such amounts shall be paid to Mortgagee to the extent necessary to pay in full such sum; and

second, the remainder, if any, shall be paid to Owner.

(e)            Requisition for Use. In the event of a requisition for use by any Government Entity of the Airframe and the Engines, if any, or engines installed on such Airframe while such Airframe is subject to the Lien of this Trust Indenture, the Owner shall promptly notify the Mortgagee of such requisition and all of the Owner’s obligations under this Trust Indenture shall continue to the same extent as if such requisition had not occurred except to the extent that the performance or observance of any obligation by the Owner shall have been prevented or delayed by such requisition; provided that the Owner’s obligations under this Section 4.05 with respect to the occurrence of an Event of Loss for the payment of money and under Section 4.06 (except while an assumption of liability by the U.S. Government of the scope referred to in Section 4.02(c) is in effect) shall not be reduced or delayed by such requisition. Any payments received by the Mortgagee or the Owner or Permitted Lessee from such Government Entity with respect to such requisition of use shall be paid over to, or retained by, the Owner. In the event of an Event of Loss of an Engine resulting from the requisition for use by a Government Entity of such Engine (but not the Airframe), the Owner will replace such Engine hereunder by complying with the terms of Section 4.04(e) and any payments received by

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the Mortgagee or the Owner from such Government Entity with respect to such requisition shall be paid over to, or retained by, the Owner.

(f)            Certain Payments to be Held As Security. Any amount referred to in this Section 4.05 or Section 4.06 which is payable or creditable to, or retainable by, the Owner shall not be paid or credited to, or retained by the Owner if at the time of such payment, credit or retention a Special Default or an Event of Default shall have occurred and be continuing, but shall be paid to and held by the Mortgagee as security for the obligations of the Owner under this Trust Indenture and the Operative Agreements, and at such time as there shall not be continuing any such Special Default or Event of Default such amount and any gain realized as a result of investments required to be made pursuant to Section 6.06 shall to the extent not theretofore applied as provided herein, be paid over to the Owner.

SECTION 4.06.  Insurance

(a)            Owner’s Obligation to Insure. Owner shall comply with, or cause to be complied with, each of the provisions of Annex B, which provisions are hereby incorporated by this reference as if set forth in full herein.

(b)            Insurance for Own Account. Nothing in Section 4.06 shall limit or prohibit (a) Owner from maintaining the policies of insurance required under Annex B with higher limits than those specified in Annex B, or (b) Mortgagee from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Owner pursuant to this Section 4.06 and Annex B.

(c)            Indemnification by Government in Lieu of Insurance. Mortgagee agrees to accept, in lieu of insurance against any risk with respect to the Aircraft described in Annex B, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of Mortgagee, other Government Entity, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that Owner (or any Permitted Lessee) may continue to maintain, in accordance with this Section 4.06, during the period of such requisition or transfer, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 4.06; provided that the provisions of Section D of Annex B shall not apply to an indemnity or insurance provided by the U.S. Government in lieu of insurance required by Section C of Annex B, except to the extent the U.S. Government makes such provisions generally available to covered airlines.

(d)            Application of Insurance Proceeds. As between Owner and Mortgagee, all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to the Aircraft or any Engine under policies required to be maintained by Owner pursuant to this Section 4.06 will be applied in accordance with Section 4.05(d). All proceeds of insurance required to be maintained by Owner, in accordance with Section 4.06 and Section B of Annex B, in respect of any property damage or loss not constituting an Event of Loss with respect to the Aircraft, Airframe or any Engine will be applied in payment (or to reimburse

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Owner) for repairs or for replacement property, and any balance remaining after such repairs or replacement with respect to such damage or loss shall be paid over to, or retained by, Owner.

SECTION 4.07.  Merger of Owner

(a)            In General. Owner shall not consolidate with or merge into any other person under circumstances in which Owner is not the surviving corporation, or convey, transfer or lease in one or more transactions all or substantially all of its assets to any other person, unless:

(i)            such person is organized, existing and in good standing under the Laws of the United States, any State of the United States or the District of Columbia and, upon consummation of such transaction, such person will be a U.S. Air Carrier;

(ii)            such person executes and delivers to Mortgagee a duly authorized, legal, valid, binding and enforceable agreement, reasonably satisfactory in form and substance to Mortgagee, containing an effective assumption by such person of the due and punctual performance and observance of each covenant, agreement and condition in the Operative Agreements to be performed or observed by Owner;

(iii)            if the Aircraft is, at the time, registered with the FAA, such person makes such filings and recordings with the FAA pursuant to the Act or if the Aircraft is, at the time, not registered with FAA, such person makes such filings and recordings with the applicable Aviation Authority as shall be necessary to evidence such consolidation or merger;

(iv)            such person makes such registrations with the International Registry as shall be permitted to evidence such consolidation or merger; and

(v)            immediately after giving effect to such consolidation or merger no Event of Default shall have occurred and be continuing.

(b)            Effect of Merger. Upon any such consolidation or merger of Owner with or into, or the conveyance, transfer or lease by Owner of all or substantially all of its assets to, any Person in accordance with this Section 4.07, such Person will succeed to, and be substituted for, and may exercise every right and power of, Owner under the Operative Agreements with the same effect as if such person had been named as “Owner” therein. No such consolidation or merger, or conveyance, transfer or lease, shall have the effect of releasing Owner or such Person from any of the obligations, liabilities, covenants or undertakings of Owner under this Trust Indenture.

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ARTICLE V

EVENTS OF DEFAULT; REMEDIES OF MORTGAGEE

SECTION 5.01.  Event of Default

“Event of Default” means any of the following events (whatever the reason for such Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)            the failure of the Owner to pay (i) principal of, interest on or Make-Whole Amount, if any, under any Equipment Note when due, and such failure shall continue unremedied for a period of 15 days, or (ii) any other amount payable by it to the Note Holders under this Trust Indenture or the Participation Agreement when due, and such failure shall continue for a period in excess of 30 days after Owner has received written notice from Mortgagee of the failure to make such payment when due;

(ii)            Owner shall fail to carry and maintain, or cause to be carried and maintained, insurance on and in respect of the Aircraft, Airframe and Engines in accordance with the provisions of Section 4.06; provided that no such failure to carry and maintain insurance shall constitute an Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after receipt by Mortgagee of the notice of cancellation referred to in Section 4.06 or (ii) the date such insurance is not in effect as to Mortgagee;

(iii)            Owner shall fail to observe or perform (or caused to be observed and performed) in any material respect any other covenant, agreement or obligation set forth herein or in any other Operative Agreement to which Owner is a party and such failure shall continue unremedied for a period of 60 days from and after the date of written notice thereof to Owner from Mortgagee, unless such failure is capable of being corrected and Owner shall be diligently proceeding to correct such failure, in which case there shall be no Event of Default unless and until such failure shall continue unremedied for a period of 365 days after receipt of such notice;

(iv)            any representation or warranty made by Owner herein, in the Participation Agreement or in any other Operative Agreement to which Owner is a party (a) shall prove to have been untrue or inaccurate in any material respect as of the date made, (b) such untrue or inaccurate representation or warranty is material at the time in question, (c) and the same shall remain uncured (to the extent of the adverse impact of such incorrectness on the interest of the Mortgagee) for a period in excess of 60 days from and after the date of written notice thereof from Mortgagee to Owner, unless such untruthfulness or inaccuracy is capable of being remedied and Owner shall be diligently proceeding to remedy such untruthfulness or inaccuracy, in which case there shall be no Event of Default unless and until such failure shall continue unremedied for a period of 365 days after receipt of such notice;

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(v)            the Owner shall consent to the appointment of or taking possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, or the Owner shall admit in writing its inability to pay its debts generally as they come due or shall make a general assignment for the benefit of its creditors, or the Owner shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief under any bankruptcy laws or insolvency laws (as in effect at such time), or an answer admitting the material allegations of a petition filed against it in any such case, or the Owner shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or similar law providing for the reorganization or winding-up of corporations (as in effect at such time), or the Owner shall seek an agreement, composition, extension or adjustment with its creditors under such laws or the Owner’s board of directors shall adopt a resolution authorizing corporate action in furtherance of any of the foregoing;

(vi)            an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Owner, a receiver, trustee or liquidator of the Owner or of any substantial part of its property, or any substantial part of the property of the Owner shall be sequestered, or granting any other relief in respect of the Owner as a debtor under any bankruptcy laws or other insolvency laws (as in effect at such time), and any such order, judgment, decree, or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof;

(vii)            a petition against the Owner in a proceeding under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Owner, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Owner of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days; or

(viii)            the occurrence of a Related Indenture Event of Default;

provided that notwithstanding anything to the contrary contained in this Section 5.01, any failure of Owner to perform or observe any covenant, condition or agreement shall not constitute an Event of Default if such failure arises by reason of an event referred to in the definition of “Event of Loss” so long as Owner is continuing to comply with all of the terms of Section 4.05.

SECTION 5.02.  Remedies

(a)            If an Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied, then and in every such case the Mortgagee may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article V and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code or of a chargee under the Cape Town Treaty and may take possession of all or any part of the properties covered or intended to be covered by the Lien created hereby or pursuant hereto and may exclude the Owner and all persons claiming under it wholly or partly therefrom; provided, that the Mortgagee shall give the Owner thirty days’ prior

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written notice of its intention to sell the Aircraft. Without limiting any of the foregoing, it is understood and agreed that the Mortgagee may exercise any right of sale of the Aircraft available to it, even though it shall not have taken possession of the Aircraft and shall not have possession thereof at the time of such sale.

(b)            If an Event of Default shall have occurred and be continuing, then and in every such case the Mortgagee may (and shall, upon receipt of a written demand therefor from a Majority in Interest of Note Holders), at any time, by delivery of written notice or notices to the Owner, declare all the Equipment Notes to be due and payable, whereupon the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon (without Make-Whole Amount) and other amounts due thereunder or otherwise payable hereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived; provided that if an Event of Default referred to in clause (v), (vi) or (vii) of Section 5.01 hereof shall have occurred, then and in every such case the unpaid Original Amount then outstanding, together with accrued but unpaid interest (without Make-Whole Amount) and all other amounts due hereunder and under the Equipment Notes shall immediately and without further act become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

This Section 5.02(b), however, is subject to the condition that, if at any time after the Original Amount of the Equipment Notes shall have become so due and payable, and before any judgment or decree for the payment of the money so due, or any thereof, shall be entered, all overdue payments of interest upon the Equipment Notes and all other amounts payable hereunder or under the Equipment Notes (except the Original Amount of the Equipment Notes and any Make-Whole Amount which by such declaration shall have become payable) shall have been duly paid, and every other Default and Event of Default with respect to any covenant or provision of this Trust Indenture shall have been cured, then and in every such case a Majority in Interest of Note Holders may (but shall not be obligated to), by written instrument filed with the Mortgagee, rescind and annul the Mortgagee’s declaration (or such automatic acceleration) and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

(c)            The Note Holders shall be entitled, at any sale pursuant to this Section 5.02, to credit against any purchase price bid at such sale by such holder all or any part of the unpaid obligations owing to such Note Holder and secured by the Lien of this Trust Indenture (only to the extent that such purchase price would have been paid to such Note Holder pursuant to Article III hereof if such purchase price were paid in cash and the foregoing provisions of this subsection (c) were not given effect).

(d)            In the event of any sale of the Collateral, or any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Trust Indenture, the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued interest thereon (without Make-Whole Amount), and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

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(e)            Notwithstanding anything contained herein, so long as the Pass Through Trustee under the Pass Through Trust Agreement (or its designee) is a Note Holder, the Mortgagee will not be authorized or empowered to acquire title to any Collateral or take any action with respect to any Collateral so acquired by it if such acquisition or action would cause any Trust to fail to qualify as a “grantor trust” for federal income tax purposes.

SECTION 5.03.  Return of Aircraft, Etc.

(a)            If an Event of Default shall have occurred and be continuing and the Equipment Notes have been accelerated, at the request of the Mortgagee, the Owner shall promptly execute and deliver to the Mortgagee such instruments of title and other documents as the Mortgagee may deem necessary or advisable to enable the Mortgagee or an agent or representative designated by the Mortgagee, at such time or times and place or places as the Mortgagee may specify, to obtain possession of all or any part of the Collateral to which the Mortgagee shall at the time be entitled hereunder. If the Owner shall for any reason fail to execute and deliver such instruments and documents after such request by the Mortgagee, the Mortgagee may (i) obtain a judgment conferring on the Mortgagee the right to immediate possession and requiring the Owner to execute and deliver such instruments and documents to the Mortgagee, to the entry of which judgment the Owner hereby specifically consents to the fullest extent permitted by Law, and (ii) pursue all or part of such Collateral wherever it may be found and may enter any of the premises of Owner wherever such Collateral may be or be supposed to be and search for such Collateral and take possession of and remove such Collateral. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Trust Indenture.

(b)            Upon every such taking of possession, the Mortgagee may, from time to time, at the expense of the Collateral, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the Collateral, as it may deem proper. In each such case, the Mortgagee shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify or alter the Collateral and to exercise all rights and powers of the Owner relating to the Collateral, as the Mortgagee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Collateral or any part thereof as the Mortgagee may determine, and the Mortgagee shall be entitled to collect and receive directly all rents, revenues and other proceeds of the Collateral and every part thereof, without prejudice, however, to the right of the Mortgagee under any provision of this Trust Indenture to collect and receive all cash held by, or required to be deposited with, the Mortgagee hereunder. Such rents, revenues and other proceeds shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification or alteration of the Collateral and of conducting the business thereof, and to make all payments which the Mortgagee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner), and all other payments which the Mortgagee may be required or authorized to make under any provision of this Trust Indenture, as well as

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just and reasonable compensation for the services of the Mortgagee, and of all persons properly engaged and employed by the Mortgagee with respect hereto.

SECTION 5.04.  Remedies Cumulative

Each and every right, power and remedy given to the Mortgagee specifically or otherwise in this Trust Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at Law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Mortgagee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner or to be an acquiescence therein.

SECTION 5.05.  Discontinuance of Proceedings

In case the Mortgagee shall have instituted any proceeding to enforce any right, power or remedy under this Trust Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Owner and the Mortgagee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Owner or the Mortgagee shall continue as if no such proceedings had been instituted.

SECTION 5.06.  Waiver of Past Defaults

Upon written instruction from a Majority in Interest of Note Holders, the Mortgagee shall waive any past Default hereunder and its consequences and upon any such waiver such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Trust Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon; provided, that in the absence of written instructions from all the Note Holders, the Mortgagee shall not waive any Default (i) in the payment of the Original Amount, Make-Whole Amount, if any, and interest and other amounts due under any Equipment Note then outstanding, or (ii) in respect of a covenant or provision hereof which, under Article X hereof, cannot be modified or amended without the consent of each Note Holder.

SECTION 5.07.  Appointment of Receiver

The Mortgagee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Mortgagee or any successor or nominee thereof) for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or the taking of possession thereof or otherwise, and the Owner hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any

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part of the Collateral shall be entitled to exercise all the rights and powers of the Mortgagee with respect to the Collateral.

SECTION 5.08.  Mortgagee Authorized to Execute Bills of Sale, Etc.

The Owner irrevocably appoints, while an Event of Default has occurred and is continuing, the Mortgagee the true and lawful attorney-in-fact of the Owner (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Trust Indenture, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, the Owner hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law. Nevertheless, if so requested by the Mortgagee or any purchaser, the Owner shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Mortgagee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

SECTION 5.09.  Rights of Note Holders to Receive Payment

Notwithstanding any other provision of this Trust Indenture, the right of any Note Holder to receive payment of principal of, and premium, if any, and interest on an Equipment Note on or after the respective due dates expressed in such Equipment Note, or to bring suit for the enforcement of any such payment on or after such respective dates in accordance with the terms hereof, shall not be impaired or affected without the consent of such Note Holder.

ARTICLE VI

DUTIES OF THE MORTGAGEE

SECTION 6.01.  Notice of Event of Default

If the Mortgagee shall have Actual Knowledge of an Event of Default or of a Default arising from a failure to pay any installment of principal and interest on any Equipment Note, the Mortgagee shall give prompt written notice thereof to each Note Holder. Subject to the terms of Sections 5.06, 6.02 and 6.03 hereof, the Mortgagee shall take such action, or refrain from taking such action, with respect to such Event of Default or Default (including with respect to the exercise of any rights or remedies hereunder) as the Mortgagee shall be instructed in writing by a Majority in Interest of Note Holders. Subject to the provisions of Section 6.03, if the Mortgagee shall not have received instructions as above provided within 20 days after mailing notice of such Event of Default to the Note Holders, the Mortgagee may, subject to instructions thereafter received pursuant to the preceding provisions of this Section 6.01, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to such Event of Default or Default as it shall determine advisable in the best interests of the Note Holders; provided, however, that the Mortgagee may not sell the Aircraft or any Engine without the consent of a Majority in Interest of Note Holders. For all

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purposes of this Trust Indenture, in the absence of Actual Knowledge on the part of the Mortgagee, the Mortgagee shall not be deemed to have knowledge of a Default or an Event of Default (except, the failure of Owner to pay any installment of principal or interest within one Business Day after the same shall become due, which failure shall constitute knowledge of a Default) unless notified in writing by the Owner or one or more Note Holders.

SECTION 6.02.  Action Upon Instructions; Certain Rights and Limitations

Subject to the terms of Sections 5.02(a), 5.06, 6.01 and 6.03 hereof, upon the written instructions at any time and from time to time of a Majority in Interest of Note Holders, the Mortgagee shall, subject to the terms of this Section 6.02, take such of the following actions as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder as shall be specified in such instructions and (ii) give such notice or direction or exercise such right, remedy or power hereunder with respect to any part of the Collateral as shall be specified in such instructions; it being understood that without the written instructions of a Majority in Interest of Note Holders, the Mortgagee shall not, except as provided in Section 6.01, approve any such matter as satisfactory to the Mortgagee.

The Mortgagee will execute and the Owner will file such continuation statements with respect to financing statements relating to the security interest created hereunder in the Collateral as may be specified from time to time in written instructions of a Majority in Interest of Note Holders (which instructions shall be accompanied by the form of such continuation statement so to be filed). The Mortgagee will furnish to each Note Holder, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates and other instruments furnished to the Mortgagee hereunder.

SECTION 6.03.  Indemnification

The Mortgagee shall not be required to take any action or refrain from taking any action under Section 6.01 (other than the first sentence thereof), 6.02 or Article V hereof unless the Mortgagee shall have been indemnified to its reasonable satisfaction against any liability, cost or expense (including counsel fees) which may be incurred in connection therewith pursuant to a written agreement with one or more Note Holders. The Mortgagee agrees that it shall look solely to the Note Holders for the satisfaction of any indemnity (except expenses for foreclosure of the type referred to in clause “First” of Section 3.03 hereof) owed to it pursuant to this Section 6.03. The Mortgagee shall not be under any obligation to take any action under this Trust Indenture or any other Operative Agreement and nothing herein or therein shall require the Mortgagee to expend or risk its own funds or otherwise incur the risk of any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (the written indemnity of any Note Holder who is a QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory to the Mortgagee shall be accepted as reasonable assurance of adequate indemnity). The Mortgagee shall not be required to take any action under Section 6.01 (other than the first sentence thereof) or 6.02 or Article V hereof, nor shall any other provision of this Trust Indenture or any other Operative Agreement be deemed to impose a duty on the Mortgagee to take any action, if the

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Mortgagee shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to Law.

SECTION 6.04.  No Duties Except as Specified in Trust Indenture or Instructions

The Mortgagee shall not have any duty or obligation to use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this Trust Indenture or any part of the Collateral, except as expressly provided by the terms of this Trust Indenture or as expressly provided in written instructions from Note Holders as provided in this Trust Indenture; and no implied duties or obligations shall be read into this Trust Indenture against the Mortgagee. The Mortgagee agrees that it will in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 8.01 hereof), promptly take such action as may be necessary duly to discharge all liens and encumbrances on any part of the Collateral which result from claims against it in its individual capacity not related to the administration of the Collateral or any other transaction pursuant to this Trust Indenture or any document included in the Collateral.

SECTION 6.05.  No Action Except Under Trust Indenture or Instructions

The Mortgagee will not use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Collateral except in accordance with the powers granted to, or the authority conferred upon the Mortgagee pursuant to this Trust Indenture and in accordance with the express terms hereof.

SECTION 6.06.  Investment of Amounts Held by Mortgagee

Any amounts held by the Mortgagee pursuant to Section 3.02, 3.03 or 3.07 or pursuant to any provision of any other Operative Agreement providing for amounts to be held by the Mortgagee which are not distributed pursuant to the other provisions of Article III hereof shall be invested by the Mortgagee from time to time in Cash Equivalents as directed by the Owner so long as the Mortgagee may acquire the same using its best efforts. All Cash Equivalents held by the Mortgagee pursuant to this Section 6.06 shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, the Mortgagee, or (b) held in an Eligible Account. Unless otherwise expressly provided in this Trust Indenture, any income realized as a result of any such investment, net of the Mortgagee’s reasonable fees and expenses in making such investment, shall be held and applied by the Mortgagee, in the same manner as the principal amount of such investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. The Mortgagee shall not be liable for any loss resulting from any investment required to be made by it under this Trust Indenture other than by reason of its willful misconduct or gross negligence or negligence in the handling of funds, and any such investment may be sold (without regard to its maturity) by the Mortgagee without instructions whenever such sale is necessary to make a distribution required by this Trust Indenture.

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ARTICLE VII

THE MORTGAGEE

SECTION 7.01.  Acceptance of Trusts and Duties

The Mortgagee accepts the duties hereby created and applicable to it and agrees to perform the same but only upon the terms of this Trust Indenture and agrees to receive and disburse all monies constituting part of the Collateral in accordance with the terms hereof. The Mortgagee, in its individual capacity, shall not be answerable or accountable under any circumstances, except (i) for its own willful misconduct or gross negligence (other than for the handling of funds, for which the standard of accountability shall be willful misconduct or negligence), (ii) as provided in the fourth sentence of Section 2.04(a) hereof and the last sentence of Section 6.04 hereof, and (iii) from the inaccuracy of any representation or warranty of the Mortgagee (in its individual capacity) in the Participation Agreement or expressly made hereunder.

SECTION 7.02.  Absence of Duties

Except in accordance with written instructions furnished pursuant to Section 6.01 or 6.02 hereof, and except as provided in, and without limiting the generality of, Sections 6.03, 6.04 and 7.07 hereof the Mortgagee shall have no duty (i) to see to any registration of the Aircraft or any recording or filing of this Trust Indenture or any other document, or to see to the maintenance of any such registration, recording or filing, (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Owner shall be in default with respect thereto, (iii) to see to the payment or discharge of any lien or encumbrance of any kind against any part of the Collateral, (iv) to confirm, verify or inquire into the failure to receive any financial statements from Owner, or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of Owner’s covenants herein or any Permitted Lessee’s covenants under any assigned Permitted Lease with respect to the Aircraft.

SECTION 7.03.  No Representations or Warranties as to Aircraft or Documents

THE MORTGAGEE IN ITS INDIVIDUAL OR TRUST CAPACITY DOES NOT MAKE AND SHALL NOT BE DEEMED TO HAVE MADE AND HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER. The Mortgagee, in its individual or trust capacities, does not make or shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Trust Indenture, the Participation

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Agreement, the Equipment Notes, or the Purchase Agreement, or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Owner made in its individual capacity and the representations and warranties of the Mortgagee in its individual capacity, in each case expressly made in this Trust Indenture or in the Participation Agreement. The Note Holders make no representation or warranty hereunder whatsoever.

SECTION 7.04.  No Segregation of Monies; No Interest

Except as otherwise provided in Section 3.07 hereof, any monies paid to or retained by the Mortgagee pursuant to any provision hereof and not then required to be distributed to the Note Holders, or the Owner as provided in Article III hereof need not be segregated in any manner except to the extent required by Law or Section 6.06 hereof, and may be deposited under such general conditions as may be prescribed by Law, and the Mortgagee shall not be liable for any interest thereon (except that the Mortgagee shall invest all monies held as directed by Owner so long as no Event of Default has occurred and is continuing (or in the absence of such direction, by the Majority In Interest of Note Holders) in Cash Equivalents); provided, however, that any payments received, or applied hereunder, by the Mortgagee shall be accounted for by the Mortgagee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

SECTION 7.05.  Reliance; Agreements; Advice of Counsel

The Mortgagee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Mortgagee may accept a copy of a resolution of the Board of Directors (or Executive Committee thereof) of the Owner, certified by the Secretary or an Assistant Secretary thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to the aggregate unpaid Original Amount of Equipment Notes outstanding as of any date, the Owner may for all purposes hereof rely on a certificate signed by any Vice President or other authorized corporate trust officer of the Mortgagee. As to any fact or matter relating to the Owner the manner of the ascertainment of which is not specifically described herein, the Mortgagee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of the Owner, as to such fact or matter, and such certificate shall constitute full protection to the Mortgagee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, the Mortgagee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Collateral, advise with counsel, accountants and other skilled persons to be selected and retained by it, and the Mortgagee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written advice or written opinion of any such counsel, accountants or other skilled persons.

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SECTION 7.06.  Compensation

The Mortgagee shall be entitled to reasonable compensation, including expenses and disbursements (including the reasonable fees and expenses of counsel), for all services rendered hereunder and shall, on and subsequent to an Event of Default hereunder, have a priority claim on the Collateral for the payment of such compensation, to the extent that such compensation shall not be paid by Owner, and shall have the right, on and subsequent to an Event of Default hereunder, to use or apply any monies held by it hereunder in the Collateral toward such payments. The Mortgagee agrees that it shall have no right against the Note Holders for any fee as compensation for its services as trustee under this Trust Indenture.

SECTION 7.07.  Instructions from Note Holders

In the administration of the trusts created hereunder, the Mortgagee shall have the right to seek instructions from a Majority in Interest of Note Holders should any provision of this Trust Indenture appear to conflict with any other provision herein or should the Mortgagee’s duties or obligations hereunder be unclear, and the Mortgagee shall incur no liability in refraining from acting until it receives such instructions. The Mortgagee shall be fully protected for acting in accordance with any instructions received under this Section 7.07.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.01.  Scope of Indemnification

The Mortgagee shall be indemnified by the Owner to the extent and in the manner provided in Section 8 of the Participation Agreement.

ARTICLE IX

SUCCESSOR AND SEPARATE TRUSTEES

SECTION 9.01.  Resignation of Mortgagee; Appointment of Successor

(a)            The Mortgagee or any successor thereto may resign at any time without cause by giving at least 30 days’ prior written notice to the Owner and each Note Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor Mortgagee. In addition, a Majority in Interest of Note Holders may at any time (but only with the consent of Owner, which consent shall not be unreasonably withheld, except that such consent shall not be necessary if an Event of Default is continuing) remove the Mortgagee without cause by an instrument in writing delivered to the Owner and the Mortgagee, and the Mortgagee shall promptly notify each Note Holder thereof in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Mortgagee. In the case of the resignation or removal of the Mortgagee, a Majority in Interest of Note Holders may appoint a successor

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Mortgagee by an instrument signed by such holders, which successor, so long as no Event of Default shall have occurred and be continuing, shall be subject to Owner’s reasonable approval. If a successor Mortgagee shall not have been appointed within 30 days after such notice of resignation or removal, the Mortgagee, the Owner or any Note Holder may apply to any court of competent jurisdiction to appoint a successor Mortgagee to act until such time, if any, as a successor shall have been appointed as above provided. The successor Mortgagee so appointed by such court shall immediately and without further act be superseded by any successor Mortgagee appointed as above provided.

(b)            Any successor Mortgagee, however appointed, shall execute and deliver to the Owner and the predecessor Mortgagee an instrument accepting such appointment and assuming the obligations of the Mortgagee arising from and after the time of such appointment, and thereupon such successor Mortgagee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Mortgagee hereunder in the trust hereunder applicable to it with like effect as if originally named the Mortgagee herein; but nevertheless upon the written request of such successor Mortgagee, such predecessor Mortgagee shall execute and deliver an instrument transferring to such successor Mortgagee, upon the trusts herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor Mortgagee, and such predecessor Mortgagee shall duly assign, transfer, deliver and pay over to such successor Mortgagee all monies or other property then held by such predecessor Mortgagee hereunder.

(c)            Any successor Mortgagee, however appointed, shall be a bank or trust company having its principal place of business in the Borough of Manhattan, City and State of New York; Chicago, Illinois; Hartford, Connecticut; Wilmington, Delaware; or Boston, Massachusetts and having (or whose obligations under the Operative Agreements are guaranteed by an affiliated entity having) a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Mortgagee hereunder upon reasonable or customary terms.

(d)            Any corporation into which the Mortgagee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Mortgagee shall be a party, or any corporation to which substantially all the corporate trust business of the Mortgagee may be transferred, shall, subject to the terms of paragraph (c) of this Section 9.01, be a successor Mortgagee and the Mortgagee under this Trust Indenture without further act.

(e)            The Owner consents to any change in the identity of the Mortgagee on the International Registry occasioned by provisions of this Section 9.01, and if required by the International Registry to reflect such change, will provide its consent thereto.

SECTION 9.02.  Appointment of Additional and Separate Trustees

(a)            Whenever (i) the Mortgagee shall deem it necessary or desirable in order to conform to any Law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the

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Collateral, this Trust Indenture, any other Indenture Agreement, the Equipment Notes or any of the transactions contemplated by the Participation Agreement, (ii) the Mortgagee shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interests of the Note Holders (and the Mortgagee shall so advise the Owner), or (iii) the Mortgagee shall have been requested to do so by a Majority in Interest of Note Holders, then in any such case, the Mortgagee and, upon the written request of the Mortgagee, the Owner, shall execute and deliver an indenture supplemental hereto and such other instruments as may from time to time be necessary or advisable either (1) to constitute one or more bank or trust companies or one or more persons approved by the Mortgagee, either to act jointly with the Mortgagee as additional trustee or trustees of all or any part of the Collateral, or to act as separate trustee or trustees of all or any part of the Collateral, in each case with such rights, powers, duties and obligations consistent with this Trust Indenture as may be provided in such supplemental indenture or other instruments as the Mortgagee or a Majority in Interest of Note Holders may deem necessary or advisable, or (2) to clarify, add to or subtract from the rights, powers, duties and obligations theretofore granted any such additional or separate trustee, subject in each case to the remaining provisions of this Section 9.02. If the Owner shall not have taken any action requested of it under this Section 9.02(a) that is permitted or required by its terms within 15 days after the receipt of a written request from the Mortgagee so to do, or if an Event of Default shall have occurred and be continuing, the Mortgagee may act under the foregoing provisions of this Section 9.02(a) without the concurrence of the Owner, and the Owner hereby irrevocably appoints (which appointment is coupled with an interest) the Mortgagee, its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 9.02(a) in either of such contingencies. The Mortgagee may, in such capacity, execute, deliver and perform any such supplemental indenture, or any such instrument, as may be required for the appointment of any such additional or separate trustee or for the clarification of, addition to or subtraction from the rights, powers, duties or obligations theretofore granted to any such additional or separate trustee. In case any additional or separate trustee appointed under this Section 9.02(a) shall die, become incapable of acting, resign or be moved, all the assets, property, rights, powers, trusts, duties and obligations of such additional or separate trustee shall revert to the Mortgagee until a successor additional or separate trustee is appointed as provided in this Section 9.02(a).

(b)            No additional or separate trustee shall be entitled to exercise any of the rights, powers, duties and obligations conferred upon the Mortgagee in respect of the custody, investment and payment of monies and all monies received by any such additional or separate trustee from or constituting part of the Collateral or otherwise payable under any Operative Agreement to the Mortgagee shall be promptly paid over by it to the Mortgagee. All other rights, powers, duties and obligations conferred or imposed upon any additional or separate trustee shall be exercised or performed by the Mortgagee and such additional or separate trustee jointly except to the extent that applicable Law of any jurisdiction in which any particular act is to be performed renders the Mortgagee incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to all or part of the Collateral in any such jurisdiction) shall be exercised and performed by such additional or separate trustee. No additional or separate trustee shall take any discretionary action except on the instructions of the Mortgagee or a Majority in Interest of Note Holders. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, except that the Mortgagee shall be liable for the consequences of its lack of reasonable care in selecting,

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and the Mortgagee’s own actions in acting with, any additional or separate trustee. Each additional or separate trustee appointed pursuant to this Section 9.02 shall be subject to, and shall have the benefit of Articles V through IX and Article XI hereof insofar as they apply to the Mortgagee. The powers of any additional or separate trustee appointed pursuant to this Section 9.02 shall not in any case exceed those of the Mortgagee hereunder.

(c)            If at any time the Mortgagee shall deem it no longer necessary or in order to conform to any such Law or take any such action or shall be advised by such counsel that it is no longer so necessary or desirable in the interest of the Note Holders, or in the event that the Mortgagee shall have been requested to do so in writing by a Majority in Interest of Note Holders, the Mortgagee and, upon the written request of the Mortgagee, the Owner, shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional or separate trustee. The Mortgagee may act on behalf of the Owner under this Section 9.02(c) when and to the extent it could so act under Section 9.02(a) hereof.

ARTICLE X

SUPPLEMENTS AND AMENDMENTS TO THIS TRUST INDENTURE
AND OTHER DOCUMENTS

SECTION 10.01.  Instructions of Majority; Limitations

(a)            The Mortgagee agrees with the Note Holders that it shall not enter into any amendment, waiver or modification of, supplement or consent to this Trust Indenture, or any other Operative Agreement to which it is a party, unless such supplement, amendment, waiver, modification or consent is consented to in writing by a Majority in Interest of Note Holders, but upon the written request of a Majority in Interest of Note Holders, the Mortgagee shall from time to time enter into any such supplement or amendment, or execute and deliver any such waiver, modification or consent, as may be specified in such request and as may be (in the case of any such amendment, supplement or modification), to the extent such agreement is required, agreed to by the Owner and, as may be appropriate, the Airframe Manufacturer or the Engine Manufacturer; provided, however, that, without the consent of each holder of an affected Equipment Note then outstanding and the Liquidity Providers, no such amendment, waiver or modification of the terms of, or consent under, any thereof, shall (i) modify any of the provisions of this Section 10.01, or of Article II or III or Section 5.01, 5.02(c), 5.02(d), or 6.02 hereof, the definitions of “Event of Default,” “Default,” “Majority in Interest of Note Holders,” “Make-Whole Amount” or “Note Holder,” or the percentage of Note Holders required to take or approve any action hereunder, (ii) reduce the amount, or change the time of payment or method of calculation of any amount, of Original Amount, Make-Whole Amount, if any, or interest with respect to any Equipment Note, (iii) reduce, modify or amend any indemnities in favor of the Mortgagee or the Note Holders (except that the Mortgagee may consent to any waiver or reduction of an indemnity payable to it), or the other Indenture Indemnitees or (iv) permit the creation of any Lien on the Trust Indenture Estate or any part thereof other than Permitted Liens or deprive any Note Holder of the benefit of the Lien of this Trust Indenture on the Collateral,

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except as provided in connection with the exercise of remedies under Article V hereof; provided, further, that without the consent of each holder of an affected Related Equipment Note then outstanding, no such amendment, waiver or modification of terms of, or consent under, any thereof shall modify Section 3.03 or deprive any Related Note Holder of the benefit of the Lien of this Trust Indenture on the Collateral, except as provided in connection with the exercise of remedies under Article V hereof. Notwithstanding the foregoing, without the consent of the affected Liquidity Provider neither the Owner nor the Mortgagee shall enter into any amendment, waiver or modification of, supplement or consent to this Trust Indenture or the other Operative Agreements which shall reduce, modify or amend any indemnities in favor of such Liquidity Provider.

(b)            The Owner and the Mortgagee may enter into one or more agreements supplemental hereto without the consent of any Note Holder for any of the following purposes: (i) (a) to cure any defect or inconsistency herein or in the Equipment Notes, or to make any change not inconsistent with the provisions hereof (provided that such change does not adversely affect the interests of any Note Holder in its capacity solely as Note Holder) or (b) to cure any ambiguity or correct any mistake; (ii) to evidence the succession of another party as the Owner in accordance with the terms hereof or to evidence the succession of a new trustee hereunder pursuant hereto, the removal of the trustee hereunder or the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees; (iii) to convey, transfer, assign, mortgage or pledge any property to or with the Mortgagee or to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not adversely affect the interests of the Note Holders in its capacity solely as Note Holder; (iv) to correct or amplify the description of any property at any time subject to the Lien of this Trust Indenture or better to assure, convey and confirm unto the Mortgagee any property subject or required to be subject to the Lien of this Trust Indenture, or to subject to the Lien of this Trust Indenture the Airframe or Engines or any Substitute Airframe, Replacement Airframe or Replacement Engine; (v) to add to the covenants of the Owner for the benefit of the Note Holders, or to surrender any rights or power herein conferred upon the Owner; (vi) to add to the rights of the Note Holders; (vii) to provide for the reissuance of Series A Equipment Notes (and Related Series A Equipment Notes) or the issuance (and payment and reissuance) from time to time of one or more separate series of Additional Series Equipment Notes (and any Related Additional Series Equipment Notes) and for pass through certificates issued by any pass through trust that acquires any such Equipment Notes and to make changes relating to any of the foregoing (including without limitation to provide for the relative priority of different series of Additional Series Equipment Notes as between such series) and to provide for any credit support for any such reissued Equipment Notes or Related Equipment Notes (including without limitation to secure claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (including without limitation to specify such credit support as a “Liquidity Facility” and the provider of any such credit support as a “Liquidity Provider”)), provided that such Equipment Notes are issued in accordance with the Note Purchase Agreement and Section 9.1 of the Intercreditor Agreement; (viii) to include on the Equipment Notes any legend as may be required by Law; and (ix) to provide for the replacement of the Airframe and, if applicable, one or more other airframes under Related Indentures by one or more substitute airframes pursuant to Section 4.04(f) and, if applicable, Section 4.04(f) of any Related Indenture and the replacement of related engines.

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SECTION 10.02.  Mortgagee Protected

If, in the opinion of the institution acting as Mortgagee hereunder, any document required to be executed by it pursuant to the terms of Section 10.01 hereof affects any right, duty, immunity or indemnity with respect to such institution under this Trust Indenture, such institution may in its discretion decline to execute such document.

SECTION 10.03.  Documents Mailed to Note Holders

Promptly after the execution by the Owner or the Mortgagee of any document entered into pursuant to Section 10.01 hereof, the Mortgagee shall mail, by first class mail, postage prepaid, a copy thereof to Owner (if not a party thereto) and to each Note Holder at its address last set forth in the Equipment Note Register, but the failure of the Mortgagee to mail such copies shall not impair or affect the validity of such document.

SECTION 10.04.  No Request Necessary for Trust Indenture Supplement

No written request or consent of the Note Holders pursuant to Section 10.01 hereof shall be required to enable the Mortgagee to execute and deliver a Trust Indenture Supplement specifically required by the terms hereof.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01.  Termination of Trust Indenture

Upon (or at any time after) payment in full of the Original Amount of, Make-Whole Amount, if any, and interest on and all other amounts due under all Equipment Notes and provided that there shall then be no other Secured Obligations due to the Indenture Indemnitees, the Note Holders and the Mortgagee hereunder or under the Participation Agreement, any other Operative Agreement, any Related Equipment Note or any Related Indenture, the Owner shall direct the Mortgagee to execute and deliver to or as directed in writing by the Owner an appropriate instrument releasing the Aircraft and the Engines and (subject to paragraph (iv) of clause “Third” of Section 3.03 hereof, if applicable) all other Collateral from the Lien of this Trust Indenture and the Mortgagee shall execute and deliver such instrument as aforesaid; provided, however, that this Trust Indenture and the trusts created hereby shall earlier terminate and this Trust Indenture shall be of no further force or effect upon any sale or other final disposition by the Mortgagee of all property constituting part of the Collateral and the final distribution by the Mortgagee of all monies or other property or proceeds constituting part of the Collateral in accordance with the terms hereof. Except as aforesaid otherwise provided, this Trust Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

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SECTION 11.02.  No Legal Title to Collateral in Note Holders

No holder of an Equipment Note or a Related Equipment Note shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Equipment Note or Related Equipment Note or other right, title and interest of any Note Holder or holder of a Related Equipment Note in and to the Collateral or hereunder shall operate to terminate this Trust Indenture or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.

SECTION 11.03.  Sale of Aircraft by Mortgagee Is Binding

Any sale or other conveyance of the Collateral, or any part thereof (including any part thereof or interest therein), by the Mortgagee made pursuant to the terms of this Trust Indenture shall bind the Note Holders and shall be effective to transfer or convey all right, title and interest of the Mortgagee, the Owner and such holders in and to such Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Mortgagee.

SECTION 11.04.  Trust Indenture for Benefit of Owner, Mortgagee, Note Holders and the other Indenture Indemnitees

Nothing in this Trust Indenture, whether express or implied, shall be construed to give any person other than the Owner, the Mortgagee, the Related Mortgagees, the Note Holders, the Related Note Holders and the other Indenture Indemnitees, any legal or equitable right, remedy or claim under or in respect of this Trust Indenture, except that the persons referred to in the last paragraph of Section 4.02(b) shall be third party beneficiaries of such paragraph.

SECTION 11.05.  Notices

Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Trust Indenture to be made, given, furnished or filed shall be in writing, personally delivered or mailed by certified mail, postage prepaid, or by facsimile or confirmed telex, and (i) if to the Owner, addressed to it at 233 S. Wacker Drive, Chicago, Illinois 60606, Attention: Treasurer, facsimile number (872) 825-0316, (ii) if to Mortgagee, addressed to it at its office at 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, facsimile number (302) 636-4140, or (iii) if to any Note Holder or any Indenture Indemnitee, addressed to such party at such address as such party shall have furnished by notice to the Owner and the Mortgagee, or, until an address is so furnished, addressed to the address of such party (if any) set forth on Schedule 1 to the Participation Agreement or in the Equipment Note Register. Whenever any notice in writing is required to be given by the Owner, the Mortgagee or any Note Holder to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, or if such notice is mailed by certified mail, postage prepaid, three Business Days after being mailed, addressed as provided above. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Trust Indenture.

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SECTION 11.06.  Severability

Any provision of this Trust Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11.07.  No Oral Modification or Continuing Waivers

No term or provision of this Trust Indenture or the Equipment Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Owner and the Mortgagee, in compliance with Section 10.01 hereof. Any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

SECTION 11.08.  Successors and Assigns

All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Note Holder shall bind the successors and assigns of such holder. Each Note Holder by its acceptance of an Equipment Note agrees to be bound by this Trust Indenture and all provisions of the Operative Agreements applicable to a Note Holder.

SECTION 11.09.  Headings

The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 11.10.  Normal Commercial Relations

Anything contained in this Trust Indenture to the contrary notwithstanding. Owner and Mortgagee may conduct any banking or other financial transactions, and have banking or other commercial relationships, with Owner, fully to the same extent as if this Trust Indenture were not in effect, including without limitation the making of loans or other extensions of credit to Owner for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

SECTION 11.11.  Governing Law; Counterpart Form

THIS TRUST INDENTURE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS TRUST INDENTURE IS BEING DELIVERED IN THE STATE OF NEW YORK. This Trust Indenture may be executed by the parties hereto in separate

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counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.12.  Voting By Note Holders

All votes of the Note Holders shall be governed by a vote of a Majority in Interest of Note Holders, except as otherwise provided herein.

SECTION 11.13.  Bankruptcy

It is the intention of the parties that the Mortgagee shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Aircraft, Airframe, Engines and Parts and to enforce any of its other rights or remedies as provided herein in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor, and in any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Operative Agreement, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

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IN WITNESS WHEREOF, the parties hereto have caused this Trust Indenture and Mortgage to be duly executed by their respective officers thereof duly authorized as of the day and year first above written.

UNITED AIRLINES, INC.

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Mortgagee

By:
Name:
Title:

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ANNEX A

DEFINITIONS

GENERAL PROVISIONS

(a)            In each Operative Agreement, unless otherwise expressly provided, a reference to:

(i)	each of “Owner,” “Mortgagee,” “Note Holder” or any other person includes, without prejudice to the provisions of any Operative Agreement, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

(ii)	words importing the plural include the singular and words importing the singular include the plural;

(iii)	any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Agreement, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Operative Agreements, and any agreement, instrument or document entered into in substitution or replacement therefor (including, without limitation, in the case of the Pass Through Trust Agreement, the “Related Pass Through Trust Agreement” as defined therein);

(iv)	any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Closing Date, and thereafter from time to time;

(v)	the words “Agreement,” “this Agreement,” “hereby,” “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Operative Agreement refer to such Operative Agreement as a whole and not to any particular provision of such Operative Agreement;

(vi)	the words “including,” “including, without limitation,” “including, but not limited to,” and terms or phrases of similar import when used in any Operative Agreement, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

(vii)	a “Section,” an “Exhibit,” an “Annex” or a “Schedule” in any Operative Agreement, or in any annex thereto, is a reference to a section of, or an exhibit, an annex or a schedule to, such Operative Agreement or such annex, respectively.

(b)            Each exhibit, annex and schedule to each Operative Agreement is incorporated in, and shall be deemed to be a part of, such Operative Agreement.

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(c)            Unless otherwise defined or specified in any Operative Agreement, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

(d)            Headings used in any Operative Agreement are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Agreement.

(e)            For purposes of each Operative Agreement, the occurrence and continuance of a Default or Event of Default referred to in Section 5.01(v),(vi) or (vii) shall not be deemed to prohibit the Owner from taking any action or exercising any right that is conditioned on no Special Default, Default or Event of Default having occurred and be continuing if such Special Default, Default or Event of Default consists of the institution of reorganization proceedings with respect to Owner under Chapter 11 of the Bankruptcy Code and the trustee or debtor-in-possession in such proceedings shall have agreed to perform its obligations under the Trust Indenture with the approval of the applicable court and thereafter shall have continued to perform such obligations in accordance with Section 1110.

DEFINED TERMS

“Act” means part A of subtitle VII of title 49, United States Code.

“Actual Knowledge” means (a) as it applies to Mortgagee, actual knowledge of a responsible officer in the Corporate Trust Office, and (b) as it applies to Owner, actual knowledge of a Vice President or more senior officer of Owner or any other officer of Owner having responsibility for the transactions contemplated by the Operative Agreements; provided that each of Owner and Mortgagee shall be deemed to have “Actual Knowledge” of any matter as to which it has received notice from Owner, any Note Holder or Mortgagee, such notice having been given pursuant to Section 11.05 of the Trust Indenture.

“Additional Series” or “Additional Series Equipment Notes” means Equipment Notes issued under the Trust Indenture and designated as a series (other than “Series A”) thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture (as amended, in the case of any Additional Series issued after the date of the Trust Indenture, at the time of original issuance of such Additional Series) under the heading for such series.

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Aircraft” means, collectively, the Airframe and Engines.

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“Aircraft Bill of Sale” means the full warranty bill of sale covering the Aircraft delivered by Airframe Manufacturer (or such other transferor as may be applicable) to Owner.

“Aircraft Documents” means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the FAA (or the relevant Aviation Authority), to be maintained with respect to the Aircraft, Airframe, Engines or Parts, and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, by the FAA (or other Aviation Authority) regulations, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by or on behalf of Owner (provided, that all such materials shall be maintained in the English language).

“Airframe” means (a) the aircraft (excluding Engines or engines from time to time installed thereon) manufactured by Airframe Manufacturer and identified by Airframe Manufacturer’s model number, United States registration number and Airframe Manufacturer’s serial number set forth in the initial Trust Indenture Supplement and any Substitute Airframe or Replacement Airframe and (b) any and all Parts incorporated or installed in or attached or appurtenant to such airframe, and any and all Parts removed from such airframe, unless the Lien of the Trust Indenture shall not be applicable to such Parts in accordance with Section 4.04 of the Trust Indenture. Upon substitution of a Substitute Airframe or Replacement Airframe under and in accordance with the Trust Indenture, such Substitute Airframe or Replacement Airframe shall become subject to the Trust Indenture and shall be the “Airframe” for all purposes of the Trust Indenture and the other Operative Agreements and thereupon the Airframe for which the substitution is made shall no longer be subject to the Trust Indenture, and such replaced Airframe shall cease to be the “Airframe.”

“Airframe Manufacturer” means The Boeing Company, a Delaware corporation.

“Average Life Date” for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. “Remaining Weighted Average Life” on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

“Aviation Authority” means the FAA or, if the Aircraft is permitted to be, and is, registered with any other Government Entity under and in accordance with Section 4.02(e) of the Trust Indenture and Section 6.4.5 of the Participation Agreement, such other Government Entity.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

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“Basic Pass Through Trust Agreement” means the Pass Through Trust Agreement, dated October 3, 2012, between Owner and Pass Through Trustee, but does not include any Trust Supplement.

“Bills of Sale” means the FAA Bill of Sale and the Aircraft Bill of Sale.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Chicago, Illinois, or Wilmington, Delaware.

“Cape Town Treaty” means the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol, as in effect in the United States.

“Cash Equivalents” means the following securities (which shall mature within 90 days of the date of purchase thereof): (a) direct obligations of the U.S. Government; (b) obligations fully guaranteed by the U.S. Government; (c) certificates of deposit issued by, or bankers’ acceptances of, or time deposits or a deposit account with, Mortgagee or any bank, trust company or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $500,000,000 and having a rating of Aa or better by Moody’s Investors Service, Inc. or AA or better by S&P Global Ratings; or (d) commercial paper of any issuer doing business under the laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by S&P Global Ratings or Moody’s Investors Service, Inc. equal to A1 (or higher) or P-1, respectively.

“Certificate Owner” is defined in the Pass Through Trust Agreement.

“Citizen of the United States” is defined in 49 U.S.C. § 40102(a)(15).

“Class A Pass Through Trust” means the United Airlines Pass Through Trust 2023-1A.

“Closing” means the closing of the transactions contemplated by the Participation Agreement.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended; provided that, when used in relation to a Plan, “Code” shall mean the Internal Revenue Code of 1986 and any regulations and rulings issued thereunder, all as amended and in effect from time to time.

“Collateral” is defined in the Granting Clause of the Trust Indenture.

“Consent and Agreement” means the Manufacturer Consent and Agreement [____], dated as of even date with the Participation Agreement, of Airframe Manufacturer.

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“Corporate Trust Office” means the principal office of Mortgagee located at Mortgagee’s address for notices under the Participation Agreement or such other office at which Mortgagee’s corporate trust business shall be administered which Mortgagee shall have specified by notice in writing to Owner and each Note Holder.

“CRAF” means the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. Section 9511-13 or any similar substitute program.

“Debt Rate” means, with respect to (i) any Series of Equipment Notes, the rate per annum specified for such Series under the heading “Interest Rate” in Schedule I to the Trust Indenture (as amended, in the case of any Additional Series, at the time of original issuance of such Additional Series), and (ii) any other purpose, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding any interest payable at the Payment Due Rate.

“Default” means any event or condition that with the giving of notice or the lapse of time or both would become an Event of Default.

“Delivery Date” means the date on which the Aircraft was first acquired and accepted by Owner from the Airframe Manufacturer (or such other transferor as may be applicable).

“Dollars,” “United States Dollars” or “$” means the lawful currency of the United States.

“DOT” means the Department of Transportation of the United States or any Government Entity succeeding to the functions of such Department of Transportation.

“EASA” means the European Aviation Safety Agency or any Government Entity succeeding to the functions of the European Aviation Safety Agency.

“Eligible Account” means an account established by and with an Eligible Institution at the request of the Mortgagee, which institution agrees, for all purposes of the UCC including Article 8 thereof, that (a) such account shall be a “securities account” (as defined in Section 8-501(a) of the UCC), (b) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in Section 8-102(a)(9) of the UCC), (c) the Mortgagee shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) in respect of such account, (d) it will comply with all entitlement orders issued by the Mortgagee to the exclusion of the Owner, and (e) the “securities intermediary jurisdiction” (under Section 8-110(e) of the UCC) shall be the State of New York.

“Eligible Institution” means the corporate trust department of (a) WTNA, acting solely in its capacity as a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC), or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody’s Investors Service, Inc. and S&P Global Ratings of at least A-3 or its equivalent or A- or its equivalent, respectively.

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“Engine” means (a) each of the engines manufactured by Engine Manufacturer and identified by Engine Manufacturer’s model number and Engine Manufacturer’s serial number set forth in the initial Trust Indenture Supplement and originally installed on the Airframe on the Delivery Date, and any Replacement Engine, in any case whether or not from time to time installed on such Airframe or installed on any other airframe or aircraft, and (b) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless the Lien of the Trust Indenture shall not apply to such Parts in accordance with Section 4.04 of the Trust Indenture. Upon substitution of a Replacement Engine under and in accordance with the Trust Indenture, such Replacement Engine shall become subject to the Trust Indenture and shall be an “Engine” for all purposes of the Trust Indenture and the other Operative Agreements and thereupon the Engine for which the substitution is made shall no longer be subject to the Trust Indenture, and such replaced Engine shall cease to be an “Engine.”

“Engine Consent and Agreement” means the two Engine Warranties Agreements, each dated as of even date with the Participation Agreement, between Engine Manufacturer and Owner, one with respect to each Engine.

“Engine Manufacturer” means CFM International, Inc., a corporation organized under the laws of the State of Delaware.

“Equipment Note Register” is defined in Section 2.07 of the Trust Indenture.

“Equipment Notes” means and includes any equipment notes issued under the Trust Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of the Trust Indenture) and any Equipment Note issued under the Trust Indenture in exchange for or replacement of any Equipment Note.

“ERISA” means the Employee Retirement Income Security Act of 1974, and any regulations and rulings issued thereunder all as amended and in effect from time to time.

“Event of Default” is defined in Section 5.01 of the Trust Indenture.

“Event of Loss” means, with respect to the Aircraft, Airframe or any Engine, any of the following circumstances, conditions or events with respect to such property, for any reason whatsoever:

(a)            the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use by Owner;

(b)            the actual or constructive total loss of such property or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

(c)            any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more;

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(d)            any seizure, condemnation, confiscation, taking or requisition (including loss of title) of such property by any Government Entity or purported Government Entity (other than a requisition of use by the U.S. Government) for a period exceeding 180 consecutive days;

(e)            as a result of any law, rule, regulation, order or other action by the Aviation Authority or by any Government Entity of the government of registry of the Aircraft or by any Government Entity otherwise having jurisdiction over the operation or use of the Aircraft, the use of such property in the normal course of Owner’s business of passenger air transportation is prohibited for a period of 180 consecutive days unless Owner, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward such steps as may be necessary or desirable to permit the normal use of such property by Owner, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Owner’s entire U.S. fleet of such property and Owner, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, in a manner which does not discriminate against such property in so conforming such property, steps which are necessary or desirable to permit the normal use of the Aircraft by Owner, but in any event if such use shall have been prohibited for a period of three years.

“Expenses” means any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation).

“FAA” means the Federal Aviation Administration of the United States or any Government Entity succeeding to the functions of such Federal Aviation Administration.

“FAA Bill of Sale” means a bill of sale for the Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA) delivered to Owner by Airframe Manufacturer (or such other transferor as may be applicable).

“FAA Filed Documents” means the FAA Bill of Sale, an application for registration of the Aircraft with the FAA in the name of Owner, the Trust Indenture and the initial Trust Indenture Supplement.

“FAA Regulations” means the Federal Aviation Regulations issued or promulgated pursuant to the Act from time to time.

“FATCA” means the provisions of Sections 1471 through 1474 of the Code and any current or future regulations or rules promulgated thereunder, or any successor or similar provisions.

“Financing Statements” means, collectively, UCC financing statements covering the Collateral, by Owner, as debtor, showing Mortgagee as secured party, for filing in Delaware

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and each other jurisdiction that, in the opinion of Mortgagee, is necessary to perfect its Lien on the Collateral.

“GAAP” means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the SEC and, with respect to any person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such person’s financial statements.

“Government Entity” means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

“GTA” means the General Terms Agreement No. 1-2728690849, dated as of July 12, 2012, between Engine Manufacturer and Owner, as amended.

“Indemnitee” means (i) WTNA and Mortgagee, (ii) each separate or additional trustee appointed pursuant to the Trust Indenture, (iii) the Subordination Agent, (iv) the Liquidity Provider, (v) the Pass Through Trustee and each Related Note Holder, (vi) each Affiliate of the persons described in clauses (i) and (ii), (vii) each Affiliate of the persons described in clauses (iii), (iv) and (v), (viii) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i), (ii) and (vi), (ix) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (iii), (iv), (v) and (vii), (x) the successors and permitted assigns of the persons described in clauses (i), (ii) and (viii), and (xi) the successors and permitted assigns of the persons described in clauses (iii), (iv), (v) and (ix); provided that the persons described in clauses (iii), (iv), (v), (vii), (ix) and (xi) are Indemnitees only for purposes of Section 8.1 of the Participation Agreement. If any Indemnitee is Airframe Manufacturer or Engine Manufacturer or any subcontractor or supplier of either thereof, such Person shall be an Indemnitee only in its capacity as Note Holder.

“Indenture Agreements” means the Purchase Agreement and the Bills of Sale, to the extent included in Granting Clause (2) of the Trust Indenture, and any other contract, agreement or instrument from time to time assigned or pledged under the Trust Indenture.

“Indenture Default” means any condition, circumstance, act or event that, with the giving of notice, the lapse of time or both, would constitute an Indenture Event of Default.

“Indenture Event of Default” means any one or more of the conditions, circumstances, acts or events set forth in Section 5.01 of the Trust Indenture.

“Indenture Indemnitee” means (i) WTNA and the Mortgagee, (ii) each separate or additional trustee appointed pursuant to the Trust Indenture, (iii) the Subordination Agent,

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(iv) the Liquidity Provider, (v) the Pass Through Trustee and each Related Note Holder, and (vi) each of the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (v) inclusive above.

“Intercreditor Agreement” means that certain Intercreditor Agreement among the Pass Through Trustee, the Liquidity Provider and the Subordination Agent, dated as of the Issuance Date, provided that for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by Owner.

“International Interest” is defined in the Cape Town Treaty.

“International Registry” is defined in the Cape Town Treaty.

“IRS” means the Internal Revenue Service of the United States or any Government Entity succeeding to the functions of such Internal Revenue Service.

“Issuance Date” means June 20, 2023.

“Law” means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

“Lien” means any mortgage, pledge, lien, charge, claim, encumbrance, lease or security interest affecting the title to or any interest in property.

“Liquidity Facility” means the Revolving Credit Agreement with respect to the Pass Through Trust between the Subordination Agent, as borrower, and the Liquidity Provider, dated as of the Issuance Date, provided that, for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, the Liquidity Facility shall be effective unless consented to by Owner.

“Liquidity Provider” means Natixis S.A., acting through its New York Branch, as “Class A Liquidity Provider” (as such term is defined in the Intercreditor Agreement).

“Majority in Interest of Note Holders” means as of a particular date of determination, the holders of a majority in aggregate unpaid Original Amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by Owner or any of its Affiliates (unless all Equipment Notes then outstanding shall be held by Owner or any Affiliate of Owner); provided that for the purposes of directing any action or casting any vote or giving any consent, waiver or instruction hereunder, any Note Holder of an Equipment Note or Equipment Notes may allocate, in such Note Holder’s sole discretion, any fractional portion of the principal amount of such Equipment Note or Equipment Notes in favor of or in opposition to any such action, vote, consent, waiver or instruction.

“Make-Whole Amount” means, with respect to any Equipment Note, an amount (as determined by an independent investment bank of national standing) equal to the excess, if

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any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus the Make-Whole Spread, over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination. For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15 Page or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15 Page, such weekly average yield to maturity as published in such H.15 Page. “H.15 Page” means the H.15 page published by the Board of Governors of the Federal Reserve System on its website (or successor publication of such information by such Board of Governors). The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable payment or redemption date and the “most recent H.15 Page” means the H.15 Page published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

“Make-Whole Spread” means (i) in the case of Series A Equipment Notes, 0.35% and (ii) in the case of any Additional Series, the percentage specified in Schedule I hereto (as amended at the time of original issuance of such Additional Series) as the “Make-Whole Spread” for such Additional Series.

“Material Adverse Change” means, with respect to any person, any event, condition or circumstance that materially and adversely affects such person’s business or consolidated financial condition, or its ability to observe or perform its obligations, liabilities and agreements under the Operative Agreements.

“Minimum Liability Insurance Amount” is defined in Schedule 3 to the Participation Agreement.

“Mortgaged Property” is defined in Section 3.03 of the Trust Indenture.

“Mortgagee” means Wilmington Trust, National Association, a national banking association, not in its individual capacity but solely as mortgagee under the Trust Indenture.

“Non-U.S. Person” means any Person other than a United States person, as defined in Section 7701(a)(30) of the Code.

“Note Holder” means at any time each registered holder of one or more Equipment Notes.

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“Note Purchase Agreement” means the Note Purchase Agreement, dated as of the Issuance Date, among United Airlines, Inc., the Subordination Agent, and the Pass Through Trustee providing for, among other things, the issuance and sale of certain equipment notes.

“NY UCC” means the UCC as in effect on the date of determination in the State of New York.

“Officer’s Certificate” means, in respect of any Person, a certificate signed by the Chairman, the President, any Vice President (including those with varying ranks such as Executive, Senior, Assistant or Staff Vice President), the Treasurer or the Secretary of such Person.

“Operative Agreements” means, collectively, the Participation Agreement, the Trust Indenture, the initial Trust Indenture Supplement, the Bills of Sale, and the Equipment Notes.

“Operative Indentures” means each of the indentures under which notes have been issued and purchased by the Pass Through Trustee pursuant to the Note Purchase Agreement (whether before or after the date of this Trust Indenture).

“Original Amount,” with respect to an Equipment Note, means the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes, means the aggregate stated original principal amounts of all Equipment Notes.

“Owner Person” means Owner, any lessee, assignee, successor or other user or person in possession of the Aircraft, Airframe or an Engine with or without color of right, or any Affiliate of any of the foregoing (excluding any Tax Indemnitee or any related Tax Indemnitee with respect thereto, or any person using or claiming any rights with respect to the Aircraft, Airframe or an Engine directly by or through any of the persons in this parenthetical).

“Participation Agreement” means the Participation Agreement [____], dated as of June 20, 2023, among Owner, the Pass Through Trustee, the Subordination Agent and Mortgagee.

“Parts” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, and (b) any Removable Part leased by Owner from a third party or subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to the Airframe or any Engine or removed therefrom unless the Lien of the Trust Indenture shall not be applicable thereto in accordance with Section 4.04 of the Trust Indenture.

“Pass Through Agreements” means the Pass Through Trust Agreement, the Note Purchase Agreement, the Intercreditor Agreement, the Liquidity Facility and the Fee Letter referred to in Section 2.03 of the Liquidity Facility, provided that no amendment, modification or supplement to, or substitution or replacement of, any such Fee Letter shall be effective for purposes of any obligation of Owner, unless consented to by Owner.

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“Pass Through Certificates” means the pass through certificates issued by the Pass Through Trust (and any other pass through certificates for which such pass through certificates may be exchanged).

“Pass Through Trust” means the pass through trust created under the Pass Through Trust Agreement.

“Pass Through Trust Agreement” means the Trust Supplement, together with the Basic Pass Through Trust Agreement, dated as of the Issuance Date by and between the Owner and the Pass Through Trustee, provided, that, for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, any such Agreement shall be effective unless consented to by Owner.

“Pass Through Trustee” means Wilmington Trust, National Association, a national banking association, in its capacity as trustee under the Pass Through Trust Agreement.

“Pass Through Trustee Agreements” means the Participation Agreement, the Pass Through Trust Agreement, the Note Purchase Agreement, and the Intercreditor Agreement.

“Payment Date” means each July 15 and January 15, commencing on January 15, 2024.

“Payment Due Rate” means (a) with respect to (i) any payment made to a Note Holder under any Series of Equipment Notes, the Debt Rate applicable to such Series plus 2% and (ii) any other payment made under any Operative Agreement to any other Person, the Debt Rate applicable to such payment plus 2% or, if less, (b) the maximum rate permitted by applicable law.

“Permitted Air Carrier” means (i) any manufacturer of airframes or aircraft engines, or any Affiliate of a manufacturer of airframes or aircraft engines, (ii) any Permitted Foreign Air Carrier, (iii) any person approved in writing by Mortgagee or (iv) any U.S. Air Carrier.

“Permitted Country” means any country listed on Schedule 4 to the Participation Agreement.

“Permitted Foreign Air Carrier” means any air carrier with its principal executive offices in any Permitted Country and which is authorized to conduct commercial airline operations and to operate jet aircraft similar to the Aircraft under the applicable Laws of such Permitted Country.

“Permitted Government Entity” means (i) the U.S. Government or (ii) any Government Entity if the Aircraft is then registered under the laws of the country of such Government Entity.

“Permitted Lien” means (a) the rights of Mortgagee under the Operative Agreements, or of any Permitted Lessee under any Permitted Lease; (b) Liens attributable to

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Mortgagee (both in its capacity as trustee under the Trust Indenture and in its individual capacity); (c) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Section 4.02(b) or 4.04 of the Trust Indenture; (d) Liens for Taxes of Owner (and its U.S. federal tax law consolidated group), or Liens for Taxes of any Tax Indemnitee (and its U.S. federal tax law consolidated group) for which Owner is obligated to indemnify such Tax Indemnitee under any of the Operative Agreements, in any such case either not yet due or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, or any Engine or the interest of Mortgagee therein or impair the Lien of the Trust Indenture; (e) materialmen’s, mechanics’, workers’, repairers’, employees’ or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent for more than 60 days or is being contested in good faith by appropriate proceedings, so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, or any Engine or the interest of Mortgagee therein or impair the Lien of the Trust Indenture; (f) Liens arising out of any judgment or award against Owner (or any Permitted Lessee), so long as such judgment shall, within 60 days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within 60 days after the expiration of such stay, and so long as during any such 60 day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, or any Engine or the interest of Mortgagee therein or impair the Lien of the Trust Indenture; (g) (A) any overdrafts and related liabilities arising from treasury, netting, depository and cash management services or in connection with any automated clearing house transfers of funds, in each case as it relates to cash or Cash Equivalents, if any, and (B) Liens arising by operation of law or that are contractual rights of set-off in favor of any Eligible Institution in respect of any Eligible Account; (h) salvage or similar rights of insurers, in each case as it relates to any Collateral; (i) Liens reflected on the records of the International Registry as of the Closing Date which were incorrectly filed by third parties without the authorization of the Owner (and which do not correspond to any contractual Lien or other transfer by Owner), and for which Owner is diligently pursuing prompt discharge and (j) any other Lien with respect to which Owner (or any Permitted Lessee) shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of Mortgagee.

“Permitted Lease” means a lease permitted under Section 4.02(b) of the Trust Indenture.

“Permitted Lessee” means the lessee under a Permitted Lease.

“Persons” or “persons” means individuals, firms, partnerships, joint ventures, trusts, trustees, Government Entities, organizations, associations, corporations, limited liability companies, government agencies, committees, departments, authorities and other bodies, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, or any plan within the meaning of Section 4975(e)(1) of the Code.

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“Prospective International Interest” is defined in the Cape Town Treaty.

“Purchase Agreement” means the [Purchase Agreement No. 04761, dated May 15, 2018 (which incorporates and amends the terms and conditions of the Aircraft General Terms Agreement, dated as of October 10, 1997, identified as AGTA-CAL), between the Airframe Manufacturer and Owner]7 [Purchase Agreement No. 03776, dated July 12, 2012 (which incorporates and amends the terms and conditions of the Aircraft General Terms Agreement, dated July 12, 2012, identified as UCH AGTA) between the Airframe Manufacturer and Owner]8, as amended (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of such Purchase Agreement) and the GTA, in each case to the extent included in the Granting Clause (2) of the Trust Indenture.

“QIB” is defined in Section 2.08 of the Trust Indenture.

“Rating Agencies” means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Pass Through Certificates and which shall then be rating the Pass Through Certificates. The initial Rating Agencies will be S&P Global Ratings and Moody’s Investors Service, Inc.

“Rating Agency Confirmation” means, with respect to any Substitute Airframe, a written confirmation from each of the Rating Agencies that the substituting of such Substitute Airframe (and, if applicable, any other substitute airframes) for the Airframe would not result in (i) a reduction of the rating for the Pass Through Certificates then rated by such Rating Agency below the then current rating for the Pass Through Certificates or (ii) a withdrawal or suspension of the rating of the Pass Through Certificates then rated by such Rating Agency.

“Related Additional Series Equipment Note” means, with respect to any particular series of Additional Series Equipment Notes and as of any date, an “Additional Series Equipment Note”, as defined in each Related Indenture, having the same designation as such series of Additional Series Equipment Notes, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

“Related Equipment Note” means, as of any date, an “Equipment Note” as defined in each Related Indenture, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

“Related Indenture” means each Operative Indenture (other than the Trust Indenture).

7. Insert for Boeing 737-MAX8 or applicable 737-MAX9 Aircraft.

8. Insert for applicable Boeing 737-MAX9 Aircraft.

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“Related Indenture Event of Default” means any “Indenture Event of Default” under any Related Indenture.

“Related Make-Whole Amount” means the “Make-Whole Amount”, as defined in each Related Indenture.

“Related Mortgagee” means the “Mortgagee” as defined in each Related Indenture.

“Related Note Holder” means a registered holder of a Related Equipment Note.

“Related Secured Obligations” means, as of any date, the outstanding “Original Amount”, as defined in each Related Indenture, of the Related Equipment Notes issued under such Related Indenture, the accrued and unpaid interest due thereon in accordance with such Related Indenture as of such date, the Related Make-Whole Amount, if any, due with respect thereto and all other amounts due with respect thereto in accordance with such Related Indenture.

“Related Series A Equipment Note” means, as of any date, a “Series A Equipment Note”, as defined in each Related Indenture, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

“Removable Part” is defined in Section 4.04(d) of the Trust Indenture.

“Replacement Aircraft” means the Aircraft if a Substitute Airframe or Replacement Airframe is a part thereof.

“Replacement Airframe” means any airframe substituted for the Airframe pursuant to Article IV of the Trust Indenture, other than Section 4.04(f) of the Trust Indenture.

“Replacement Engine” means an engine substituted for an Engine pursuant to Article IV of the Trust Indenture.

“SEC” means the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of such Securities and Exchange Commission.

“Section 1110” means 11 U.S.C. Section 1110 of the Bankruptcy Code or any successor or analogous section of the federal bankruptcy law in effect from time to time.

“Secured Obligations” is defined in Section 2.06 of the Trust Indenture.

“Securities Account” is defined in Section 3.07 of the Trust Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” means a “security” as defined in Section 2(l) of the Securities Act.

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“Senior Holder” is defined in Section 2.13(c) of the Trust Indenture.

“Series” means any of Series A or any Additional Series.

“Series A” or “Series A Equipment Notes” means Equipment Notes issued under the Trust Indenture and designated as “Series A” thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading “Series A”.

“Similar Aircraft” means a Boeing Model 737-MAX[8][9] aircraft.

“Special Default” means (i) the failure by Owner to pay any amount of principal of or interest on any Equipment Note when due or (ii) the occurrence of any Default or Event of Default referred to in Section 5.01(v), (vi) or (vii).

“Subordination Agent” means Wilmington Trust, National Association, as subordination agent under the Intercreditor Agreement, or any successor thereto.

“Substitute Airframe” means any airframe substituted for the Airframe pursuant to Section 4.04(f) of the Trust Indenture.

“Tax Indemnitee” means (a) WTNA and Mortgagee, (b) each separate or additional trustee appointed pursuant to the Trust Indenture, (c) each Note Holder and (d) the respective successors, assigns, agents and servants of the foregoing.

“Taxes” means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

“Taxing Authority” means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

“Threshold Amount” is defined in Schedule 3 to the Participation Agreement.

“Transaction Expenses” means all costs and expenses incurred by Mortgagee in connection with (a) the preparation, execution and delivery of the Operative Agreements and the recording or filing of any documents, certificates or instruments in accordance with any Operative Agreement, including, without limitation, the FAA Filed Documents and the Financing Statements, (b) the initial fee of Mortgagee under the Trust Indenture and (c) the reasonable fees and disbursements of counsel for each Mortgagee and special counsel in Oklahoma City, Oklahoma, in each case, in connection with the Closing.

“Transactions” means the transactions contemplated by the Participation Agreement.

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“Transfer” means the transfer, sale, assignment or other conveyance of all or any interest in any property, right or interest.

“Transferee” means a person to which any Note Holder purports or intends to Transfer any or all of its right, title or interest in the Equipment Note, as described in Section 9 of the Participation Agreement.

“Trust Indenture” means the Trust Indenture and Mortgage [____], dated as of the date of the Participation Agreement between Owner and Mortgagee.

“Trust Indenture Supplement” means a Trust Indenture and Mortgage Supplement, substantially in the form of Exhibit A to the Trust Indenture, with appropriate modifications to reflect the purpose for which it is being used.

“Trust Supplement” means an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (i) a separate trust is created for the benefit of the holders of the pass through certificates of a class, (ii) the issuance of the pass through certificates of such class representing fractional undivided interests in such trust is authorized and (iii) the terms of the pass through certificates of such class are established.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“United States” or “U.S.” means the United States of America; provided that for geographic purposes, “United States” means, in aggregate, the 50 states and the District of Columbia of the United States of America.

“U.S. Air Carrier” means any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

“U.S. Government” means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

“U.S. Person” means any Person described in Section 7701 (a)(30) of the Code.

“Weighted Average Life to Maturity” means, with respect to any specified Debt, at the time of the determination thereof the number of years obtained by dividing the then Remaining Dollar-years of such Debt by the then outstanding principal amount of such Debt. The term “Remaining Dollar-years” shall mean the amount obtained by (1) multiplying the amount of each then-remaining principal payment on such Debt by the number of years (calculated at the nearest one-twelfth) that will elapse between the date of determination of the

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Weighted Average Life to Maturity of such Debt and the date of that required payment and (2) totaling all the products obtained in clause (1) above.

“Wet Lease” means any arrangement whereby Owner or a Permitted Lessee agrees to furnish the Aircraft, Airframe or any Engine to a third party pursuant to which the Aircraft, Airframe or Engine shall at all times be in the operational control of Owner or a Permitted Lessee, provided that Owner’s obligations under the Trust Indenture shall continue in full force and effect notwithstanding any such arrangement.

“WTNA” means Wilmington Trust, National Association, a national banking association, not in its capacity as Mortgagee under the Trust Indenture, but in its individual capacity.

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ANNEX B - INSURANCE TRUST INDENTURE [___]

ANNEX B

INSURANCE

Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Annex A to the Trust Indenture.

A.            Liability Insurance

1.            Except as provided in Section A.2 below, Owner (or Permitted Lessee) will carry or cause to be carried at all times, at no expense to Mortgagee, commercial airline legal liability (including, but not limited to passenger liability, property damage, baggage liability, cargo and mail liability, hangarkeeper’s liability and contractual liability insurance) with respect to the Aircraft, the Airframe and the Engines, which is (i) in an amount not less than the greater of (x) the amount of commercial airline legal liability insurance from time to time applicable to aircraft owned and operated by Owner (or Permitted Lessee) of the same type and operating on similar routes as the Aircraft and (y) the Minimum Liability Insurance Amount per occurrence; (ii) of the type and covering the same risks as from time to time applicable to aircraft operated by Owner (or Permitted Lessee) of the same type as the Aircraft; and (iii) maintained in effect with insurers of nationally or internationally recognized responsibility (such insurers being referred to herein as “Approved Insurers”). Owner (or Permitted Lessee) need not maintain cargo liability insurance with respect to the Aircraft, or may maintain such insurance in an amount less than the Minimum Liability Insurance Amount, as long as the amount of the cargo liability insurance, if any, maintained with respect to such Aircraft is not less than the amount of such coverage which is maintained by Owner (or Permitted Lessee) for other aircraft owned by Owner (or Permitted Lessee) that are similar in type to such Aircraft and operated by Owner (or Permitted Lessee) on the same or similar routes.

2.            During any period that the Aircraft is on the ground and not in operation, Owner (or Permitted Lessee) may carry or cause to be carried, in lieu of the insurance required by Section A.1 above, insurance otherwise conforming with the provisions of said Section A.1 except that (i) the amounts of coverage shall not be required to exceed the amounts of public liability and property damage insurance from time to time applicable to aircraft owned or operated by Owner (or Permitted Lessee) of the same type as the Aircraft which are on the ground and not in operation and (ii) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to aircraft owned or operated by Owner (or Permitted Lessee) of the same type which are on the ground and not in operation.

B.            Hull Insurance

1.            Except as provided in Section B.2 below, Owner (or Permitted Lessee) will carry or cause to be carried at all times, at no expense to Mortgagee, with Approved Insurers “all-risk” ground and flight aircraft hull insurance covering the Aircraft (including the Engines when they are installed on the Airframe or any other airframe) which is of the type as from time to time applicable to aircraft owned by Owner (or Permitted Lessee) of the same type as the Aircraft for an amount denominated in United States Dollars not less than the unpaid Original Amount together with six months of interest accrued thereon (collectively, the “Debt Balance”).

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Any policies of insurance carried in accordance with this Section B.1 or Section C covering the Aircraft and any policies taken out in substitution or replacement for any such policies (i) shall name Mortgagee as exclusive loss payee for any proceeds to be paid under such policies up to an amount equal to the Debt Balance and (ii) shall provide that (A) in the event of a loss involving proceeds in excess of the Threshold Amount, the proceeds in respect of such loss up to an amount equal to the Debt Balance shall be payable to the Mortgagee, except in the case of a loss with respect to an Engine installed on an airframe other than the Airframe, in which case Owner (or any Permitted Lessee) shall endeavor to arrange for any payment of insurance proceeds in respect of such loss to be held for the account of the Mortgagee whether such payment is made to Owner (or any Permitted Lessee) or any third party, it being understood and agreed that in the case of any payment to Mortgagee otherwise than in respect of an Event of Loss, the Mortgagee shall, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment to Owner or its order, and (B) the entire amount of any loss involving proceeds of the Threshold Amount or less or the amount of any proceeds of any loss in excess of the Debt Balance shall be paid to Owner or its order unless an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Mortgagee. In the case of a loss with respect to an engine (other than an Engine) installed on the Airframe, Mortgagee shall hold any payment to it of any insurance proceeds in respect of such loss for the account of Owner or any other third party that is entitled to receive such proceeds.

2.            During any period that the Aircraft is on the ground and not in operation, Owner (or Permitted Lessee) may carry or cause to be carried, in lieu of the insurance required by Section B.1 above, insurance otherwise conforming with the provisions of said Section B.1 except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned by Owner (or Permitted Lessee) of the same type similarly on the ground and not in operation, provided that Owner (or Permitted Lessee) shall maintain insurance against risk of loss or damage to the Aircraft in an amount equal to the Debt Balance during such period that the Aircraft is on the ground and not in operation.

C.            War-Risk, Hijacking and Allied Perils Insurance

If Owner (or any Permitted Lessee) shall at any time operate or propose to operate the Aircraft, Airframe or any Engine (i) in any area of recognized hostilities or (ii) on international routes and war-risk, hijacking or allied perils insurance is maintained by Owner (or any Permitted Lessee) with respect to other aircraft owned or operated by Owner (or any Permitted Lessee) on such routes or in such areas, Owner (or Permitted Lessee) shall maintain or cause to be maintained war-risk, hijacking and related perils insurance of substantially the same type carried by major United States commercial air carriers operating the same or comparable models of aircraft on similar routes or in such areas.

D.            General Provisions

Any policies of insurance carried in accordance with Sections A, B and C, including any policies taken out in substitution or replacement for such policies:

TRUST INDENTURE 2023-1	2

(i)              in the case of Section A, shall name Mortgagee, each Note Holder, each Related Mortgagee, each Related Note Holder and each Liquidity Provider as an additional insured (collectively, the “Additional Insureds”), as its interests may appear;

(ii)            shall apply worldwide and have no territorial restrictions or limitations (except only in the case of war, hijacking and related perils insurance required under Section C, which shall apply to the fullest extent available in the international insurance market);

(iii)            shall provide that, in respect of the interests of the Additional Insureds in such policies, the insurance shall not be invalidated or impaired by any act or omission (including misrepresentation and nondisclosure) by Owner (or any Permitted Lessee) or any other Person (including, without limitation, use for illegal purposes of the Aircraft or any Engine) and shall insure the Additional Insureds regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by Owner (or any Permitted Lessee);

(iv)            shall provide that, if the insurers cancel such insurance for any reason whatsoever, or if the same is allowed to lapse for nonpayment of premium, or if any material change is made in the insurance which adversely affects the interest of any of the Additional Insureds, such cancellation, lapse or change shall not be effective as to the Additional Insureds for thirty (30) days (seven (7) days in the case of war risk, hijacking and allied perils insurance and ten (10) days in case of nonpayment of premium) after receipt by the Additional Insureds of written notice by such insurers of such cancellation, lapse or change, provided that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable;

(v)            shall waive any rights of setoff (including for unpaid premiums), recoupment, counterclaim or other deduction, whether by attachment or otherwise, against each Additional Insured;

(vi)           shall waive any right of subrogation against any Additional Insured;

(vii)          shall be primary without right of contribution from any other insurance that may be available to any Additional Insured;

(viii)         shall provide that all of the liability insurance provisions thereof, except the limits of liability, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder;

(ix)            shall provide that none of the Additional Insureds shall be liable for any insurance premium; and

(x)            shall contain a 50/50% Clause per Lloyd’s Aviation Underwriters’ Association Standard Policy Form AVS 103 or US market equivalent.

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E.            Reports and Certificates; Other Information

On or prior to the Closing Date and on or prior to each renewal date of the insurance policies required hereunder, Owner(or Permitted Lessee) will furnish or cause to be furnished to Mortgagee insurance certificates describing in reasonable detail the insurance maintained by Owner (or Permitted Lessee) hereunder and a report, signed by Owner’s (or Permitted Lessee’s) regularly retained independent insurance broker (the “Insurance Broker”), stating the opinion of such Insurance Broker that (a) all premiums in connection with such insurance then due have been paid and (b) such insurance complies with the terms of this Annex B, except that such opinion shall not be required with respect to war risk insurance or indemnity provided by the U.S. Government. To the extent such agreement is reasonably obtainable Owner (or Permitted Lessee) will also cause the Insurance Broker to agree to advise Mortgagee in writing of any default in the payment of any premium and of any other act or omission on the part of Owner (or Permitted Lessee) of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft or Engines required hereunder or cause the cancellation or termination of such insurance, and to advise Mortgagee in writing at least thirty (30) days (seven (7) days in the case of war-risk and allied perils coverage and ten (10) days in the case of nonpayment of premium, or such shorter period as may be available in the international insurance market, as the case may be) prior to the cancellation, lapse or material adverse change of any insurance maintained pursuant to this Annex B.

F.            Right to Pay Premiums

The Additional Insureds shall have the rights but not the obligations of an additional named insured with respect to paying premiums. None of Mortgagee and the other Additional Insured shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, Mortgagee shall have the option, in its sole discretion, to pay any such premium in respect of the Aircraft that is due in respect of the coverage pursuant to this Trust Indenture and to maintain such coverage, as Mortgagee may require, until the scheduled expiry date of such insurance and, in such event, Owner shall, upon demand, reimburse Mortgagee for amounts so paid by them.

G.            Deductibles; Self-insurance

Owner (or Permitted Lessee) may self-insure by way of deductible, premium adjustment or franchise provisions or otherwise (including, with respect to insurance maintained pursuant to Section B, insuring for a maximum amount which is less than the Debt Balance) in the insurance covering the risks required to be insured against pursuant to Section 4.06 and this Annex B under a program applicable to all aircraft in Owner’s (or Permitted Lessee’s) fleet, but in no case shall the aggregate amount of self-insurance in regard to Section 4.06 and this Annex B exceed during any policy year, with respect to all of the aircraft in Owner’s (or Permitted Lessee’s) fleet (including, without limitation, the Aircraft), the lesser of (a) 100% of the largest replacement value of any single aircraft in Owner’s fleet and (b) 1-1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft (including, without limitation, the Aircraft) on which Owner carries insurance, unless an insurance broker of national standing shall

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certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case Owner may self-insure to such higher level. In addition, Owner (and any Permitted Lessee) may self-insure to the extent of any applicable deductible per aircraft that does not exceed industry standards for major U.S. airlines.

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EXHIBIT A
TO
TRUST INDENTURE AND MORTGAGE

TRUST INDENTURE AND MORTGAGE SUPPLEMENT

This TRUST INDENTURE AND MORTGAGE SUPPLEMENT NO. __, dated [______________ ___, ____] (herein called this “Trust Indenture Supplement”) of UNITED AIRLINES, INC., as Owner (the “Owner”).

W I T N E S S E T H:

WHEREAS, the Trust Indenture and Mortgage [____], dated as of [____] (as amended and supplemented, the “Trust Indenture”), between the Owner and Wilmington Trust, National Association, as Mortgagee (the “Mortgagee”), provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly describe the Aircraft, and shall specifically mortgage such Aircraft to the Mortgagee; and

WHEREAS, the Trust Indenture relates to the Airframe and Engines described below, and a counterpart of the Trust Indenture is attached hereto and made a part hereof and this Trust Indenture Supplement, together with such counterpart of the Trust Indenture, is being filed for recordation on the date hereof with the FAA as one document;

NOW, THEREFORE, this Trust Indenture Supplement WITNESSETH that the Owner hereby confirms that the Lien of the Trust Indenture on the Collateral covers all of Owner’s right, title and interest in and to the following described property and that it hereby grants to the Security Trustee an “International Interest” (as defined in the Cape Town Convention on International Interests in Mobile Equipment and related Aircraft Equipment Protocol, as in effect in the United States) in the following airframe and engines:

AIRFRAME

One airframe identified as follows:

Manufacturer	Model	FAA Registration Number	Manufacturer’s Serial Number
The Boeing Company

AIRCRAFT ENGINES

Two aircraft engines, each such engine being a jet propulsion aircraft engine with at least 1750 lb. of thrust or its equivalent, identified as follows:

Manufacturer	Manufacturer’s Model	Serial Number

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Together with all of Owner’s right, title and interest in and to (a) all Parts of whatever nature, which from time to time are included within the definition of “Airframe” or “Engine”, whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders and the Indenture Indemnitees, except as provided in Section 2.13 and Article III of the Trust Indenture without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in the Trust Indenture.

This Trust Indenture Supplement shall be construed as supplemental to the Trust Indenture and shall form a part thereof. The Trust Indenture is each hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

AND, FURTHER, the Owner hereby acknowledges that the Aircraft referred to in this Trust Indenture Supplement has been delivered to the Owner and is included in the property of the Owner subject to the pledge and mortgage thereof under the Trust Indenture.

*   *   *

IN WITNESS WHEREOF, the Owner has caused this Trust Indenture Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

UNITED AIRLINES, INC.

By
Name:
Title:

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SCHEDULE I

	Original Amount		Interest Rate
Series A:	$	[____]	5.80%
Total:

Trust Indenture and Mortgage

Equipment Note Amortization

Payment Date	Percentage of Original Amount to be Paid

[Attached on following pages.]

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